$1,150,000,000

                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                                      among

                              SUPERIOR/ESSEX CORP.,

                               ESSEX GROUP, INC.,

                          THE GUARANTORS NAMED HEREIN,

                     THE LENDING INSTITUTIONS LISTED HEREIN,

                  MERRILL LYNCH & CO., AS DOCUMENTATION AGENT,

                   FLEET NATIONAL BANK, AS SYNDICATION AGENT,

                                       and

                             BANKERS TRUST COMPANY,

                             AS ADMINISTRATIVE AGENT

                             ----------------------

                          Dated as of November 27, 1998

                             ----------------------

                             TABLE OF CONTENTS
                                                                        Page
                                                                        ----

RECITALS..................................................................1

SECTION 1.     Amount and Terms of Credit.................................3

      1.01.    Commitments................................................3
      1.02.    Minimum Amount of Each Borrowing...........................9
      1.03.    Notice of Borrowing........................................9
      1.04.    Disbursement of Funds.....................................11
      1.05.    Notes.....................................................12
      1.06.    Conversions...............................................14
      1.07.    Pro Rata Borrowings.......................................15
      1.08.    Interest..................................................15
      1.09.    Interest Periods..........................................17
      1.10.    Increased Costs, Illegality, etc..........................19
      1.11.    Compensation..............................................22
      1.12.    Change of Lending Office..................................23
      1.13.    Replacement of Lenders....................................23
      1.14.    European Monetary Union...................................24
      1.15.    Subsidiary Borrowers......................................26
      1.16.    Currency For Payments.....................................26

SECTION 2.     Letters of Credit.........................................27

      2.01.    Letters of Credit.........................................27
      2.02.    Letter of Credit Requests; Notices of Issuance............29
      2.03.    Agreement to Repay Letter of Credit Drawings..............29
      2.04.    Letter of Credit Participations...........................31
      2.05.    Increased Costs...........................................34

SECTION 3.     Fees; Commitments.........................................35

      3.01.    Fees......................................................35
      3.02.    Voluntary Termination or Reduction of Total
                  Unutilized Revolving Loan Commitment...................37
      3.03.    Mandatory Reduction of Loan Commitments...................38

SECTION 4.     Payments..................................................39

      4.01.    Voluntary Prepayments.....................................40
      4.02.    Mandatory Prepayments.....................................41
      4.03.    Method and Place of Payment...............................48
      4.04.    Net Payments..............................................48

                                                                        Page
                                                                        ----

SECTION 5.     Conditions Precedent to Initial Loans.....................51

      5.01.    Execution of Agreement; Notes.............................51
      5.02.    Officer's Certificate.....................................52
      5.03.    Opinions of Counsel.......................................52
      5.04.    Corporate Proceedings.....................................52
      5.05.    Approvals.................................................53
      5.06.    Consummation of the Transaction...........................54
      5.07.    Essex Credit Agreement....................................55
      5.08.    Security Documents........................................55
      5.09.    Payment of Fees...........................................57
      5.10.    Conditions Relating to Mortgaged Real Properties..........57
      5.11.    Conditions Relating to Existing Mortgaged Real
                  Property...............................................60
      5.12.    Solvency Certificate; Evidence of Insurance...............62
      5.13.    Margin Regulations........................................63
      5.14.    Total Unutilized Revolving Loan Commitment................63
      5.15.    Notice of Borrowing; Letter of Credit Request.............63
      5.16.    Floating Rate Facility....................................63
      5.17.    Adverse Change, etc.......................................63
      5.18.    Proceeds of the Loans.....................................64
      5.19.    Creation of the Company...................................64

SECTION 5A.    Conditions Precedent to All Loans.........................64

      5.01A    Adverse Change, etc.......................................65
      5.02A    Litigation................................................65
      5.03A    No Default; Representations and Warranties................65

SECTION 5B.    Conditions Precedent to Initial Extension of Credit to a
                  Subsidiary Borrower....................................65

      5.01B    Borrowing Subsidiary Agreement............................66
      5.02B    Opinions..................................................66
      5.03B    Amendments to Other Credit Documents......................66
      5.04B    Other Documents...........................................66

SECTION 6.     Representations, Warranties and Agreements................66

      6.01.    Corporate Status..........................................67
      6.02.    Corporate Power and Authority.............................67
      6.03.    No Violation..............................................68
      6.04.    Use of Proceeds...........................................68
      6.05.    Governmental Approvals....................................69
      6.06.    Investment Company Act; Public Utility Holding
                  Company Act............................................69

                                                                        Page
                                                                        ----

      6.07.    True and Complete Disclosure..............................69
      6.08.    Financial Condition; Financial Statements.................70
      6.09.    Security Interests........................................72
      6.10.    Transaction...............................................72
      6.11.    Compliance with ERISA.....................................73
      6.12.    Subsidiaries..............................................75
      6.13.    Intellectual Property.....................................75
      6.14.    Compliance with Statutes, etc.............................76
      6.15.    Environmental Matters.....................................76
      6.16.    Properties................................................77
      6.17.    Labor Relations...........................................78
      6.18.    Tax Returns and Payments..................................78
      6.19.    Year 2000.................................................79

SECTION 7.     Affirmative Covenants.....................................80

      7.01.    Information Covenants.....................................80
      7.02.    Books, Records and Inspections............................85
      7.03.    Insurance.................................................85
      7.04.    Payment of Taxes..........................................85
      7.05.    Corporate Franchises......................................86
      7.06.    Compliance with Statutes, etc.............................86
      7.07.    Compliance with Environmental Laws........................86
      7.08.    ERISA.....................................................87
      7.09.    Good Repair...............................................89
      7.10.    End of Fiscal Years; Fiscal Quarters......................89
      7.11.    Additional Security; Further Assurances...................89
      7.12.    Register..................................................92
      7.13.    Interest Rate Protection Agreements.......................93
      7.14.    Year 2000.................................................93

SECTION 8.     Negative Covenants........................................93

      8.01.    Changes in Business.......................................94
      8.02.    Consolidation, Merger, Sale or Purchase of Assets,
                  etc....................................................94
      8.03.    Liens....................................................100
      8.04.    Indebtedness.............................................104
      8.05.    Advances, Investments and Loans..........................107
      8.06.    Dividends, etc...........................................110
      8.07.    Transactions with Affiliates.............................113
      8.08.    Capital Expenditures.....................................114
      8.09.    Minimum Consolidated EBITDA..............................115
      8.10.    Interest Coverage Ratio..................................116
      8.11.    Leverage Ratio...........................................117
      8.12.    Limitation on Voluntary Payments and
                  Modifications of Indebtedness;
                  Modifications of Certificate of

                                                                        Page
                                                                        ----

                  Incorporation, By-Laws and Certain Other
                  Agreements; Issuances of Capital Stock, etc...........118
      8.13.    Limitation on Certain Restrictions on Subsidiaries.......119
      8.14.    Limitation on the Creation of Subsidiaries...............120
      8.15.    Limitation on Acquisition Co.............................121
      8.16.    Covenants of Essex.......................................121
      8.17.    Limitation of Activities of Parent.......................121

SECTION 9.     Events of Default........................................122

      9.01.    Payments.................................................122
      9.02.    Representations, etc.....................................122
      9.03.    Covenants................................................122
      9.04.    Default Under Other Agreements...........................123
      9.05.    Bankruptcy, etc..........................................123
      9.06.    ERISA....................................................124
      9.07.    Security Documents.......................................125
      9.08.    Guarantees...............................................125
      9.09.    Judgments................................................125
      9.10.    Ownership................................................126
      9.11.    Merger...................................................126

SECTION 10.    Definitions..............................................127

SECTION 11.    The Agents...............................................164

      11.01.   Appointment..............................................165
      11.02.   Delegation of Duties.....................................165
      11.03.   Exculpatory Provisions...................................165
      11.04.   Reliance by Agents.......................................166
      11.05.   Notice of Default........................................167
      11.06.   Nonreliance on Agents and Other Lenders..................167
      11.07.   Indemnification..........................................168
      11.08.   Agents in Their Individual Capacity......................169
      11.09.   Holders..................................................169
      11.10.   Resignation of the Administrative Agent; Successor
                  Administrative Agent..................................170

SECTION 12.    Miscellaneous............................................170

      12.01.   Payment of Expenses, etc.................................170
      12.02.   Right of Setoff..........................................171
      12.03.   Notices..................................................172
      12.04.   Benefit of Agreement.....................................172
      12.05.   No Waiver; Remedies Cumulative...........................175

                                                                        Page
                                                                        ----

      12.06.   Payments Pro Rata........................................175
      12.07.   Calculations; Computations...............................176
      12.08.   Governing Law; Submission to Jurisdiction; Venue.........177
      12.09.   Counterparts.............................................178
      12.10.   Effectiveness............................................178
      12.11.   Headings Descriptive.....................................178
      12.12.   Amendment or Waiver, etc.................................179
      12.13.   Survival.................................................181
      12.14.   Domicile of Loans........................................181
      12.15.   Confidentiality..........................................181
      12.16.   Waiver of Jury Trial.....................................182
      12.17.   Margin Stock.............................................182
      12.18.   Judgment Currency........................................182
      12.19.   Determination of Dollar Equivalent.......................184
      12.20.   DNE Systems..............................................184

SECTION 13.    Guaranty.................................................185

      13.01.   The Guaranty.............................................185
      13.02.   Nature of Liability......................................187
      13.03.   Independent Obligation...................................188
      13.04.   Authorization............................................188
      13.05.   Reliance.................................................190
      13.06.   Subordination............................................190
      13.07.   Waiver...................................................191

ANNEX I            List of Lenders and Commitments
ANNEX II           Lender Addresses
ANNEX III          Existing Liens
ANNEX IV           Real Properties
ANNEX V            Existing Investments
ANNEX VI           Subsidiaries
ANNEX VII          Existing Indebtedness including Letters of Credit
ANNEX VIII         Insurance

SCHEDULE 6.08         Financial Condition
SCHEDULE 6.15         Environmental Matters
SCHEDULE 6.18         Tax Returns and Payments
SCHEDULE 8.03(n)      Essex Capital Lease Facility Liens
SCHEDULE 8.08(f)      Capital Expenditures

EXHIBIT A-1    -   Form of Notice of Borrowing
EXHIBIT A-2    -   Form of Letter of Credit Request
EXHIBIT B-1    -   Form of Tranche A Term Note
EXHIBIT B-2    -   Form of Tranche B Term Note
EXHIBIT B-3    -   Form of Revolving Note
EXHIBIT B-4    -   Form of Swingline Note

EXHIBIT C      -   Form of Section 4.04(b)(ii) Certificate
EXHIBIT D      -   Form of Opinion of Company's Counsel
EXHIBIT E      -   Form of Officers' Certificate
EXHIBIT F      -   Form of Pledge Agreement
EXHIBIT G      -   Form of Security Agreement
EXHIBIT H      -   Form of Solvency Certificate
EXHIBIT I      -   Form of Assignment and Assumption Agreement
EXHIBIT J      -   Form of Intercompany Note
EXHIBIT K      -   Form of Mortgage
EXHIBIT L      -   Form of Deed of Trust
EXHIBIT M      -   Forms of Trust Preferred Securities Documents
EXHIBIT N      -   Form of Subsidiary Borrower Agreement

            This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 27, 1998 (the "Agreement"), among SUPERIOR/ESSEX CORP., a Delaware corporation (the "Company"), ESSEX GROUP, INC., a Michigan corporation ("Essex" and, together with the Company, the "Borrowers"), each of the Guarantors party hereto (the "Guarantors") (which Guarantors shall include Superior TeleCom Inc., a Delaware corporation (the "Parent")), the lending institutions from time to time party hereto (each a "Lender" and, collectively, the "Lenders"), MERRILL LYNCH & CO., as Documentation Agent, FLEET NATIONAL BANK, as Syndication Agent, and BANKERS TRUST COMPANY, as Administrative Agent (in such capacity, the "Administrative Agent") (collectively, the "Agents"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.

                              W I T N E S S E T H :

            WHEREAS, the Parent and a single purpose, newly formed wholly owned subsidiary of the Parent ("Acquisition Co") have entered into an Agreement and Plan of Merger, dated as of October 21, 1998 (the "Merger Agreement"), with Essex International Inc., a Delaware corporation ("Essex International"), pursuant to which the Parent (through its ownership of the Company) will acquire 100% of the equity securities of Essex International (the "Acquisition");

            WHEREAS, the Acquisition will be accomplished through (x) a tender offer (the "Tender Offer") by Acquisition Co for no less than a majority (the "Minimum Condition"), and no more than 22,562,135 (the "Maximum Number"), of the shares of Essex International's outstanding common stock and (y) as promptly as practicable after the closing of the Tender Offer, a merger (the "Merger") of Acquisition Co with and into Essex International, with Essex International being the surviving corporation, for aggregate consideration in the Tender Offer and the Merger consisting of (i) not more than $781,000,000 in cash (the "Tender Offer Cash Consideration") and (ii) shares of Series A Cumulative Convertible Exchangeable Trust Preferred Securities of Superior Trust I having an aggregate liquidation preference of approximately $167,000,000 (the "Trust Preferred Securities");

            WHEREAS, there exists a Revolving Credit Agreement dated as of October 2, 1996, as the same previously may have been amended, modified or supplemented, among the Parent, the Subsidiary Guarantors named therein, the lending institutions listed therein, Bankers Trust Company, as Administrative Agent, and Bank of Boston Connecticut, as Documentation Agent (the "Existing Superior Credit Agreement");

            WHEREAS, the Parent has formed, as a wholly owned subsidiary, the Company;

            WHEREAS, in connection with and at the closing of the Tender Offer
(i) the Parent intends to amend and restate the Existing Superior Credit Agreement and (ii) Essex, a wholly owned subsidiary of Essex International, intends to refinance (the "Refinancings" and, together with the Tender Offer, the "Transaction") all obligations (not to exceed $280,000,000) outstanding under the Essex Credit Agreement;

            WHEREAS, in order to consummate in full the Transaction and to pay the fees and expenses incurred in connection therewith, and to provide for the ongoing working capital requirements of the Borrowers, the Borrowers will need to incur Loans (as hereinafter defined) from the Lenders in an aggregate amount not to exceed $1,150,000,000;

            WHEREAS, the parties hereto wish to amend the Existing Superior Credit Agreement to add each of the Company and Essex as a borrower thereunder, to have the Company assume all the obligations of the Parent thereunder, to give effect to the Transaction and to make other mutually satisfactory changes in the terms of the Existing Superior Credit Agreement;

            WHEREAS, contemporaneously with the funding of the Loans hereunder on the Initial Borrowing Date (as hereinafter defined), each of the consummation of the Tender Offer and the Refinancings will take place;

            WHEREAS, subject to and upon the terms and conditions set forth herein, the Existing Superior Credit Agreement will be automatically amended and restated to read in full as set forth herein;

            WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make Loans to the Borrowers and issue Letters of Credit (as hereinafter defined) for the purposes described herein;

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein, each of the Parent, the Borrowers, the Guarantors, the Lenders, the Documentation Agent, the Syndication Agent and the Administrative Agent hereby agrees as follows:

            SECTION 1. Amount and Terms of Credit.

            1.01. Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Lender with a Tranche A Term Loan Commitment (a "Tranche A Term Loan Lender") severally agrees to make on the Initial Borrowing Date a term loan (each such term loan, a "Tranche A Term Loan" and, collectively, the "Tranche A Term Loans"), which Tranche A Term Loans shall be in an aggregate amount of $350,000,000 to the Company and $150,000,000 to Essex and (i) shall be made and initially maintained as a single Borrowing of Base Rate Loans or Eurodollar Loans (subject to the option to convert such Tranche A Term Loans pursuant to Section 1.06); provided that, except as otherwise specifically provided in Section 1.10(b), all Tranche A Term Loans comprising the same Borrowing shall at all times be of the same Type, (ii) shall equal for each Lender, in initial aggregate principal amount, an amount which equals the Tranche A Term Loan Commitment of such Lender on the Initial Borrowing Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(c)), and (iii) shall be denominated in U.S. Dollars. Once repaid, Tranche A Term Loans incurred hereunder may not be reborrowed. Effective automatically upon consummation of the Merger, without any further action by any Credit Party, the Company shall assume all Obligations incurred by Essex or any of its Subsidiaries under the Tranche A Term Loans.

            (b) Subject to and upon the terms and conditions set forth herein, each Lender with a Tranche B Term Loan Commitment (a "Tranche B Term Loan Lender") severally agrees to make on the Initial Borrowing Date a term loan (each such term loan, a "Tranche B Term Loan" and, collectively, the "Tranche B Term Loans"), which Tranche B Term Loans shall be in an aggregate amount of $300,000,000 to the Company and $125,000,000 to Essex and (i) shall be made and initially maintained as a single Borrowing of Base Rate Loans or Eurodollar Loans (subject to the option to convert such Tranche B Term Loans pursuant to Section 1.06); provided that, except as otherwise specifically provided in
Section 1.10(b), all Tranche B Term Loans comprising the same Borrowing shall at all times be of the same Type, (ii) shall equal for each Lender, in initial aggregate principal amount, an amount which equals the Tranche B Term Loan Commitment of such Lender on the Initial Borrowing Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(d)), and (iii) shall be denominated in U.S. Dollars. Once repaid, Tranche B Term Loans incurred hereunder may not be reborrowed. Effective automatically upon consummation of the Merger, without any further action by any Credit

Party, the Company shall assume all Obligations incurred by Essex or any of its Subsidiaries under the Tranche B Term Loans.

            (c) Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Loan Commitment (a "Revolving Loan Lender") severally agrees to make at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date a revolving loan or loans (each such revolving loan, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Company or Essex, as the case may be, which Revolving Loans (including Alternate Currency Loans (as hereinafter defined)):
(i) shall be denominated in U.S. Dollars (except that an amount up to the Dollar Equivalent of $25,000,000 (the "Alternate Currency Loan Sublimit") shall be available in Alternate Currency as set forth in Section 1.01(f) below (the "Alternate Currency Loans"), which such Loans, notwithstanding any other provision of this Agreement, shall be Euro Rate Loans), (ii) except as hereinafter provided, shall, at the option of the applicable Borrower, be incurred and maintained as and/or converted into Base Rate Loans or Euro Rate Loans (subject to the proviso to Section 1.09); provided that all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof and (iv) shall not exceed for any Revolving Loan Lender at any time outstanding that aggregate principal amount which, when combined with such Revolving Loan Lender's Percentage of the Swingline Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) and, without duplication, such Lender's Percentage of the Alternate Currency Loans then outstanding at such time, equals the Revolving Loan Commitment of such Lender at such time; provided, however that no Revolving Loans (including Alternate Currency Loans) shall be made to Essex (A) if the principal amount thereof, when added to the aggregate principal amount of all other outstanding Revolving Loans to Essex would exceed $50,000,000 (the "Essex Sublimit") or (B) after the consummation of the Merger. Effective automatically upon consummation of the Merger, without any further action by any Credit Party, the Company shall assume all Obligations incurred by Essex or any of its Subsidiaries under the Revolving Loans.

            (d) Subject to and upon the terms and conditions herein set forth, BTCo in its individual capacity agrees to make at any time and from time to time on and after the Initial Borrowing Date and prior to the Swingline Expiry Date, a loan or loans to either Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) shall be denominated in U.S. Dollars, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding (including Alternate Currency Loans then outstanding) and the Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, an amount equal to the Total Revolving Loan Commitment then in effect and (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. BTCo shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless BTCo has entered into arrangements satisfactory to it and the Company to eliminate BTCo's risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Lenders' Percentage of the outstanding Swingline Loans. BTCo will not make a Swingline Loan after it has received written notice from either Borrower or the Required Lenders stating that a Default or an Event of Default exists until such time as BTCo shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Required Lenders. After the consummation of the Merger, no Swingline Loan shall be made to Essex.

            (e) On any Business Day, BTCo may, in its sole discretion, give notice to the Lenders and the Borrowers that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that each such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 9.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 9), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Lenders pro rata based on each Lender's Percentage, and the proceeds thereof shall be applied directly to repay BTCo for such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 5 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Revolving Loan Commitment after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Company), each Lender (other than BTCo) hereby agrees that it shall forthwith purchase from BTCo (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Percentages; provided that all interest payable on the Swingline Loans shall be for the account of BTCo until the date the respective assignments is purchased and, to the extent attributable to the purchased assignment, shall be payable to the Lender purchasing same from and after such date of purchase.

            (f) (i) Subject to and upon the terms and conditions herein set forth, the Alternate Currency Lender (x) agrees to make at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, Alternate Currency Loans to the Company or the applicable Subsidiary Borrower, as the case may be; provided, that the Dollar Equivalent of the aggregate outstanding principal amount of all Alternate Currency Loans shall not, on any date, exceed the Alternate Currency Loan Sublimit and (y) irrevocably agrees to grant and hereby grants to each Revolving Loan Lender, and, to induce the Alternate Currency Lender to make Alternate Currency Loans hereunder, each such Revolving Loan Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Alternate Currency Lender, on the terms and conditions hereinafter stated, for such Revolving Loan Lender's own account and risk an undivided interest equal to such Revolving Loan Lender's Percentage in the Alternate Currency Lender's obligations and rights in respect to each Alternate Currency Loan made by the Alternate Currency Lender hereunder. Each such Revolving Loan Lender unconditionally and irrevocably agrees with the Alternate Currency Lender that, if any amount in respect of the principal, interest or fees owing to the Alternate Currency Lender in respect of an Alternate Currency Loan is not paid when due in accordance with the terms of this Agreement

(collectively "Alternate Currency Overdue Amounts"), such Revolving Loan Lender shall pay to the Alternate Currency Lender (through the Administrative Agent) upon demand (the "Demand Date") an amount in U.S. Dollars equal to such Revolving Loan Lender's Percentage of the Dollar Equivalent (determined pursuant to Section 12.19) of such Alternate Currency Overdue Amounts; provided, that, in the case of interest and fees, the Demand Date shall not occur prior to the date that is four days after such amount became overdue. The purchase of participations in any Alternate Currency Overdue Amount pursuant to this clause shall not relieve the Company or the applicable Subsidiary Borrower, as the case may be, of any default in the payment thereof, and the Company's or such Subsidiary Borrower's repayment obligation in respect of any Alternate Currency Overdue Amount shall automatically be converted into U.S. Dollars pursuant to
Section 12.19. The Company or the applicable Subsidiary Borrower, as the case may be, shall be obligated to pay interest in respect of all Alternate Currency Overdue Amounts, at the rate specified in Section 1.08, which interest (I) until the Demand Date, shall be paid to the Alternate Currency Lender, and (II) from and after the Demand Date, shall be paid to the Administrative Agent (at the Payment Office of the Administrative Agent) for the benefit of the Alternate Currency Lender and the other Revolving Loan Lenders that have purchased participations as provided above. If any amount required to be paid by any Revolving Loan Lender to the Alternate Currency Lender pursuant to this clause is not paid to the Alternate Currency Lender when due, such Revolving Loan Lender shall pay interest on such amount to the Alternate Currency Lender on demand computed at a rate per annum equal to the Federal Funds Rate then in effect, calculated on the basis of a 360 day year. A certificate of the Alternate Currency Lender submitted to any Revolving Loan Lender with respect to any amounts owing under this clause shall be conclusive in the absence of manifest error. Each Revolving Loan Lender's obligation to make the payment referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which any Revolving Loan Lender or the Company or the applicable Subsidiary Borrower, as the case may be, may have against the Alternate Currency Lender, the Company or the applicable Subsidiary Borrower, as the case may be, or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default, (C) any adverse change in the condition (financial or otherwise) of the Company or any of its Subsidiaries, (D) any breach of this Agreement or any other Credit Document by any Credit Party or any other Lender or (E) any other circumstance, hap-pening or event whatsoever, whether or not similar to any of the foregoing. Whenever, at any time after the Alternate Currency Lender has received from any Revolving Loan Lender the full amount owing by such Revolving Loan Lender pursuant to and in accordance with this clause in respect of any Alternate Currency Loan, the Alternate Currency Lender receives any payment related to such Alternate Currency Loan (whether directly from the Company or the applicable Subsidiary Borrower, as the case may be, or otherwise, including proceeds of collateral applied thereto by the Alternate Currency Lender), or any payment of interest on account thereof, the Alternate Currency Lender will promptly distribute to such Revolving Loan Lender its pro rata share thereof; provided, however, that if any such payment received by the Alternate Currency Lender pursuant to this sentence with respect to any Alternate Currency Loan made by it shall be required to be returned by the Alternate Currency Lender, each Revolving Loan Lender shall pay to the Alternate Currency Lender its pro rata share thereof.

            (ii) The Company or the applicable Subsidiary Borrower, as the case may be, shall pay interest in respect of each Alternate Currency Loan in accordance with Section 1.08(b), apportioned as follows: (a) the Alternate Currency Loan Lender shall receive, in addition to the fee provided for in
Section 3.01(e), the amount of the Euro Rate applicable to such Alternate Currency Loan and (b) the Revolving Loan Lenders shall receive, pro rata in accordance with their respective Percentages, the Applicable Euro Rate Margin applicable to such Alternate Currency Loan.

            1.02. Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of any Tranche of Term Loans shall not be less than $5,000,000 and, if greater, shall be in an integral multiple of $500,000. The aggregate principal amount of each Borrowing of Revolving Loans shall not be less than (x) in the case of a Revolving Loan denominated in U.S. Dollars, $1,000,000 and, if greater, shall be in an integral multiple of $100,000, except that no minimum borrowing amount shall be applicable to any Revolving Loan requested by the Company which will be used to repay a Swingline Loan and (y) in the case of an Alternate Currency Loan, the Foreign Currency Equivalent of $1,000,000 and, if greater, shall be in an integral multiple of $100,000 (rounded downwards to the nearest 1,000 units of such Alternate Currency). More than one Borrowing may be incurred on any day; provided that at no time shall there be outstanding more than three Borrowings of Euro Rate Loans. The principal amount of each Borrowing of Swingline

Loans shall not be less than $500,000 and, if greater, shall be in an integral multiple of $100,000.

            1.03. Notice of Borrowing. (a) Whenever either Borrower desires to make a Borrowing hereunder (excluding Borrowings of Revolving Loans and Swingline Loans incurred pursuant to Mandatory Borrowings), it shall give the Administrative Agent, at its Notice Office, (x) in the case of a Revolving Loan denominated in U.S. Dollars, prior to 10:00 A.M. (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder and (y) in the case of an Alternate Currency Loan, prior to 10:00 A.M. (London time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing to be made hereunder. Each such notice (each a "Notice of Borrowing") shall, except as provided in Section 1.10, be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall be in the form of Exhibit A-1, appropriately completed to specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business
Day), (iii) whether the Loans being made pursuant to such Borrowing shall constitute Term Loans or Revolving Loans (and, if Revolving Loans, the requested Currency) and (iv) whether the respective Borrowing shall consist of Base Rate Loans or, to the extent permitted hereunder, Euro Rate Loans and, if Euro Rate Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

            (b) (i) Whenever the Company desires to incur Swingline Loans hereunder, it shall give BTCo not later than 2:00 P.M. (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify in each case (x) the date of such Borrowing (which shall be a Business Day) and (y) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing.

            (ii) Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(e), with the Company irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such
Section 1.01(e).

            (c) Without in any way limiting the obligation of the applicable Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or BTCo (in the case of a Borrowing of Swingline Loans) or the Letter of Credit Issuer (in the case of the issuance of Letters of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent, BTCo or the Letter of Credit Issuer, as the case may be, in good faith to be from an Authorized Officer of the applicable Borrower. The Administrative Agent's, BTCo's or the Letter of Credit Issuer's record of the terms of such telephonic notice shall be final, conclusive and binding absent manifest error.

            1.04. Disbursement of Funds. (a) Subject to the satisfaction of the conditions set forth in Sections 5, 5A and 5B, as applicable, not later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing (or
(x) in the case of Swingline Loans, not later than 4:00 P.M. (New York time) on the date specified in Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in
Section 1.01(e)), each Lender will make available its pro rata share, if any, of each Borrowing requested to be made on such date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof) in the manner provided below. All amounts shall be made available to the Administrative Agent in U.S. Dollars (or, in the case of Alternate Currency Loans, in Alternate Currency) and in immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the applicable Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the applicable Borrower a corresponding amount. If such corre-sponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the applicable Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the applicable Borrower, and the applicable Borrower shall immediately pay such corresponding amount to the Administrative Agent, which payment may be made, subject to the terms and conditions of this Agreement, from the proceeds of a Loan. The Administrative Agent shall also be entitled to recover from the Lender or the applicable Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the applicable Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to
(x) if paid by such Lender, the overnight Federal Funds Rate or (y) if paid by the applicable Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08.

            (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

            1.05. Notes. (a) Upon the written request of a Lender, the applicable Borrower's obligation to pay the principal of, and interest on, all the Loans made to it by each Lender shall be evidenced (i) if Tranche A Term Loans, by a promissory note duly executed and delivered by the applicable Borrower substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "Tranche A Term Note" and, collectively, the "Tranche A Term Notes"), (ii) if Tranche B Term Loans, by a promissory note duly executed and delivered by the applicable Borrower substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "Tranche B Term Note" and, collectively, the "Tranche B Term Notes"), (iii) if Revolving Loans, by a promissory note duly executed and delivered by the applicable Borrower substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (iv) if Swingline Loans, by a promissory note duly executed and delivered by the applicable Borrower substantially in the form of Exhibit B-5, with blanks appropriately completed in conformity herewith (the "Swingline Note").

            (b) The Tranche A Term Note, if issued to a requesting Lender, shall
(i) be executed by the applicable Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Tranche A Term Loan made by such Lender on the Initial Borrowing Date and be payable in the principal amount of Tranche A Term Loans evidenced thereby, (iv) mature on the Tranche A Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01 and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of the Credit Documents.

            (c) The Tranche B Term Note, if issued to a requesting Lender, shall
(i) be executed by the applicable Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Tranche B Term Loan made by such Lender on the Initial Borrowing Date and be payable in the principal amount of Tranche B Term Loans evidenced thereby, (iv) mature on the Tranche B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01 and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of the Credit Documents.

            (d) The Revolving Note, if issued to a requesting Lender, shall (i) be executed by the applicable Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender and be payable in the principal amount of the outstanding Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Euro Rate Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory prepayment as provided in Section 4.02, and (vii) be entitled to the benefits of the Credit Documents.

            (e) The Swingline Note, if issued to BTCo, shall (i) be executed by the applicable Borrower, (ii) be payable to BTCo or its registered assigns and be dated the Initial Borrow-ing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section 1.08 in respect of the Base Rate Loans evidenced thereby,
(vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of the Credit Documents.

            (f) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the applicable Borrower's obligations in respect of such Loans.

            1.06. Conversions. The applicable Borrower shall have the option to convert all or a portion equal to at least (x) in the case of a conversion of Term Loans, $5,000,000 (and, if greater, in an integral multiple of $500,000) and (y) in the case of a conversion of Revolving Loans (i) denominated in U.S. Dollars $1,000,000 (and, if greater, in an integral multiple of $100,000) and
(ii) denominated in Alternate Currency, the Foreign Currency Equivalent of $1,000,000 (and, if greater, in an integral multiple of $100,000), rounded down to the nearest 1,000 units of such Available Foreign Currency), of the outstanding principal amount of Loans made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing or Borrowings (of the same Tranche) of another Type of Loan; provided that (i) except as otherwise provided in Section 1.10(b), Euro Rate Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no partial conversion of a Borrowing of Euro Rate Loans shall reduce the outstanding principal amount of the Euro Rate Loans made pursuant to a single Borrowing to less than (x) in the case of Term Loans, $5,000,000 and (y) in the case of Revolving Loans, $1,000,000, (ii) Base Rate Loans may only be converted into Euro Rate Loans if no payment Default or Event of Default is in existence on the date of the conversion and (iii) Borrowings of Euro Rate Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the applicable Borrower by giving the Administrative Agent, at its Notice Office, (x) in the case of Loans denominated in U.S. Dollars, prior to 10:00 A.M. (New York time), at least two

Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) and (y) in the case of an Alternate Currency Loan, prior to 10:00 A.M. (London time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which such Loans were made and, if to be converted into a Borrowing of Euro Rate Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans. Notwithstanding anything herein to the contrary, no incurrence of a Loan in a Currency different from the Currency in which the Loan was previously incurred shall constitute a conversion under this Section 1.06 and instead shall constitute a new Borrowing.

            1.07. Pro Rata Borrowings. All Borrowings of Tranche A Term Loans, Tranche B Term Loans and Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their respective Tranche A Term Loan Commitments, Tranche B Term Loan Commitments or Revolving Loan Commitments, as the case may be. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

            1.08. Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Euro Rate Loan pursuant to Section 1.06, at a rate per annum which shall at all times be the Applicable Base Rate Margin in excess of the Base Rate in effect from time to time.

            (b) The unpaid principal amount of each Euro Rate Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Euro Rate Loan and (ii) the conversion of such Euro Rate Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable, at a rate per annum which shall at all times be the Applicable Euro Rate Margin in excess of the relevant Euro Rate.

            (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

            (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof (determined in accordance with Section 4.03) and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Euro Rate Loan, on (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid) in the case of a Revolving Loan, (y) the date of any conversion into a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable (on the amount so converted) and (z) the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

            (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Euro Rate Loans for any Interest Period, shall promptly notify the Borrowers and the Lenders thereof.

            1.09. Interest Periods. At the time the applicable Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Euro Rate Loans (in the case of the initial Interest Period applicable thereto) or prior to 10:00 A.M. (New York time) on the second Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Euro Rate Loans, the applicable Borrower shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall be, at the option of the applicable Borrower, (a) a one, two, three or six month period or (b) in the case of a Euro Rate Loan in U.S. Dollars, a nine or twelve month period if the Administrative Agent, after consultation with the Lenders, shall have determined in good faith based on then prevailing conditions in the interbank Eurodollar market that U.S. Dollar deposits are generally then being offered to first class banks in the interbank Eurodollar market for a comparable maturity and all of the Lenders shall have agreed to such Interest Period; provided that the Interest Period for all Euro Rate Loans from the Initial Borrowing Date until the earlier of (x) the 60th day after the Initial Borrowing Date or (y) the determination by the Administrative Agent that the Syndication Date has occurred shall be seven days and no more than one different Interest Period for Euro Rate Loans may be outstanding at any one time during such period. Notwithstanding anything to the contrary contained above:

            (i) all Euro Rate Loans comprising a single Borrowing shall have the same Interest Period;

            (ii) the initial Interest Period for any Borrowing of Euro Rate Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

            (iii) if any Interest Period relating to a Euro Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

            (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period for a Euro Rate Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (v) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be elected which extends beyond the respective Maturity Date for such Tranche of Loans;

            (vi) no Interest Period may be elected at any time when a Default or any Event of Default is then in existence; and

            (vii) no Interest Period in respect of any Borrowing of Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of such Term Loans will be required to be made under Section 4.02(b) or (c), as the case may be, if the aggregate principal amount of Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Term Loans then outstanding less the aggregate amount of such required prepayment.

            If upon the expiration of any Interest Period applicable to a Borrowing of Euro Rate Loans, the applicable Borrower has failed to elect, or is not permitted to elect by virtue of the application of clause (vi) above, a new Interest Period to be applicable to the respective Borrowing of Euro Rate Loans as provided above, the applicable Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

            1.10. Increased Costs, Illegality, etc. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

            (i) on any date for determining the Euro Rate for any Interest Period, that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Euro Rate; or

            (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Euro Rate Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of net income taxes or similar charges) because of (x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, ex-cluding reserves required under Regulation D to the extent included in the computation of the Euro Rate) and/or (y) other circumstances affecting such Lender, the interbank Eurodollar market or the position of such Lender in such market; or

            (iii) at any time since the date of this Agreement, that the making or continuance of any Euro Rate Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) within five Business Days after any such event and (y) within five Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrowers and (except in the case of clause (i)) to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter, (x) in the case of clause (i) above, Euro Rate Loans shall no longer be available until such time as the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent shall endeavor to give promptly after any express determination thereof by the Administrative Agent), and any Notice of Borrowing or Notice of Conversion given by the Borrowers with respect to Euro Rate Loans which have not yet been incurred shall be deemed rescinded by the Borrowers, (y) in the case of clause (ii) above, the Borrowers agree to pay to such Lender, upon written demand therefor (accompanied by the written notice referred to below), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to the Borrowers by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrowers shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

            (b) At any time that any Euro Rate Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrowers may (and in the case of a Euro Rate Loan affected pursuant to Section 1.10(a)(iii) the Borrowers shall) either (i) if the affected Euro Rate Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrowers were notified by a Lender pursuant to Section 1.10(a)(ii) or
(iii)), or (ii) if the affected Euro Rate Loan is then outstanding, upon at least two Business Days' notice to the Administrative Agent, require the affected Lender to convert each such Euro Rate Loan into a Base Rate Loan (which conversion, in the case of the circumstances described in Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Euro Rate Loan (or such earlier date as shall be required by applicable law)); provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

            (c) If any Lender shall have determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, in each case, after the date of this Agreement, has or would have the effect of reducing the rate of return on such Lender's or such other corporation's capital or assets as a consequence of such Lender's Commitments or obligations hereunder to a level below that which such Lender or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Lender (with a copy to the Administrative Agent), accompanied by the notice referred to in the last sentence of this clause (c), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such other corporation for such reduction.

Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrowers, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrowers' obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

            1.11. Compensation. The Company shall compensate each Lender, promptly upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Euro Rate Loans but excluding loss of anticipated profit with respect to any Euro Rate Loans) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Euro Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrowers or deemed withdrawn pursuant to Section 1.10(a) or (b)); (ii) if any repayment (including any repayment made pursuant to Section
4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section
9) or conversion of any Euro Rate Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Euro Rate Loans is not made on any date specified in a notice of prepayment given by the Borrowers; or (iv) as a consequence of (x) any other default by the Borrowers to repay their Euro Rate Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b). Calculation of all amounts payable to a Lender under this Section 1.11 shall be made as though that Lender had actually funded its relevant Euro Rate Loan through the purchase of a Eurodollar deposit bearing interest at the Euro Rate in an amount equal to the amount of that Loan, having maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Euro Rate Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.11. It is further understood and agreed that if any repayment of Euro Rate Loans pursuant to Section 4.01 or any conversion of Euro Rate Loans pursuant to Section 1.06 in either case occurs on a date which is not the last day of an Interest Period ap-plicable thereto, such repayment or conversion shall be accompanied by any amounts owing to any Lender pursuant to this Section 1.11.

            1.12. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), 1.10(c), 2.05 or 4.04 with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event; provided that such designation is made on such terms that, in the sole judgment of such Lender, such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequences of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in Section 1.10, 2.05 or 4.04.

            1.13. Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of any event giving rise to the operation of
Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrowers increased costs in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as provided in Section 12.12(b), the Borrowers shall have the right, if no Default or Event of Default then exists or, in the case of clause (z) above, would exist after giving effect to such replacement, to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be acceptable to the Administrative Agent; provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstand-ing Loans of the Replaced Lender, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01, (y) each Letter of Credit Issuer an amount equal to such Replaced Lender's Percentage of any Unpaid Drawing relating to Letters of Credit issued by such Letter of Credit Issuer (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender and (z) BTCo an amount equal to such Replaced Lender's Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations of the Borrowers then owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 1.11) shall be paid in full to such Replaced Lender, concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 7.12 and, if so requested by the Replacement Lender of the appropriate Note or Notes executed by the Borrowers, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 12.01 and 12.06), which shall survive as to such Replaced Lender.

            1.14. European Monetary Union. (a) If, as a result of the implementation of European Monetary Union, (i) the Pounds Sterling ceases to be lawful currency of the nation issuing the same and is replaced by the Euro, or
(ii) the Pounds Sterling and the Euro are at the same time recognized by the central bank or comparable governmental authority of the United Kingdom as lawful currency of the United Kingdom and the Administrative Agent or the Required Lenders shall so request in a notice delivered to the Company, then any amount payable hereunder by any party hereto in Pounds Sterling shall instead be payable in the Euro and the amount so payable shall be determined by translating the amount payable in Pounds Sterling to the Euro at the exchange rate recognized by the European Central Bank for the purpose of implementing European Monetary Union. Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in Pounds Sterling will, except as otherwise provided herein, continue to be payable only in that Currency.

            (b) The applicable Borrower agrees, at the request of any Lender, to compensate such Lender for any loss, cost, expense or reduction in return that such Lender shall reasonably determine shall be incurred or sustained by such Lender as a result of the implementation of European Monetary Union and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of a Lender setting forth such Lender's determination of the amount or amounts necessary to compensate such Lender shall be delivered to the Company and shall be conclusive and binding on the applicable Borrower absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof. If the applicable Borrower objects in good faith to any payment demanded under this clause on or before the date such payment is due, then the applicable Borrower and the Lender demanding such payment shall enter into discussions to review the amount due, and the applicable Borrower's obligation to pay such amount to such Lender shall be deferred for 45 days after the original demand for payment, and if the applicable Borrower and such Lender do not reach agreement during such 45-day period on the amount due, the applicable Borrower shall pay to such Lender at the end of such 45-day period the amount certified by such Lender to be due.

            (c) The parties hereto agree, at the time of or at any time following the implementation of European Monetary Union, to use reasonable efforts to enter into an agreement amending this Agreement in order to reflect the implementation of such monetary union, to permit (if feasible) the Euro to qualify as an Alternate Currency under the terms and conditions of the definition of such term and to place the parties hereto in the position with respect to the settlement of payments of the Euro as they would have been with respect to the settlement of the Currencies it replaced.

            1.15. Subsidiary Borrowers. Subject to the prior written consent of the Administrative Agent (which consent shall not unreasonably be withheld or delayed), the Company may designate any Non-U.S. Subsidiary of the Company as a Subsidiary Borrower for the purposes only of borrowing Alternate Currency Loans by delivery to the Administrative Agent of a borrowing subsidiary agreement, substantially in the form of Exhibit N hereto, executed by such Subsidiary and the Company, and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Subsidiary Borrower and a party to this Agreement unless such designation has thereafter been terminated by the Company or the Administrative Agent, whereupon such Subsidiary shall cease to be a Subsidiary Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no such termination will become effective as to any Subsidiary Borrower at a time when any principal of or interest on any Alternate Currency Loan to such Subsidiary Borrower shall be outstanding hereunder, provided that such termination shall be effective to terminate such Subsidiary Borrower's right to make further borrowings under this Agreement.

            1.16. Currency For Payments. Except to the extent otherwise provided herein, all payments of principal of and interest on any Loan denominated in U.S. Dollars, and all fees and other amounts (other than the principal of and interest on any Alternate Currency Loan) to be paid by the Borrowers under this Agreement shall be made in U.S. Dollars, and all payments or principal of and interest on any Alternate Currency Loan shall be made in such Alternate Currency, in each case in immediately available funds, without set-off or counterclaim, to the Administrative Agent's account for the Currency in which such Loan or other amount is denominated, not later than 11:00 A.M. local time on the date on which such payment shall become due (each payment made after such time on such due date to be deemed to have been made on the next Business Day).

            SECTION 2. Letters of Credit.

            2.01. Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Company may request the Letter of Credit Issuer at any time and from time to time on or after the Initial Borrowing Date and prior to the tenth Business Day preceding the Revolving Loan Maturity Date and Essex may request the Letter of Credit Issuer at any time and from time to time on or after the Initial Borrowing Date until the consummation of the Merger to issue, for the account of either Borrower and in support of, on a standby basis, L/C Supportable Indebtedness of either Borrower or any of their respective Subsidiaries that are Guarantors to any other Person, irrevocable letters of credit in such form as may be approved by such Letter of Credit Issuer (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). Notwithstanding the foregoing, no Letter of Credit Issuer shall be under any obligation to issue any Letter of Credit if at the time of such issuance:

            (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Letter of Credit Issuer from issuing such Letter of Credit or any requirement of law applicable to such Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Letter of Credit Issuer shall prohibit, or request that such Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Letter of Credit Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Letter of Credit Issuer is not otherwise compensated pursuant to the terms hereof) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Letter of Credit Issuer as of the date hereof and which such Letter of Credit Issuer in good faith deems material to it; or

            (ii) such Letter of Credit Issuer shall have received notice from the applicable Borrower or the Required Lenders prior to the issuance of such Letter of Credit of the type described in clause (v) of Section 2.01(b).

            (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) the Letter of Credit Sublimit or (y) when added to the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding, the Total Revolving Loan Commitment at such time; (ii) each Letter of Credit (including Letters of Credit requested by Essex prior to the consummation of the Merger) shall have an expiry date occurring not later than one year after such Letter of Credit's date of issuance; provided that any such Letter of Credit may be automatically extendible for periods of up to one year so long as such Letter of Credit provides that the respective Letter of Credit Issuer retains an option, satisfactory to such Letter of Credit Issuer, to terminate such Letter of Credit within a specified period of time prior to each scheduled extension date; provided, further, that any Letter of Credit shall expire no later than five Business Days prior to the Revolving Loan Maturity Date; (iii) each Letter of Credit shall be denominated in U.S. Dollars and issued on a sight basis; (iv) each Letter of Credit shall not be less than $25,000.00 or such lesser amount as is acceptable to the respective Letter of Credit Issuer; and (v) no Letter of Credit Issuer will issue any Letter of Credit after it has received written notice from the Borrowers or the Required Lenders stating that a Default or an Event of Default exists until such time as such Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Required Lenders.

            (c) Notwithstanding the foregoing, in the event a Lender Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless the respective Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrowers to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders.

            (d) Letters of Credit issued under the Existing Superior Credit Agreement set forth on Annex VII are deemed to be issued under this Agreement.

            2.02. Letter of Credit Requests; Notices of Issuance. (a) Whenever the applicable Borrower desires that a Letter of Credit be issued, the applicable Borrower shall give the Administrative Agent and the respective Letter of Credit Issuer written notice (including by way of facsimile transmission to facsimile number (212) 250-5817) thereof prior to 12:00 Noon (New York time) at least two Business Days (or such shorter period as may be acceptable to the respective Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) which written notice shall be in the form of Exhibit A-2 (each, a "Letter of Credit Request"). Each Letter of Credit Request shall include any other documents as such Letter of Credit Issuer customarily requires in connection therewith.

            (b) Each Letter of Credit Issuer shall, promptly after each issuance of, or amendment or modification to, a Letter of Credit issued by it, give the Administrative Agent, each Lender and the applicable Borrower written notice of the issuance of, or amendment or modification to, such Letter of Credit, which notice may, if requested by any Lender, be accompanied by a copy of the Letter of Credit or Letters of Credit issued by it and each such amendment or modification thereto.

            2.03. Agreement to Repay Letter of Credit Drawings. (a) Each Borrower hereby agrees to reimburse each Letter of

Credit Issuer, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it at the request of such Borrower (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") no later than one Business Day following the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Applicable Base Rate Margin in excess of the Base Rate as in effect from time to time (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), such interest also to be payable on demand. Each Letter of Credit Issuer shall provide the applicable Borrower prompt notice of any payment or disbursement made by it under any Letter of Credit issued by it, although the failure of, or delay in, giving any such notice shall not release or diminish the obligations of the applicable Borrower under this Section 2.03(a) or under any other Section of this Agreement.

            (b) Each Borrower's obligation under this Section 2.03 to reimburse the respective Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the applicable Borrower or any of its Subsidiaries may have or have had against such Letter of Credit Issuer, the Administrative Agent or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit issued by it to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that the applicable Borrower shall not be obligated to reimburse such Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit issued by it as a result of acts or omissions that have been found to constitute willful misconduct or gross negligence, as determined by a court of competent jurisdiction, on the part of such Letter of Credit Issuer.

            2.04. Letter of Credit Participations. (a) Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each other Revolving Loan

Lender, and each such Revolving Loan Lender (each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage, in such Letter of Credit, each substitute Letter of Credit, each drawing made thereunder and the obligations of the Borrowers under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the Lenders as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees with respective to such Letters of Credit) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments of the Revolving Loan Lenders pursuant to Section 1.13 or 12.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings with respect thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Percentages of the assigning and assignee Lender.

            (b) In determining whether to pay under any Letter of Credit, no Letter of Credit Issuer shall have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Letter of Credit Issuer under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of such a finding of gross negligence or willful misconduct, as determined by a court of competent jurisdiction, shall not create for such Letter of Credit Issuer any resulting liability.

            (c) In the event that any Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the applicable Borrower shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to
Section 2.03(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each such Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Participant's Percentage of such payment in U.S. Dollars and in same day funds; provided, however, that no Participant shall be obligated to pay to the Administrative Agent its Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit issued by it as a result of acts or omissions that have been found to constitute willful misconduct or gross negligence, as determined by a court of competent jurisdiction, on the part of such Letter of Credit Issuer. If the Administrative Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Administrative Agent for the account of the respective Letter of Credit Issuer such Participant's Percentage of the amount of such payment on such Business Day in same day funds (and, to the extent such notice is given after 11:00 A.M. (New York time) on any Business Day, such Participant shall make such payment on the immediately following Business Day). If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the Administrative Agent for the account of the respective Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at the overnight Federal Funds Rate. The failure of any Participant to make available to the Administrative Agent for the account of the respective Letter of Credit Issuer its Percentage of any payment under any Letter of Credit issued by it shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its applicable Percentage of any payment under any such Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other Participant's Percentage of any such payment.

            (d) Whenever any Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its Percentage thereof, in U.S. Dollars and in same day funds, an amount equal to such Participant's Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

            (e) The obligations of the Participants to make payments to the Administrative Agent for the account of the respective Letter of Credit Issuer with respect to each Letter of Credit issued by it shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

            (ii) the existence of any claim, setoff, defense or other right which the applicable Borrower or any of their respective Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Letter of Credit Issuer, any Lender, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the applicable Borrower or any of their respective Subsidiaries and the beneficiary named in any such Letter of Credit);

            (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

            (v) the occurrence of any Default or Event of Default.

            2.05. Increased Costs. If the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency, in each case, after the date hereof, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Participant's participation therein, or (ii) impose on any Letter of Credit Issuer or any Participant any other conditions affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Participant hereunder, then, upon written demand to the applicable Borrower by such Letter of Credit Issuer or such Participant (a copy of which notice shall be sent by such Letter of Credit Issuer or such Participant to the Administrative Agent), accompanied by the certificate described in the last sentence of this Section 2.05, the applicable Borrower shall pay to such Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate such Letter of Credit Issuer or such Participant for such increased cost or reduction. A certificate submitted to the applicable Borrower by such Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Participant to the Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such Participant as aforesaid shall be final and conclusive and binding on the applicable Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish the applicable Borrower's obligations to pay additional amounts pursuant to this Section 2.05 upon subsequent receipt of such certificate.

            SECTION 3. Fees; Commitments.

            3.01. Fees. (a) The Borrowers agree to pay the Administrative Agent for distribution to each Non-Defaulting Lender with a Revolving Loan Commitment a commitment fee (the "Commitment Fee") for the period from the Initial Borrowing Date to and including the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate equal to 1/2 of 1% per annum on the daily Unutilized Revolving Loan Commitment of such Non-Defaulting Lender. Accrued Commitment Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

            (b) The Company, on behalf of the applicable Borrower, shall pay to the Administrative Agent for the account of the Lenders pro rata on the basis of their Percentages, a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed at a rate per annum equal to the Applicable Euro Rate Margin then in effect on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon and until the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

            (c) The Company, on behalf of the applicable Borrower, shall pay directly to each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by such Letter of Credit Issuer (the "Facing Fee") computed at the rate of 1/4th of 1% per annum on the daily Stated Amount of such Letter of Credit; provided that in no event shall the annual Facing Fee with respect to each Letter of Credit be less $500; it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

            (d) The Company, on behalf of the applicable Borrower, shall pay directly to each Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit issued by such Letter of Credit Issuer such amount as shall at the time of such issuance, payment or amendment be the administrative charge which such Letter of Credit Issuer is customarily charging for issuances of, payments under or amendments of, letters of credit issued by it.

            (e) The Company shall pay directly to the Alternate Currency Lender with respect to each Alternate Currency Loan made to it by such Alternate Currency Lender, for the account of such Alternate Currency Lender, a fronting fee (the "Fronting Fee") for the period from and including the date of such Alternate Currency Loan to but excluding the date of re-payment thereof, computed at a rate equal to 1/8th of 1% per annum on the average daily principal amount of such Alternate Currency Loan outstanding during the period for which such fee is calculated. Accrued Fronting Fees shall be due and payable in the Alternate Currency quarterly in arrears on each Quarterly Payment Date to occur after the making of the relevant Alternate Currency Loan and on the date such Alternate Currency Loan is paid in full and shall be nonrefundable.

            (f) The Company, on behalf of the applicable Borrower, shall pay to the Administrative Agent, for its own account, such fees as may be agreed to from time to time between the Borrowers (or either of them) and the Administrative Agent when and as due.

            (g) All computations of Fees shall be made in accordance with
Section 12.07(b).

            3.02. Voluntary Termination or Reduction of Total Unutilized Revolving Loan Commitment. (a) Upon at least two Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrowers shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitments, in whole or in part, in integral multiples of $500,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitments; provided that each such reduction shall apply proportionately to permanently reduce pro rata the Revolving Loan Commitment of each Lender with such a Commitment.

            (b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in
Section 12.12(b), the Borrowers (with the consent of the Administrative Agent) shall have the right, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Loan Commitment of such Lender, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender (including all amounts, if any, owing pursuant to Section 1.11) are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) and the Borrowers shall pay to the Administrative Agent at such time an amount in cash and/or Cash Equivalents equal to such Lender's applicable Percentage of the outstanding Letters of Credit (which cash and/or Cash Equivalents shall be held by the Administrative Agent as security for the obligations of the Borrowers hereunder in respect of the outstanding Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, which shall permit certain investments in Cash Equivalents reasonably satisfactory to the Administrative Agent until the proceeds are applied to the secured obligations) (at which time Annex I shall be deemed modified to reflect such changed amounts), and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnification under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 12.01 and 12.06), which shall survive as to such repaid Lender.

            3.03. Mandatory Reduction of Loan Commitments. (a) The Total Commitments (and the Commitments of each Lender) shall terminate in their entirety on April 30, 1999 unless the Initial Borrowing Date has occurred on or before such date.

            (b) Each reduction to the Total Tranche A Term Loan Commitment, the Total Tranche B Term Loan Commitment and the Total Revolving Loan Commitment pursuant to this Section 3.03 (or pursuant to Section 4.01 or 4.02) shall be applied proportionately to reduce the Term Loan Commitment or the Revolving Loan Commitments, as the case may be, of each Lender with such a Commitment and, in the case of the Total Tranche A Term Loan Commitment and the Total Tranche B Term Loan Commitment, as the case may be, any such reduction thereto shall be applied to reduce the Commitments available thereunder to each of the Company and Essex pro rata.

            (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche A Term Loan Commitment (and the Tranche A Term Loan Commitment of each Lender) shall (i) terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of the Tranche A Term Loans on such date) and (ii) prior to the termination of the Total Tranche A Term Loan Commitment as provided in clause (i) above, be reduced from time to time to the extent required by Section 4.02.

            (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche B Term Loan Commitment (and the Tranche B Term Loan Commitment of each Lender) shall (i) terminate in its entirety on the Initial

Borrowing Date (after giving effect to the making of the Tranche B Term Loans on such date) and (ii) prior to the termination of the Total Tranche B Term Loan Commitment as provided in clause (i) above, be reduced from time to time to the extent required by Section 4.02.

            (e) The Revolving Loan Commitment (and the Revolving Loan Commitment of each Lender) shall each terminate in its entirety on the Revolving Loan Maturity Date.

            (f) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Initial Borrowing Date upon which a mandatory prepayment of Term Loans pursuant to Section 4.02(h) is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, the Total Revolving Loan Commitments shall be permanently reduced by such excess, if any.

            (g) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Swingline Commitment shall terminate in its entirety on the Swingline Expiry Date.

            SECTION 4. Payments.

            4.01. Voluntary Prepayments. (a) The Borrowers shall have the right to prepay the Loans, in whole or in part, without premium or penalty except as otherwise provided in this Agreement, from time to time on the following terms and conditions: (i) the applicable Borrower shall give the Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Term Loans (and if so, the Tranche thereof being prepaid), Revolving Loans or Swingline Loans, the amount of such prepayment and (in the case of Euro Rate Loans) the specific Borrowing(s) pursuant to which such Loans were made, which notice shall be given by the applicable Borrower prior to 11:00 A.M. (New York time) (x) at least one Business Day prior to the date of such prepayment in the case of Loans maintained as Base Rate Loans, (y) on the date of such prepayment in the case of Swingline Loans and (z) at least three Business Days prior to the date of such prepayment in the case of Euro Rate Loans, which notice shall, except in the case of Swingline Loans, promptly be transmitted by the Administrative Agent to each of the Lenders; (ii) each prepayment shall be in an aggregate principal amount of at least (x) $1,000,000 (or, if less, the full amount of such outstanding Loans) in the case of Term Loans, (y) $1,000,000 (or, if less, the full amount of such outstanding Loans) in the case of Revolving Loans or (z) $1,000,000 (or, if less, the full amount of Swingline Loans then outstanding) in the case of Swingline Loans; provided that if any partial prepayment of Euro Rate Loans made pursuant to any Borrowing shall reduce the outstanding Euro Rate Loans made pursuant to such Borrowing to an amount less than (1) in the case of Term Loans, $5,000,000 and (2) in the case of Revolving Loans, $1,000,000, then such Borrowing may not be continued as a Borrowing of Euro Rate Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) prepayments of Euro Rate Loans made pursuant to this Section 4.01 on any day other than the last day of an Interest Period applicable thereto shall be accompanied by the amounts required under Section 1.11; and (iv) each prepayment in respect of any Loans made pursuant to a single Borrowing shall, except as set forth below, be applied pro rata among such Loans; provided that such prepayment shall not be applied to any Revolving Loans of a Defaulting Lender. Each prepayment of principal of Term Loans pursuant to this Section 4.01 shall be applied in accordance with Section 4.02(i).

            (b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in
Section 12.12(b), the Borrowers shall have the right, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) to repay all Loans of such Lender (including all amounts, if any, owing pursuant to Section 1.11), together with accrued and unpaid interest, Fees and all other amounts then owing to such Lender in accordance with said Section 12.12(b) so long as (A) the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Annex I shall be deemed modified to reflect the changed Revolving Loan Commitments), (B) the Borrowers shall cash collateralize such Lender's applicable Percentage of the Letter of Credit Outstandings in accordance with
Section 3.02(b) and (C) in the case of the repayment of Revolving Loans of such Lender, the consents required by Section 12.12(b) in connection with the repayment pursuant to this clause (b) shall have been obtained.

            4.02. Mandatory Prepayments. (a) If on any date the sum of (i) the aggregate outstanding principal amount of Revolving Loans and Swingline Loans (after giving effect to all other repayments thereof on such date) (including the Dollar Equivalent thereof in the case of outstanding Alternate Currency Loans as determined by the Administrative Agent pursuant to Section 12.19) plus (ii) the Letter of Credit Outstandings on such date exceeds the Total Revolving Loan Commitment as then in effect, the Company shall repay on such date the principal of Swingline Loans, and if no Swingline Loans are or remain outstanding, Revolving Loans in an aggregate amount, in either case, equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrowers shall pay to the Administrative Agent on such date an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of Letter of Credit Outstandings at such time) and the Administrative Agent shall hold such payment as security for the obligations of the Borrowers hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent (which shall permit certain investments in Cash Equivalents reasonably satisfactory to the Administrative Agent until the proceeds are applied to the secured obligations); provided that any such cash collateral shall be released to the Borrowers at any time at which such excess shall no longer exist. Prepayments in an amount equal to such excess are to be allocated among Revolving Loans denominated in U.S. Dollars first and then to Alternate Currency Loans.

            (b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrowers shall be required to repay that principal amount of Tranche A Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(i), a "Tranche A Term Loan Scheduled Repayment," and each such date, a "Tranche A Term Loan Scheduled Repayment Date"):

    Tranche A Term Loan Scheduled Repayment Date                   Amount
    --------------------------------------------                   ------
    Quarterly Payment Date in April 1999                         $10,500,000
    Quarterly Payment Date in July 1999                           10,500,000
    Quarterly Payment Date in October 1999                        10,500,000

    Tranche A Term Loan Scheduled Repayment Date                   Amount
    --------------------------------------------                   ------
    Quarterly Payment Date in January 2000                        17,125,000
    Quarterly Payment Date in April 2000                          17,125,000
    Quarterly Payment Date in July 2000                           17,125,000
    Quarterly Payment Date in October 2000                        17,125,000

    Quarterly Payment Date in January 2001                        18,750,000
    Quarterly Payment Date in April 2001                          18,750,000
    Quarterly Payment Date in July 2001                           18,750,000
    Quarterly Payment Date in October 2001                        18,750,000

    Quarterly Payment Date in January 2002                        18,750,000
    Quarterly Payment Date in April 2002                          18,750,000
    Quarterly Payment Date in July 2002                           18,750,000
    Quarterly Payment Date in October 2002                        18,750,000

    Quarterly Payment Date in January 2003                        25,000,000
    Quarterly Payment Date in April 2003                          25,000,000
    Quarterly Payment Date in July 2003                           25,000,000
    Quarterly Payment Date in October 2003                        25,000,000

    Quarterly Payment Date in January 2004                        75,000,000
    May 27, 2004                                                  75,000,000

            (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrowers shall be required to repay that principal amount of Tranche B Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(i), a "Tranche B Term Loan Scheduled Repayment," and each such date, a "Tranche B Term Loan Scheduled Repayment Date"):

    Tranche B Term Loan Scheduled Repayment Date                   Amount
    --------------------------------------------                   ------
    Quarterly Payment Date in April 1999                       $ 1,214,286
    Quarterly Payment Date in July 1999                          1,214,286
    Quarterly Payment Date in October 1999                       1,214,286

    Quarterly Payment Date in January 2000                       1,214,286
    Quarterly Payment Date in April 2000                         1,214,286
    Quarterly Payment Date in July 2000                          1,214,286
    Quarterly Payment Date in October 2000                       1,214,286

    Tranche B Term Loan Scheduled Repayment Date                   Amount
    --------------------------------------------                   ------
    Quarterly Payment Date in January 2001                       1,062,500
    Quarterly Payment Date in April 2001                         1,062,500
    Quarterly Payment Date in July 2001                          1,062,500
    Quarterly Payment Date in October 2001                       1,062,500

    Quarterly Payment Date in January 2002                       1,062,500
    Quarterly Payment Date in April 2002                         1,062,500
    Quarterly Payment Date in July 2002                          1,062,500
    Quarterly Payment Date in October 2002                       1,062,500

    Quarterly Payment Date in January 2003                       1,062,500
    Quarterly Payment Date in April 2003                         1,062,500
    Quarterly Payment Date in July 2003                          1,062,500
    Quarterly Payment Date in October 2003                       1,062,500

    Quarterly Payment Date in January 2004                      37,187,500
    Quarterly Payment Date in April 2004                        37,187,500
    Quarterly Payment Date in July 2004                         37,187,500
    Quarterly Payment Date in October 2004                      37,187,500

    Quarterly Payment Date in January 2005                      63,750,000
    Quarterly Payment Date in April 2005                        63,750,000
    Quarterly Payment Date in July 2005                         63,750,000
    November 27, 2005                                           63,750,000

            (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Initial Borrowing Date on which either of the Borrowers or any of their respective Subsidiaries receives Net Cash Proceeds from an Asset Sale or Sales (other than a sale of Margin Stock prior to consummation of the Merger) in excess of $5,000,000 individually or $10,000,000 in the aggregate in any consecutive twelve month period, an amount equal to 100% of such Net Cash Proceeds shall be applied as a mandatory repayment of principal of outstanding Loans in accordance with the requirements of Sections 4.02(i) and (j); provided that with respect to no more than $50,000,000 in the aggregate of such Net Cash Proceeds in any consecutive twelve month period of the Company, such Net Cash Proceeds shall not be required to be so applied on such date of receipt to the extent that no Default or Event of Default then exists and the Borrowers deliver a certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds shall be used to purchase assets used or to be used in the businesses permitted pursuant to Section 8.01 (including, without limitation (but only to the extent permitted by Section 8.02), the purchase of the capital stock (or other equity interests) of a Person engaged in such businesses) within one year following the date of receipt of such Net Cash Proceeds from such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended); and provided, further, that (1) if all or any portion of such Net Cash Proceeds are not so used (or contractually committed to be used) within such one year period, such Net Cash Proceeds not so used shall be applied as a mandatory repayment of principal of outstanding Loans in accordance with the requirements of Sections 4.02(i) and (j) on the last day of such period and (2) if all or any portion of such Net Cash Proceeds are not so used within such one year period referred to in clause (1) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, such Net Cash Proceeds not so used shall be applied as a mandatory repayment of principal of outstanding Loans in accordance with the requirements of Sections 4.02(i) and
(j) on the date of such termination or expiration.

            (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Initial Borrowing Date on which either of the Borrowers or any of their respective Subsidiaries receives any cash proceeds from either (I) any incurrence of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 8.04) by the Borrowers or any of their respective Subsidiaries or (II) any Receivables Financing Agreement (to the extent that the amount made available thereunder exceeds $150,000,000), an amount equal to 100% of the cash proceeds (net of all underwriting discounts, fees and commissions and other costs and expenses associated therewith) of the respective incurrence of Indebtedness shall be applied as a mandatory repayment of principal of outstanding Loans in accordance with the requirements of Sections 4.02(i) and
(j).

            (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Initial Borrowing Date on which the Borrowers or any of their respective Subsidiaries receives any cash proceeds from any sale or issuance of preferred or common equity of (or cash capital contributions to) either of the Borrowers or any of their respective Subsidiaries (other than (I) proceeds received from (t) issuances of capital stock by the Israeli Subsidiaries, (u) sale of Margin Stock prior to consummation of the Merger, (v) the Transaction, (w) issuances of options to purchase Parent Common Stock to management, directors, non-employee consultants and employees of the Parent and its

Subsidiaries, (x) issuances of Parent Common Stock (including as a result of the exercise of any options with regard thereto) to management, directors, non-employee consultants, and employees of the Parent and its Subsidiaries, (y) issuance of Parent Common Stock as consideration for a Permitted Acquisition and
(z) equity contributions to any Subsidiary of the Company made by the Company or any other Subsidiary of the Company or (II) proceeds used to permanently reduce the amount of loans outstanding under the Floating Rate Facility), an amount equal to the Applicable Percentage of such cash proceeds (net of all underwriting discounts, fees and commissions and other costs and expenses associated therewith) of the respective equity issuance or capital contribution shall be applied as a mandatory repayment of principal of outstanding Loans in accordance with the requirements of Sections 4.02(i) and (j).

            (g) Within ten days following the date of receipt by the Borrowers or any Subsidiary Guarantor of (i) with respect to any Mortgaged Real Property, any Net Award in respect of any Condemnation or any Net Proceeds in respect of any Destruction required pursuant to the applicable Mortgage to be applied to repayment of the Loans or (ii) with respect to Collateral other than Mortgaged Real Property, any proceeds from a Recovery Event required pursuant to the applicable Security Document to be applied to repayment of the Loans, the Borrowers or such Subsidiary Guarantor shall cause 100% of such Net Award, Net Proceeds, insurance proceeds or condemnation award, as applicable, to be paid to the Administrative Agent.

            (h) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each Excess Cash Payment Date, an amount, if positive, equal to the applicable Excess Cash Flow Percentage of Excess Cash Flow for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment of principal of outstanding Loans in accordance with the requirements of Sections 4.02(i) and (j).

            (i) Each amount required to be applied to Loans pursuant to this
Section 4 shall be applied first pro rata to each Tranche of Term Loans (with each Tranche of Term Loans to be allocated that percentage of the amount to be applied as is equal to a fraction (expressed as a percentage) the numerator of which is the then outstanding principal amount of such Tranche of Term Loans and the denominator of which is equal to the then outstanding principal amount of all Term Loans). Any amount required to be applied to any Tranche of Term Loans pursuant to this Section 4 shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche pro rata based upon the then remaining principal amount of each Scheduled Repayment, in each case reducing the Loans Tranche incurred by each of the Company and Essex pro rata, and, if no Term Loans remain outstanding, all such amounts shall be applied to repay outstanding borrowings under the Revolving Loans. Notwithstanding the above, with respect to any prepayment of Tranche B Term Loans pursuant to clause (e), (f), (g) or (h) of this Section 4.02, each Tranche B Term Loan Lender may waive its right to receive such payment from time to time, in which case the amount of such prepayment so waived shall be applied to repayment of Tranche A Term Loans in accordance with the preceding sentence.

            (j) With respect to each repayment of Loans required by this Section 4.02, the Borrowers may designate the Types of Loans which are to be repaid and, in the case of Euro Rate Loans, the specific Borrowing(s) pursuant to which such Loans were made; provided that (i) Euro Rate Loans may be designated for repayment pursuant to this Section 4.02 only on the last day of an Interest Period applicable thereto unless all Euro Rate Loans with Interest Periods ending on such date of required prepayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Euro Rate Loans made pursuant to a single Borrowing shall reduce the outstanding Euro Rate Loans to an amount less than the Minimum Borrowing Amount applicable to such Loan, such Borrowing shall be immediately converted into Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a single Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Company as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11. Notwithstanding anything to the contrary contained elsewhere in this Agreement, if on the date any required prepayment or repayment hereunder (other than on a Maturity Date) is to be made and as a result thereof breakage costs would become due and owing under Section 1.11, so long as no Default or Event of Default shall have occurred and be continuing, the applicable Borrower, at its option, may, in lieu of making any such prepayment or repayment, place any amounts which would otherwise be required to be so prepaid or repaid in an interest-bearing cash collateral account established with the Administrative Agent (on terms and conditions satisfactory to the Administrative Agent) for the benefit of the Lenders until the expiration of the Interest Periods applicable to the subject Euro Rate Loans, at which time such amounts shall be applied to such required prepayments or repayments, as the case may be.

            (k) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all then outstanding Loans shall be repaid in full on the maturity date applicable to such Loan.

            4.03. Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Administrative Agent for the ratable account of the Lenders entitled thereto, not later than 2:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in U.S. Dollars at the Payment Office, it being understood that written, telex or facsimile transmission notice by the Borrowers to the Administrative Agent to make a payment from the funds in the Borrowers' account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement or under any Note which are made later than 2:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day (unless otherwise provided herein), the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

            4.04. Net Payments. (a) All payments made by the Borrowers hereunder or under any Note will be made without setoff, counterclaim or other defense (which payment shall not be deemed a waiver by the Borrowers of any claims arising under this Agreement). Except as provided in Section 4.04, all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payment (but excluding, except as provided in the second succeeding sentence, any tax (including any franchise tax) imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such nonexcluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes").

If any Taxes are so levied or imposed, the Borrowers agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrowers agree to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence; provided, however, that no such reimbursement shall be required unless such Lender determines that the amount of such Taxes exceeds the amount of any credit, allowance or deduction allowable to such Lender as an offset against any taxes payable on behalf of such Lender and in such event reimbursement shall not be required in any amount greater than such excess. The Borrowers will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrowers. The Borrowers agree to indemnify and hold harmless each Lender and the Administrative Agent, and reimburse such Lender and the Administrative Agent upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender or the Administrative Agent. A certificate as to the amount of any such required indemnification payment prepared by such Lender or the Administrative Agent shall be final, conclusive and binding for all purposes absent manifest error.

            (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrowers and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 12.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver promptly to the Borrowers and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrowers and the Administrative Agent of its inability to deliver any such Form or Certificate in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the Borrowers shall be entitled, to the extent they are required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrowers U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrowers shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender in respect of income withholding or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrowers the Internal Revenue Service Forms required to be provided to the Borrowers pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section
4.04 and except as set forth in Section 12.04(b), the Borrowers agree to pay additional amounts and to indemnify each Lender and the Administrative Agent in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

            SECTION 5. Conditions Precedent to Initial Loans. The obligation of each Lender to make each Loan to the Borrowers hereunder, and the obligation of the Letter of Credit Issuer to issue each Letter of Credit hereunder, is subject, at the time of each such Credit Event (except as otherwise hereinafter indicated), to the satisfaction of the following conditions:

            5.01. Execution of Agreement; Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) if requested in writing by any Lender, there shall have been delivered to the Administrative Agent for the account of such Lender the appropriate Tranche A Term Note, Tranche B Term Note and Revolving Note and to BTCo the Swingline Note, in each case executed by the applicable Borrower and the Guarantors and in the amount, maturity and as otherwise provided herein.

            5.02. Officer's Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate dated such date signed by an appropriate officer of each of the Parent, the Company and Essex, stating that all of the applicable conditions set forth in Sections 5.05, 5.06 (deleting the reference to the Administrative Agent therein), 5.07(a) and (b) (deleting the reference to the Administrative Agent therein) and 5.13, as such provisions relate to such Credit Party, exist as of such date.

            5.03. Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received opinions, addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date, from (i) Proskauer Rose

LLP, counsel to the Company and the Parent, in the form of Exhibit D, and (ii) local and other counsel to the Credit Parties and/or the Administrative Agent in each jurisdiction in which the Collateral is located, which opinions shall cover such matters incident to the transactions contemplated herein and in the other Credit Documents as the Administrative Agent may reasonably request and shall be in form and substance reasonably satisfactory to the Administrative Agent.

            5.04. Corporate Proceedings. (a) On the Initial Borrowing Date, the Administrative Agent shall have received from each Credit Party a certificate, dated the Initial Borrowing Date, signed by the chairman, a vice chairman, the president or any vice president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation and By-Laws) shall be reasonably satisfactory to the Administrative Agent.

            (b) On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by the Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

            5.05. Approvals. (a) On or prior to the Initial Borrowing Date, all necessary governmental (domestic and non-U.S.) and third party approvals in connection with the Transaction, the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the transactions contemplated by the Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other re-straint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction or the making of the Loans.

            (b) On or prior to the Initial Borrowing Date, all necessary approvals in connection with the continuation of the Essex Funding Agreement, the Essex Capital Lease Facility and the Essex Canadian Facility beyond the Initial Borrowing Date as they are in effect as of the date hereof shall have been obtained and remain in place and evidence thereof (in form and substance reasonably satisfactory to the Administrative Agent) shall have been delivered to the Administrative Agent.

            5.06. Consummation of the Transaction. On the Initial Borrowing Date, the following shall be true: (i) the Merger Agreement shall be in full force and effect, without any waiver or amendment of any term or other condition thereof; (ii) the Tender Offer shall have been consummated in accordance with applicable law and in accordance with the Acquisition Documents, without any waiver or amendment of any term or other condition thereof; (iii) the recommendation of the Board of Directors of the Parent and Essex with respect to the Transaction shall not have been modified in any material respect or withdrawn; (iv) the Minimum Condition shall have been satisfied and Acquisition Co shall have accepted for payment up to the Maximum Number of shares under the Tender Offer and, as a result thereof, the Parent shall be able to effect the Merger without the affirmative vote of any other Person; (v) no Change of Control Event shall have occurred; (vi) all necessary material governmental and third party approvals in connection with the Transaction shall have been obtained and remain in effect, and all applicable waiting periods shall have expired (including, without limitation, those prescribed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976), in each case, without any action being taken by any authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by the Loans (or which may have any such effect); (vii) each of the Parent, the Borrowers and their respective Subsidiaries shall have no Indebtedness outstanding except as permitted by Section 8.04; (viii) there shall not have occurred after October 21, 1998 any material adverse change to the syndication market for credit facilities similar in nature to the Loans and there shall not have occurred after October 21, 1998 and be continuing a material disruption of or material adverse change in financial, banking or capital markets that would have a material adverse effect on the syndication of the Loans, in each case as determined by the Administrative Agent in its reasonable discretion; and (ix) not less than a majority of the board of directors of Essex International shall be comprised of the Parent's designees and all actions (including any amendment of the bylaws of Essex International) necessary to cause the foregoing shall have been taken.

            5.07. Essex Credit Agreement. (a) On the Initial Borrowing Date, the commitments under the Essex Credit Agreement shall have been terminated, all loans thereunder shall have been repaid in full, together with all accrued and unpaid interest thereon, all accrued and unpaid fees thereon shall have been repaid in full and all other amounts then owing pursuant to the Essex Credit Agreement shall have been repaid in full.

            (b) On the Initial Borrowing Date, all security interests and Liens created under the Essex Credit Agreement and the related security documents on the capital stock of, and assets (including intercompany notes) owned by, Essex and its Subsidiaries shall have been terminated and released, and the Administrative Agent shall have received all such releases as may have been requested by the Administrative Agent, which releases shall be in the form and substance reasonably satisfactory to the Administrative Agent.

            (c) The Administrative Agent shall have received evidence from the lenders under the Essex Credit Agreement in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 5.07(a) and (b) have been satisfied at such time.

            5.08. Security Documents. (a) On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Amended and Restated Pledge Agreement in the form of Exhibit F (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledged Securities referred to therein (which, in the case of a Non-U.S. Subsidiary that is not a Guarantor, shall equal 65% of its outstanding capital stock), endorsed in blank in the case of promissory notes or accompanied by executed and undated stock powers in the case of capital stock, and the Pledge Agreement shall be in full force and effect.

            (b) On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Amended and Restated Security Agreement in the form of Exhibit G (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Security Agreement") covering all of the Security Agreement Collateral, together with:

            (1) executed copies of financing statements (Form UCC-1) or appropriate local equivalent in proper form for filing under the UCC or appropriate local equivalent of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

            (2) executed copies of financing statement amendments or comparable documents of, and executed by, the appropriate entities in proper form for filing under the provisions of the UCC and applicable domestic or local laws, rules or regulations in the jurisdictions in which financing statements were filed in connection with the Existing Superior Credit Agreement;

            (3) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of a recent date listing all effective financing statements that name any Credit Party as debtor and that are filed in the jurisdictions referred to in clause (1) above, together with copies of such financing statements that name any Credit Party as debtor (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Administrative Agent and (y) to the extent evidencing Permitted Liens);

            (4) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement; and

            (5) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement have been taken;

and the Security Agreement shall be in full force and effect.

            5.09. Payment of Fees. On or before the Initial Borrowing Date and thereafter at the time of each Credit Event and after giving effect thereto, all costs, fees and expenses, and all other compensation contemplated by this Agreement or any other agreement with the Administrative Agent or any Lender, due to the Administrative Agent or the Lenders (including, without limitation, legal fees and expenses) shall have been paid to the extent then due.

            5.10. Conditions Relating to Mortgaged Real Properties. On or prior to the Initial Borrowing Date, each Credit Party shall have caused to be delivered to the Collateral Agent, on behalf of the Lenders, the following documents and instruments:

            (i) a Mortgage encumbering each Mortgaged Real Property in favor of the Collateral Agent, for the benefit of the Lenders, duly executed and acknowledged by the applicable Borrower or the Subsidiary Guarantor that is the owner of or holder of an interest in such Mortgaged Real Property, and otherwise in form for recording in the recording office of each political subdivision or non-U.S. jurisdiction where each such Mortgaged Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such UCC-1 financing statements and other similar statements as are contemplated by the counsel opinions described in Section 5.03 in respect of such Mortgage, all of which shall be in form and substance reasonably satisfactory to the Collateral Agent, and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, which Mortgage and financing statements and other instruments shall be effective to create a first priority Lien on such Mortgaged Real Property subject to no Liens other than Prior Liens applicable to such Mortgaged Real Property;

            (ii) with respect to each Mortgaged Real Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary or required to consummate the transactions contemplated hereby or as shall reasonably be deemed necessary by the Collateral Agent in order for the owner or holder of the fee interest constituting such Mortgaged Real Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Real Property;

            (iii) with respect to each Mortgage, a policy (or commitment to issue a policy) of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid first priority Lien on the real property and fixtures described therein in an amount not less than 115% of the fair market value thereof which policy (or commitment) shall (a) be issued by the Title Company, (b) include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the Collateral Agent, (c) contain a "tie-in" or "cluster" endorsement (if available under applicable law) (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (d) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Collateral Agent to the extent that such opinions can be obtained at a cost which is reasonable with respect to the value of the Real Property subject to such Mortgage) as shall be reasonably requested by the Collateral Agent (including, without limitation, endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate and so-called comprehensive coverage over covenants and restrictions) and (e) contain no exceptions to title other than exceptions for the Prior Liens applicable to such Mortgaged Real Property;

            (iv) with respect to each Mortgaged Real Property, a Survey;

            (v) with respect to each Mortgaged Real Property, policies or certificates of insurance as required by the Mortgage relating thereto, which policies or certificates shall comply with the insurance requirements contained in such Mortgage;

            (vi) with respect to each Real Property and each Mortgaged Real Property, UCC, judgment and tax lien searches confirming that the personal property comprising a part of such Real Property or Mortgaged Real Property is subject to no Liens other than Prior Liens;

            (vii) with respect to each Mortgaged Real Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called "gap" indemnification) as shall be required to induce the Title Company to issue the policy or policies (or commitment) and endorsements contemplated in subparagraph (iii) above;

            (viii) evidence acceptable to the Collateral Agent of payment by the Company of all title insurance premiums, search and examination charges, survey costs and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title insurance policies referred to in subparagraph (iii) above;

            (ix) with respect to each Mortgaged Real Property, copies of all Leases, subleases, leases in which the Company or a Subsidiary Guarantor holds the tenant's interest or other agreements relating to possessory interests. To the extent any of the foregoing affect any Mortgaged Real Property, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Real Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement, and shall otherwise be acceptable to the Collateral Agent;

            (x) with respect to each Mortgaged Real Property, an officer's certificate or other evidence satisfactory to the Collateral Agent that as of the date thereof there (a) has been issued and is in effect a valid and proper certificate of occupancy or local or non-U.S. equivalent for the use then being made of such Mortgaged Real Property (or that none is required under law) and that there is not outstanding any citation, violation or similar notice indicating that such Mortgaged Real Property contains conditions which are not in compliance with local or non-U.S. codes or ordinances relating to building or fire safety or structural soundness, (b) has not occurred any Taking or Destruction of any Mortgaged Real Property and (c) are no disputes regarding boundary lines, location, encroachment or possession of such Mortgaged Real Property and no state of facts existing which could reasonably be expected to give rise to any such claim.

            5.11. Conditions Relating to Existing Mortgaged Real Property. With respect to each Mortgage executed in connection with the Existing Superior Credit Agreement, the Company shall have caused to be delivered to the Collateral Agent, on behalf of the Secured Creditors, the following documents and instruments:

            (a) an amendment, duly executed and acknowledged by the applicable mortgagor under each such existing Mortgage, to secure the new Tranche A Term Loans, Tranche B Term Loans and new Revolving Loans pari passu with the existing Loans, in form for recording in the recording office of each political subdivision or non-U.S. jurisdiction where each such Mortgaged Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to evidence a lien under applicable law, and such UCC-3 financing statements and other similar statements as are contemplated by the counsel opinions described in Section 5.03 in respect of such amendment, all of which shall be in form and substance satisfactory to the Administrative Agent, and any other instruments necessary in connection with such amendment, which amendment, financing statements and other instruments, together with the applicable Mortgage, shall when recorded, be effective to create a first priority Lien on such Mortgaged Real Property subject to no Liens other than Prior Liens;

            (b) one or more endorsements to the policy of title insurance in respect thereof, such endorsements to provide that such policy insures, as of the Closing Date, the Lien of such Mortgage, as amended to include the new Tranche A Term Loans, Tranche B Term Loans and new Revolving Loans, as a valid first mortgage Lien on the real property and fixtures described therein and which endorsement or endorsements shall (w) be issued by the Title Company, (x) include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the Administrative Agent, (y) provide such assurances as shall be reasonably requested by the Administrative Agent and (z) contain only such exceptions to title as shall be Prior Liens or are otherwise agreed to by the Administrative Agent on or prior to the Closing Date with respect to such Mortgaged Real Property;

            (c) UCC, judgment and tax lien searches confirming that the personal property located on the premises comprising a part of such Mortgaged Real Property is subject to no Liens other than Prior Liens;

            (d) such affidavits, certificates, information (including financial data), and instruments of indemnification (including, without limitation, a so-called "gap" indemnification) as shall be required to induce the Title

      Company to issue the endorsements contemplated in subparagraph (b) above; and

            (e) evidence acceptable to the Administrative Agent of payment by the appropriate Credit Party of all applicable title insurance premiums, search and examination charges, survey costs and related costs, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the amendment referred to subparagraph (i) above and the issuance of the title insurance endorsements referred to in subparagraph
      (ii) above.

            5.12. Solvency Certificate; Evidence of Insurance. On the Initial Borrowing Date, the Administrative Agent shall have received:

            (a) one or more solvency certificates in the form of Exhibit H from the chief financial officer of the Parent, the Company and of each Guarantor and dated the Initial Borrowing Date, in each case, addressed to the Administrative Agent and each Lender, and reciting that, both prior to and after giving effect to the Transaction and the incurrence of all financings contemplated herein, the Parent, the Company, Essex and each of their respective Subsidiaries (on a stand-alone basis) are not and will not be rendered insolvent or inadequately capitalized for the respective businesses they intend to conduct and have not and will not have incurred debts beyond their ability to pay as they mature and that, upon consummation of the Transaction, the total assets of the Parent and the Company exceeds the amount necessary to pay all of their liabilities and that neither the Parent, the Company, Essex nor any of their respective Subsidiaries is entering into the Transaction with the intent to hinder, delay or defraud any creditor of the Parent, the Company, Essex or any of their respective Subsidiaries; and

            (b) evidence of insurance complying with the requirements of Section
      7.03 for the business and properties of the Parent, the Company, Essex and their respective Subsidiaries, in scope, form and substance reasonably satisfactory to the Administrative Agent and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be cancelled or revised without at least 30 days' (or 10 days' in the case of non-payment of premium) prior written notice by the insurer to the Collateral Agent.

            5.13. Margin Regulations. On the Initial Borrowing Date and after giving effect to such Credit Event and Section 12.17 hereof, neither the making of any Loan, nor the use of the proceeds thereof, shall have violated the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

            5.14. Total Unutilized Revolving Loan Commitment. On the Initial Borrowing Date, immediately after giving effect to such Credit Event, there shall be Total Unutilized Revolving Loan Commitment of at least $125,000,000.

            5.15. Notice of Borrowing; Letter of Credit Request. The Administrative Agent shall have received a Notice of Borrowing satisfying the requirements of Section 1.03 with respect to each incurrence of Loans; and the Administrative Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request satisfying the requirements of Section 2.02 with respect to each issuance of a Letter of Credit.

            5.16. Floating Rate Facility. On the Initial Borrowing Date, all conditions to the funding of the Floating Rate Facility shall have been satisfied, all documentation relating thereto shall be in form and substance satisfactory to the Administrative Agent and the funding of the Floating Rate Facility shall occur no later than simultaneously with the incurrence of the Loans hereunder.

            5.17. Adverse Change, etc. On the Initial Borrowing Date, and after giving effect to such Credit Event, nothing shall have occurred since June 30, 1998, in the case of Essex (but only in the case of Borrowings by Essex), and July 31, 1998, in the case of the Parent or the Company (and neither the Lenders nor the Administrative Agent shall have become aware of any facts or conditions not previously known), which has, or could reasonably be expected to have, a Material Adverse Effect.

            5.18. Proceeds of the Loans. On the Initial Borrowing Date, the Administrative Agent shall have received confirmation in writing, acceptable to the Administrative Agent, as to the manner in which the proceeds of the Loans will be held pending proration of the shares of Essex International common stock accepted in the Tender Offer.

            5.19. Creation of the Company. The Company shall have been duly organized under the laws of the State of Delaware and the Parent shall have transferred all of its assets to the Company (other than the capital stock of DNE Systems and insignificant assets).

            The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to the Administrative Agent and each of the Lenders that all of the applicable conditions specified above exist as of the date of such Credit Event. All of the certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at its Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders and shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders.

            SECTION 5A. Conditions Precedent to All Loans. The obligation of each Lender to make all Loans hereunder, including, without limitation, the initial Loans and the obligation of each Letter of Credit Issuer to issue each Letter of Credit hereunder, is subject, at the time of each Credit Event, to the satisfaction of the following conditions:

            5.01A Adverse Change, etc. At the time of each Credit Event and after giving effect thereto, nothing shall have occurred to the Parent, the Company and its Subsidiaries (including Essex) (and neither the Lenders nor the Administrative Agent shall have become aware of any facts or conditions not previously known) which has, or could reasonably be expected to have, a Material Adverse Effect.

            5.02A Litigation. At the time of each Credit Event and after giving effect thereto, there shall be no actions, suits or proceedings pending or threatened (a) with respect to this Agreement or any other Document or the Transaction or (b) which the Lenders shall have determined could reasonably be expected to have a Material Adverse Effect.

            5.03A No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, unless stated to relate to a specific earlier date, in which case such repre-sentations and warranties shall be true and correct in all material respects as of such earlier date.

            The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to the Administrative Agent and each of the Lenders that all of the applicable conditions specified above exist as of the date of such Credit Event.

            SECTION 5B. Conditions Precedent to Initial Extension of Credit to a Subsidiary Borrower. The agreement of the Alternate Currency Lender to make the initial extension of credit requested to be made by it to any Subsidiary Borrower on any date is subject to the satisfaction of the following conditions precedent:

            5.01B Borrowing Subsidiary Agreement. The Administrative Agent shall have received a borrowing subsidiary agreement for such Subsidiary Borrower executed and delivered by the Company and such Subsidiary Borrower.

            5.02B Opinions. The Administrative Agent shall have received a satisfactory written opinion of counsel for such Subsidiary Borrower covering such matters relating to such Subsidiary Borrower or its borrowing subsidiary agreement as the Administrative Agent shall reasonably request.

            5.03B Amendments to Other Credit Documents. In the case of the initial extension of credit to the first Subsidiary Borrower designated hereunder, the other Credit Documents and, to the extent necessary, the filings made in connection therewith, shall have been amended or supplemented (and, if necessary, such amendments or supplements shall have been recorded) as specified by the Administrative Agent, in each case for the purpose of ensuring that the obligations of the Subsidiary Borrowers in respect of the Alternate Currency Loans incurred by any such Subsidiary Borrower hereunder are guaranteed, and the guarantees thereof are secured, as applicable, by such other Credit Documents.

            5.04B Other Documents. The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of such Subsidiary Borrower, the authorization of the transactions contemplated hereby relating to such Subsidiary Borrower, appointment of an agent for service of process and any other legal matters relating to such Subsidiary Borrower, its borrowing subsidiary agreement or such transactions, all in form and substance satisfactory to the Administrative Agent.

            SECTION 6. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit provided for herein, the Parent and each of the Borrowers makes the following representations, warranties and agreements with the Lenders (in each case both before and after giving pro forma effect to the Transaction and (other than with respect to scheduling consents required or necessary) the receipt of all required or necessary consents to the extent that they have been received and are effective on and after the Initial Borrowing Date), all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit (with the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

            6.01. Corporate Status. Each of the Borrowers and the Parent and each of their respective Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the requisite corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

            6.02. Corporate Power and Authority. Each Credit Party has the requisite corporate power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Documents to which it is a party. Each Credit Party has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally af-fecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

            6.03. No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party nor compliance by any Credit Party with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, including, without limitation, the making of any Loan or the use of the proceeds thereof, (i) after giving effect to Section 12.17, will contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, including, without limitation, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Parent, the Borrowers or any of their respective Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement or instrument to which the Parent, the Borrowers or any of their respective Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Parent, the Borrowers or any of their respective Subsidiaries.

            6.04. Use of Proceeds. The proceeds of the Loans (and the Floating Rate Facility) shall be utilized as follows: (I) on the Initial Borrowing Date, all proceeds of the Term Loans and the Floating Rate Facility and up to an aggregate of $100,000,000 of the proceeds of the Revolving Loans shall be used to (i) consummate the Tender Offer (including payments in respect of stock options and settlement of certain employee rights with respect to a change of control of Essex International) and pay fees and expenses in connection therewith, (ii) refinance the Existing Superior Credit Agreement and (iii) refinance up to $280,000,000 of Indebtedness of Essex incurred under the Essex Credit Agreement and (II) on and after the Initial Borrowing Date, the proceeds of the Revolving Loan shall be used for the general corporate purposes of the Company and its Subsidiaries, including Essex, including for funding the consideration required to be paid by Cables of Zion to ac-quire the Cvalim Assets and to provide working capital to Cvalim under the terms contemplated by Section 8.04(n).

            6.05. Governmental Approvals. All applicable waiting periods (including, without limitation, those prescribed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976) shall have expired and except for filings with applicable governmental authorities contemplated by the Security Documents, all of which shall be made in accordance with such Security Documents, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any non-U.S. or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any Document.

            6.06. Investment Company Act; Public Utility Holding Company Act. Neither the Parent, the Company, Essex nor any of their respective Subsidiaries is (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            6.07. True and Complete Disclosure. All factual information (taken as a whole) (which term shall not include, for purposes of this Section 6.07, the Projections or pro forma information delivered in connection herewith) heretofore or contemporaneously furnished by or on behalf of the Parent, the Borrowers or any of their respective Subsidiaries in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with the Documents or any transaction contemplated therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.

            6.08. Financial Condition; Financial Statements. (a) On and as of the Initial Borrowing Date, on a pro forma basis after giving effect to the Transaction and to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith, (x) the sum of the assets, at a fair valuation (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that would be obtained for such assets within such period by a capable and diligent businessperson from an interested buyer who is willing to purchase under ordinary selling conditions), of each of the Parent, the Borrowers and their respective Subsidiaries (on a consolidated basis) and each of the Company and Essex (on a stand-alone basis) will exceed its debts, (y) each Credit Party has not incurred or intended to, nor believes that it will, incur debts beyond its ability to pay such debts as such debts mature and (z) each Credit Party will have sufficient capital with which to conduct its business. For purposes of this Section 6.08, "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured; provided that to the extent any such "claim" is not fixed, the amount thereof shall equal the Parent's, the Company's or Essex's good faith estimate of the maximum amount thereof.

            (b) The annual and interim financial statements previously provided to the Administrative Agent (as to the Parent and Essex International and as to their respective Subsidiaries on a combined basis) (including statements of income and cash flows and changes in shareholders' equity), present fairly in all material respects the financial condition of the relevant Persons at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied (other than, in the case of such interim financial statements the absence of footnotes and normal year-end adjustments) and the financial statements as of and for the fiscal years have been audited by and accompanied by the opinion of Arthur Andersen LLP, independent public accountants of the Parent, and Ernst & Young, LLP, independent public accountants of Essex International.

            (c) Since June 30, 1998, in the case of Essex, and July 31, 1998, in the case of the Parent or the Company, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

            (d) Except as fully reflected in the financial statements described in Section 6.08(b), the Indebtedness incurred under this Agreement and the Floating Rate Facility and liabilities and obligations arising under the Merger Agreement and except as set forth in Schedule 6.08 hereto, (i) there were as of the Initial Borrowing Date (and after giving effect to any Loans made on such date), no liabilities or obligations (excluding obligations or liabilities incurred in the ordinary course of business, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect) with respect to the Parent, the Borrowers or any of their respective Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due), and (ii) neither the Parent, the Company, Essex nor any of their respective Subsidiaries knows of any basis for the assertion against the Parent, the Borrowers or any of their respective Subsidiaries of any such liability or obligation which, either individually or in the aggregate, has, or could be reasonably likely to have, a Material Adverse Effect.

            (e) The pro forma information contained in the Projections are based on good faith estimates and assumptions made by the management of each of the Parent and the Borrowers, and on the Initial Borrowing Date each of such management believes that the Projections and such pro forma information were reasonable and, in the case of the Projections, attainable under the facts and circumstances known to such management, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and that the differences could be material. There is no fact known to the Parent, the Borrowers or any of their respective Subsidiaries which would have a Material Adverse Effect which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

            6.09. Security Interests. On and after the Initial Borrowing Date, each of the Security Documents creates (or after the execution and delivery thereof and, where applicable, filing and/or recording thereof will create), in favor of the Collateral Agent for the benefit of the Secured Creditors as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons, and subject to no Liens other than Prior Liens and Liens permitted under the Security Documents. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made prior to, contemporaneously with or promptly (but in no event longer than two (2) days) after the Initial Borrowing Date as contemplated by Section 5.08(b) or on or prior to the execution and delivery thereof as contemplated by Sections 7.11 and 8.14.

            6.10. Transaction. At the time of consummation of the appropriate portion of the Transaction, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required to make or consummate such portion of the Transaction shall have been obtained, given, filed or taken or waived and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained) except where the failure to obtain, give, file or take would not reasonably be expected to have a Material Adverse Affect. All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents or imposes material adverse conditions upon the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transaction or the occurrence of any Credit Event or the performance by the Parent, the Borrowers and their respective Subsidiaries of their obligations under the Documents and all applicable laws. The Transaction has been consummated in accordance with the respective Documents and all applicable laws.

            6.11. Compliance with ERISA. (a) The Parent, the Borrowers, their respective Subsidiaries and their respective ERISA Affiliates are in compliance with all applicable provisions of ERISA and the Code and the published regulations and interpretations thereunder with respect to all employee benefit plans (as defined in Section 3(3) of ERISA); no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; the aggregate Unfunded Current Liability of all Plans (excluding Plans without Unfunded Current Liabilities) does not exceed $3,000,000; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its fund-ing standard account or has applied for a waiver of the minimum funding standard or an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made with respect to a Plan and a Non-U.S. Pension Plan have been timely made; neither the Parent, the Borrowers nor any Subsidiary of the Borrowers nor any ERISA Affiliate has incurred any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29),
4971, 4975 or 4980 of the Code or reasonably expects to incur any liability (including any indirect, contingent or secondary liability) under any of the foregoing Sections with respect to any Plan (other than liabilities of any ERISA Affiliate which could not, by operation of law or otherwise, become a liability of the Parent, the Borrowers or any of their respective Subsidiaries); no proceedings have been instituted to terminate, or to appoint a trustee to administer, any Plan; no condition exists which presents a material risk to the Parent, the Borrowers or any Subsidiary of the Borrowers or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Parent, the Borrowers and their respective Subsidiaries and their ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not, singly or in the aggregate, result in a Material Adverse Effect; no lien imposed under the Code or ERISA on the assets of the Parent, the Borrowers or any Subsidiary of the Borrowers or any ERISA Affiliate exists or is reasonably likely to arise on account of any Plan; and the Parent, the Borrowers and their respective Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in
Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

            (b) Each Non-U.S. Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither the Parent, the Borrowers nor any of their respective Subsidiaries has in-curred any obligation in connection with the termination of or withdrawal from any Non-U.S. Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Pension Plan which is funded, determined as of the end of the most recently ended fiscal year of the Parent, the Company or Essex on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Non-U.S. Pension Plan, and for each Non-U.S. Pension Plan which is not funded, the obligations of such Non-U.S. Pension Plan are properly accrued.

            (c) Notwithstanding the foregoing, the representations, warranties and agreements contained in this Section 6.11 are qualified such that a breach or failure thereof shall not be treated as such unless the circumstances of such breach or failure have resulted in or are reasonably expected to result in either (i) a Material Adverse Effect or (ii) the imposition of a lien on the assets of the Parent, the Borrowers or any of their respective Subsidiaries.

            6.12. Subsidiaries. On and as of the Initial Borrowing Date and after giving effect to the consummation of the Transaction, (i) the Company has no Subsidiaries other than those Subsidiaries listed on Annex VI and (ii) the Parent does not have any direct equity interest in any Person other than the Company, DNE Systems and Superior Trust I. Annex VI correctly sets forth, as of the Initial Borrowing Date and after giving effect to the Transaction, the percentage ownership (direct and indirect) of the Company in each class of capital stock of each of its Subsidiaries (including Essex and its Subsidiaries) and also identifies the direct owner thereof. Prior to the Initial Borrowing Date, the Parent owned no significant assets other than the capital stock of Acquisition Co, Superior Telecommunications and DNE Systems and, as of the Initial Borrowing Date, the Parent owns no significant assets other than all of the outstanding capital stock of the Company, DNE Systems and Superior Trust I (other than, in the case of Superior Trust I, the Trust Preferred Securities).

            6.13. Intellectual Property. Each of the Parent, the Borrowers and their respective Subsidiaries owns or holds a valid license to use all the material patents, trademarks, permits, service marks, trade names, technology, know-how and formulas or other rights with respect to the foregoing, free from restrictions that are materially adverse to the use thereof, that are used in the operation of the business of the Parent, the Borrowers and each of their respective Subsidiaries as presently conducted.

            6.14. Compliance with Statutes, etc. Each of the Parent, the Borrowers and their respective Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or non-U.S., in respect of the conduct of its business and the ownership of its property (provided, however, that this Section
6.14 does not apply to (i) compliance with respect to Environmental Laws, as to which no representation is made in this Section 6.14, but which is covered by
Section 6.15 hereof, (ii) compliance with respect to Taxes, as to which no representation is made in this Section 6.14, but which is covered by Section
6.18 hereof, (iii) compliance with respect to ERISA, as to which no representation is made in this Section 6.14, but which is covered by Section
6.11 hereof, and (iv) compliance with respect to labor relations matters, as to which no representation is made in this Section 6.14, but which is covered by
Section 6.17), except such noncompliance as is not likely to, individually or in the aggregate, have a Material Adverse Effect.

            6.15. Environmental Matters. Except as set forth in Schedule 6.15 or as could not reasonably be expected to have a Material Adverse Effect: (a) Each of the Parent, the Borrowers and their respective Subsidiaries, and their respective businesses and Real Property, has complied with, and on the date of each Credit Event is in compliance with, all applicable Environmental Laws and the requirements of any permits, licenses or other authorizations issued under such Environmental Laws. There are no pending or past or, to the best knowledge of the Parent, the Borrowers and their respective Subsidiaries, threatened Environmental Claims against the Parent, the Borrowers or any of their respective Subsidiaries or any Real Property currently or formerly owned or operated by the Parent, the Borrowers or any of their respective Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property currently or formerly owned or operated by the Parent, the Borrowers or any of their respective Subsidiaries or, to the best knowledge of the Parent, the Borrowers and their respective Subsidiaries, on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against the Parent, the Borrowers or any of their respective Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Parent, the Borrowers or any of their respective Subsidiaries under any applicable Environmental Law.

            (b) Except as set forth in Schedule 6.15, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property currently or formerly owned or operated by the Parent, the Borrowers or any of their respective Subsidiaries where such generation, use, treatment or storage has violated or could reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property currently or formerly owned or operated by the Parent, the Borrowers or any of their respective Subsidiaries. There are not now any underground storage tanks or related piping located on any Real Property currently owned or operated by the Parent, the Borrowers or any of their respective Subsidiaries.

            (c) Notwithstanding anything to the contrary in this Section 6.15, the representations and warranties made in this Section 6.15 shall only be untrue if either the individual or aggregate effect of all conditions, failures, noncompliances, Environmental Claims, Releases and presence of underground storage tanks or related piping, in each case of the types described above, could reasonably be expected to have a Material Adverse Effect.

            6.16. Properties. All Real Property owned by the Parent, the Borrowers or any of their respective Subsidiaries and all material Leaseholds of the Parent, the Borrowers or any of their respective Subsidiaries, in each case as of the Initial Borrowing Date and after giving effect to the Transaction, and the nature of the interest therein, is correctly set forth in Annex IV. Each of the Parent, the Borrowers and their respective Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property reflected in Annex IV or in the financial statements referred to in Section 6.08(b), free and clear of all Liens, other than Liens which are (x) in the case of Mortgaged Real Property, Prior Liens and Liens permitted by the applicable Mortgage and (y) in the case of other Real Property, Permitted Liens.

            6.17. Labor Relations. Neither the Parent, the Borrowers nor any of their respective Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Parent, the Borrowers or any of their respective Subsidiaries or threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Parent, the Borrowers or any of their respective Subsidiaries or, to the best knowledge of the Parent, the Borrowers or any of their respective Subsidiaries, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Parent, the Borrowers or any of their respective Subsidiaries or threatened against the Parent, the Borrowers or any of their respective Subsidiaries and
(iii) no union representation question existing with respect to the employees of the Parent, the Borrowers or any of their respective Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

            6.18. Tax Returns and Payments. All Federal, material state and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Parent, the Borrowers and/or any of their respective Subsidiaries have been timely filed with the appropriate taxing authority. The Returns accurately reflect all liability for taxes of the Parent, the Borrowers and their respective Subsidiaries for the periods covered thereby. The Parent, the Borrowers and each of their respective Subsidiaries have paid all taxes payable by them other than immaterial taxes and other taxes which are not yet due and payable, and other than taxes contested in good faith and for which adequate reserves have been established in accordance with GAAP. Except as disclosed in the financial statements referred to in Section 6.08(b) or Schedule 6.18, (a) there is no material action, suit, proceeding, investigation, audit or claim now pending or threatened by any authority regarding any taxes relating to the Parent, the Borrowers or any of their respective Subsidiaries and (b) neither the Parent, the Borrowers nor any of their respective Subsidiaries (nor any other person on their behalf or as part of a consolidated group) has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Parent, the Borrowers or any of their respective Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Parent, the Borrowers or any of their respective Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Parent, the Borrowers nor any of their respective Subsidiaries (nor any other person on their behalf or as part of a consolidated group) has provided, with respect to themselves or property held by them, any consent under Sec-tion 341 of the Code. Neither the Parent, the Borrowers nor any of their respective Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction and the other transactions contemplated hereby.

            6.19. Year 2000. All Information Systems and Equipment are either Year 2000 Compliant, or any reprogramming, remediation, or any other corrective action, including the internal testing of all such Information Systems and Equipment, will be completed by September 30, 1999. Further, to the extent that such reprogramming/remediation and testing action is required, the cost thereof, as well as the cost of the reasonably foreseeable consequences of failure to become Year 2000 Compliant, to the Parent, the Borrowers and their respective Subsidiaries (including, without limitation, reprogramming errors and the failure of other systems or equipment) will not result in a Material Adverse Effect.

            SECTION 7. Affirmative Covenants. Each of the Borrowers and the Parent hereby covenants and agrees that as of the Initial Borrowing Date and thereafter for so long as this Agreement is in effect and until the Total Commitments have terminated, no Letters of Credit (other than Letters of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have been supported in a manner satisfactory to the Letter of Credit Issuer in its sole and absolute discretion) or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then due and payable) incurred hereunder, are paid in full:

            7.01. Information Covenants. The Parent and the Company will furnish to each Lender:

            (a) Monthly Reports. Within 30 days after the end of each fiscal month of the Parent commencing with the fiscal month in which the Initial Borrowing Date occurs (other than the end of a fiscal quarter or fiscal year), the consolidated and consolidating balance sheet of the Parent and its Subsidiaries as at the end of such fiscal month and the related consolidated and consolidating statements of income and statements of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures for the corresponding periods in the prior fiscal year (sales to be broken down by the original equipment manufacturer, communications and electrical business segments) and comparable budgeted figures for the current fiscal month and year-to-date results, all of which shall be certified by the chief financial officer or other Authorized Officer of the Parent, subject to normal year-end audit adjustments and the absence of footnotes.

            (b) Quarterly Financial Statements. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Parent commencing with the fiscal quarter in which the Initial Borrowing Date occurs, the consolidated and consolidating balance sheet of the Parent and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated and consolidating statements of income, statements of changes in stockholders equity and statements of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding period in the prior fiscal year (sales to be broken down by the original equipment manufacturer, communications and electrical business segments), and comparative budgeted figures for the current fiscal quarter and year-to-date results, all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of the Parent that they fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

            (c) Annual Financial Statements. Within 90 days after the close of each fiscal year (or, if the Parent changes its fiscal year end, the "stub" period resulting therefrom) of the Parent commencing with the fiscal year in which the Initial Borrowing Date occurs, the consolidated and consolidating balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, statements of changes in stockholders equity and statements of cash flows (sales to be broken down by the original equipment manufacturer, communications and electrical business segments) for such fiscal year and setting forth comparative consolidated figures for the preceding fiscal year and comparable budgeted figures for the cur-rent fiscal year and (except for such comparable budgeted figures and the sales breakdown referred to above) certified (in the case of consolidated information) by Arthur Andersen LLP or such other independent certified public accountants of recognized national standing as shall be reasonably acceptable to the Administrative Agent, in each case to the effect that such statements fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the dates indicated and the results of their operations and cash flows, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Parent and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention insofar as such Default or Event of Default relates to financial and accounting matters or, if such a Default or an Event of Default has come to their attention a statement as to the nature thereof.

            (d) Budgets, etc. No more than 60 days after the commencement of each fiscal year of the Parent, budgets of and for the Parent and its Subsidiaries in reasonable detail for each of the four fiscal quarters of such fiscal year and an annual budget for the immediately succeeding fiscal year, in each case as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of financial statements pursuant to Section 7.01(b) and (c), a comparison of the current year to date financial results (other than in respect of the balance sheets included therein) against the budgets required to be submitted pursuant to this clause (d) shall be presented.

            (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 7.01(b) and (c), a certificate of the chief financial officer or other Authorized Officer of the Parent and the Company to the effect than no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall (x) set forth the calculations required to establish whether the Parent and the Company and its Subsidiaries were in compliance with the provisions of Sections 8.04(i) and (n), 8.05(d), (g), (k) and (q), 8.06, 8.08, 8.09,
      8.10 and 8.11, as at the end of such fiscal quarter or fiscal year, as the case may be, and (y) if delivered with the financial statements required by Section 7.01(c), set forth the amount of Excess Cash Flow for the respective Excess Cash Payment Period.

            (f) Notice of Default or Litigation. Promptly, and in any event within five Business Days (or 10 Business Days in the case of clause (y) below) after any executive or senior officer of the Parent or the Company obtains actual knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Parent or the Company proposes to take with respect thereto and
      (y) the commencement of, or threat of, any litigation or governmental proceeding pending against the Parent or the Company or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect, or a material adverse effect on the ability of any Credit Party to perform its respective obligations hereunder or under any other Credit Document.

            (g) Auditors' Reports. Promptly upon receipt thereof, a copy of each report or "management letter" submitted to the Parent or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the books of the Parent or any of its Subsidiaries.

            (h) Environmental Matters. Promptly, and in any event, within five Business Days after obtaining knowledge of any of the following (but only to the extent that any of the following, either individually or in the aggregate, could have a Material Adverse Effect), written notice of:

                  (i) any pending or threatened Environmental Claim against the
            Parent or any of its Subsidiaries or any Real Property currently or formerly owned or operated by the Parent or any of its Subsidiaries;

                  (ii) any condition or occurrence on any Real Property
            currently or formerly owned or operated by the Parent or any of its Subsidiaries that (x) results in material noncompliance by the Parent or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against the Par-ent or any of its Subsidiaries or any such Real Property;

                  (iii) any condition or occurrence on any Real Property
            currently or formerly owned or operated by the Parent or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by the Parent or any of its Subsidiaries, as the case may be, of its interest in such Real Property under any Environmental Law; and

                  (iv) the taking of any material removal, remedial corrective or other response action in response to the actual or alleged presence of any Hazardous Material on any Real Property currently or formerly owned or operated by the Parent or any of its Subsidiaries.

      All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal, remedial, corrective or other response action and the Parent's response thereto. In addition, the Parent agrees to provide the Lenders with copies of all material written communications by or to the Parent or any of its Subsidiaries with or from any Person, government or governmental agency relating to any of the matters set forth in clauses (i)-(iv) above, and such detailed reports relating to any of the matters set forth in clauses
      (i)-(iv) above as may reasonably be requested by the Administrative Agent or the Required Lenders.

            (i) Other Information. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC by the Parent or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as the Parent or any of its Subsidiaries shall send generally to analysts or the holders of their capital stock in their capacity as such holders (to the extent not theretofore delivered to the Lenders pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Lenders may reasonably request from time to time.

            7.02. Books, Records and Inspections. The Parent will, and will cause each of its Subsidiaries to, permit, upon notice to the chief financial officer or other Authorized Officer of the Parent, officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect any of the properties or assets of the Parent and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of the Parent and of any of its Subsidiaries and discuss the affairs, finances and accounts of the Parent and of any of its Subsidiaries with, and be advised as to the same by, their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may desire.

            7.03. Insurance. The Parent will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance with reputable and solvent insurance carriers in such amount, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice and as required pursuant to the Security Documents. Each of the Borrowers and the Parent will furnish to the Administrative Agent on the Initial Borrowing Date and on each such later date as the Administrative Agent or the Required Lenders may reasonably request a summary of the insurance carried in respect of the Parent, the Borrowers and their respective Subsidiaries and the assets of the Parent, the Borrowers and their respective Subsidiaries together with certificates of insurance and other evidence of such insurance, if any, naming the Collateral Agent as an additional insured and/or loss payee as required pursuant to the Security Documents.

            7.04. Payment of Taxes. The Parent will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under
Section 8.03(a) or charge upon any properties of the Parent or any of its Subsidiaries; provided that neither the Parent nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

            7.05. Corporate Franchises. The Parent will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises and authority to do business; provided, however, that any transaction permitted by Section 8.02 will not constitute a breach of this Section 7.05.

            7.06. Compliance with Statutes, etc. The Parent will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or non-U.S., in respect of the conduct of its business and the ownership of its property (provided, however, that this Section 7.06 does not apply to applicable statutes, regulations, orders and restrictions relating to environmental standards and controls, as to which no covenant is made in this
Section 7.06, but which are referred to in Section 7.07 hereof) except for such noncompliance as would not, singly or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party.

            7.07. Compliance with Environmental Laws. (a) The Parent will pay, and will cause each of its Subsidiaries to pay, all costs and expenses incurred by it in keeping in compliance in all material respects with, and avoiding liability under, all Environmental Laws, and will keep or cause to be kept all Real Properties owned or operated by the Parent or any of its Subsidiaries free and clear of any Liens imposed pursuant to such Environmental Laws; and (b) neither the Parent nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property owned or operated by the Parent or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, where the failure to comply with clause (a) above, either individually or in the aggregate, could reasonably be expected to result in a material liability to the Parent or any Subsidiary of the Parent or the failure to comply with clause (b) above, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. If the Parent or any of its Subsidiaries, or any tenant or occupant of any Real Property owned or operated by the Parent or any of its Subsidiaries, causes or permits any intentional or unintentional act or omission resulting in, or otherwise discovers, the presence or Release of any Hazardous Material (except in compliance with applicable Environmental Laws), the Parent agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, promptly and at their sole expense, any clean up, investigation, removal, remedial, corrective or other action required pursuant to Environmental Laws to investigate, remove or cleanup any Hazardous Materials from any Real Property where the failure to do so, either individually or in the aggregate, could reasonably be expected to result in a material liability to the Parent or any Subsidiary of the Parent; provided that neither the Parent nor any of its Subsidiaries shall be required to comply with any such order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP.

            7.08. ERISA. As soon as possible and, in any event, within 30 days after the Parent knows or has reason to know of the occurrence of any of the following events to the extent that one or more of such events is reasonably likely to result in a material liability to the Parent or any Subsidiary of the Parent, the Parent will deliver to each of the Lenders a certificate of the chief financial officer or other Authorized Officer of the Parent setting forth details as to such occurrence and the action, if any, which the Parent, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Parent, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency (as such term is defined in Section 412(a) of the Code) has been incurred or an application is reasonably expected to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan or Non-U.S. Pension Plan has not been timely made; that a Plan has been or is reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings are reasonably expected to be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Parent, any Subsidiary of the Parent or any ERISA Affiliate will or is reasonably expected to incur any material liability (including any contingent or secondary liability) to or on ac-count of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of
ERISA; or that the Parent or any Subsidiary of the Parent has or is reasonably expected to incur any material liability under any employee welfare benefit plan (within the meaning of Section 3(l) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). At the request of any Lender, the Parent will deliver to such Lender a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, at the request of the Administrative Agent or any Lender, copies of annual reports and any notices received by the Parent or any Subsidiary of the Parent or any ERISA Affiliate with respect to any Plan or Non-U.S. Pension Plan shall be delivered to the Lenders no later than 30 days after the date such report has been filed with the Internal Revenue Service or received by the Parent or the Subsidiary or the ERISA Affiliate.

            7.09. Good Repair. The Parent will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used in its business are kept in good repair, working order and condition, normal wear and tear and damage by casualty excepted, and, subject to Section 8.08, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

            7.10. End of Fiscal Years; Fiscal Quarters. The Parent will, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on or about April 30th of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on or about July 31st, October 31st and January 31st of each year; provided that the Parent may change such fiscal year to any other fiscal year period of twelve consecutive months with the consent of the Administrative Agent (which consent shall not unreasonably be withheld).

            7.11. Additional Security; Further Assurances. (a) Promptly, and in any event within 30 days after the acquisition of assets of the type that would have constituted Collateral (if the person acquiring such assets had executed an appropriate Security Document on the Initial Borrowing Date) at the Initial Borrowing Date (the "Additional Collateral"), the Borrowers will, and will cause each of the Guarantors to, at the request of the Collateral Agent following consultation with the Company as to the value of any such Additional Collateral, take all necessary action, including entering into the appropriate security documents and filing the appropriate financing statements under the provisions of the UCC or applicable non-U.S., domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate to grant the Collateral Agent a perfected Lien in such Collateral (or comparable interest under non-U.S. law in the case of non-U.S. Collateral) pursuant to and to the full extent required by the Security Documents and this Agreement; provided that no such action will be required of the Borrowers or any Guarantor to the extent that any such Additional Collateral is subject to a preexisting agreement which prohibits the granting of any additional liens; provided, further, that such preexisting agreement was not entered into in connection with, or in anticipation of or contemplation of, the acquisition of such assets by the Borrowers or any of their respective Subsidiaries. In the event that the Borrowers or a Guarantor acquires an interest in additional real property or the Collateral Agent shall, in its reasonable discretion, require the Borrowers or a Guarantor to grant to the Collateral Agent a security interest and mortgage lien on any Real Property not constituting Mortgaged Real Property on the Initial Borrowing Date (following consultation with the Company as to the value of any such Real Property), the Borrowers or such Guarantor, as the case may be, will take such actions and execute such documents as the Collateral Agent shall require to confirm the Lien of a Mortgage, if applicable, or to create a new Mortgage (including, without limitation, satisfaction of the conditions set forth in Sections 5.03 and 5.10). All actions taken by the parties in connection with the pledge of Additional Collateral, including, without limitation, reasonable costs of counsel for the Collateral Agent, shall be for the account of the Company, which shall pay all sums due on demand.

            (b) The Borrowers will, and will cause each of the Guarantors to, at the expense of the Company, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrowers shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure themselves that this Section 7.11 has been complied with.

            (c) If the Collateral Agent or the Required Lenders determine (and so advise the Company) that they are required by law or regulation to have appraisals prepared in respect of the Real Property of the Borrowers and their respective Subsidiaries constituting Collateral, the Company shall provide to the Collateral Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989 and which shall be in form and substance reasonably satisfactory to the Collateral Agent.

            (d) The Borrowers agree that each action required above by this
Section 7.11 shall be completed within 60 days after such action is either requested to be taken by the Collateral Agent or the Required Lenders or required to be taken by the Borrowers or any Guarantor pursuant to the terms of this Section 7.11; provided that in no event shall the Borrowers or any of their respective Subsidiaries be required to take any action, other than using its best efforts, to obtain consents from third parties with respect to its compliance with this Section 7.11.

            (e) Within 90 days of the Initial Borrowing Date (unless otherwise agreed to by the Collateral Agent following consultation with the Company as to the value of the assets owned by any such Subsidiary), the Borrowers shall cause the Loans (to the extent the proceeds thereof are made available to Non-U.S. Subsidiaries) to be guaranteed by such Subsidiaries and secured with the assets of such Subsidiaries (in each case, solely to the extent the proceeds thereof are made available to Non-U.S. Subsidiaries), all on terms and conditions, and subject to release provisions, agreed to by the Administrative Agent.

            (f) Within 90 days of the Initial Borrowing Date, the Borrowers shall provide legal opinions (or other documentation) satisfactory to the Administrative Agent to confirm the perfection of a first priority security interest in the capital stock of the Non-U.S. Subsidiaries (other than the Non-U.S. Subsidiaries organized under the laws of Barbados and Mauri-

tius) whose shares are required to be pledged on the Initial Borrowing Date pursuant to Section 5.08(a).

            (g) As soon as possible but in no event later than one year after the Initial Borrowing Date, the Company shall, and shall cause each of its applicable Subsidiaries to, obtain and deliver to the Collateral Agent, counsel to the Collateral Agent and the Title Company, with respect to the Mortgaged Real Properties located in (i) Fort Wayne, Indiana, (ii) Columbia City, Indiana,
(iii) Hoisington, Kansas, (iv) Pauline, Kansas, (v) Anaheim, California and (vi) Tiffin, Ohio, a Survey sufficient to cause the Title Company to (A) remove the survey and unrecorded easements exceptions from and (B) issue access, contiguity (if applicable), survey and so-called comprehensive endorsements to the title commitments and/or title policies covering such Mortgaged Real Properties.

            7.12. Register. The Company hereby designates the Administrative Agent to serve as the Company's agent, solely for purposes of this Section 7.12, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Company's obligations in respect of such Loans. With respect to any Lender, the transfer of the Loan Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Revolving Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Company and the Parent jointly and severally agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 7.12, except to the extent that any such losses, claims, damages or liabilities are found to have resulted from the gross negligence or willful misconduct of the Administrative Agent.

            7.13. Interest Rate Protection Agreements. The Company and the Parent will maintain, commencing no later than ninety days after the Initial Borrowing Date, in full force and effect Interest Rate Protection Agreements with parties reasonably acceptable to the Administrative Agent on no less than 50% of the principal amount of the Term Loans.

            7.14. Year 2000. The Borrowers and the Parent will ensure that their Information Systems and Equipment are at all times after September 30, 1999 Year 2000 Compliant, except insofar as the failure to do so will not result in a Material Adverse Effect, and shall notify the Administrative Agent and any Lender promptly upon detecting any material failure of the Information Systems and Equipment to be Year 2000 Compliant. In addition, the Borrowers and the Parent shall provide the Administrative Agent and any Lender with such information about their year 2000 computer readiness (including, without limitation, information as to contingency plans, budgets and testing results) as the Administrative Agent or such Lender shall reasonably request.

            SECTION 8. Negative Covenants. Each of the Borrowers and the Parent hereby covenants and agrees that as of the Initial Borrowing Date and thereafter for so long as this Agreement is in effect and until the Total Commitments have terminated, no Letters of Credit (other than Letters of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have been supported in a manner satisfactory to the Letter of Credit Issuer in its sole and absolute discretion) or Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then due and payable) incurred hereunder, are paid in full:

            8.01. Changes in Business. The Parent, the Company and Essex and their respective Subsidiaries will not engage in any business other than the businesses in which the Parent, the Borrowers and their respective Subsidiaries are engaged in as of the Initial Borrowing Date and activities incidental thereto, and similar or related businesses.

            8.02. Consolidation, Merger, Sale or Purchase of Assets, etc. The Company will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets (including without limitation capital stock of any Subsidiary of the Company) (other than inventory in the ordinary course of business, including sales of inventory on consignment in the ordinary course of business), or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that the following shall be permitted:

            (a) the Company and its Subsidiaries may, as lessee or lessor, enter into operating leases in the ordinary course of business with respect to real or personal property;

            (b) Capital Expenditures by the Company and its Subsidiaries to the extent not in violation of Section 8.08;

            (c) the Investments permitted pursuant to Section 8.05;

            (d) the Company and its Subsidiaries may sell assets no longer used in the business other than Mortgaged Real Property; provided that the aggregate sale proceeds from all assets subject to such sales pursuant to this clause (d) shall not exceed $25,000,000 in any consecutive twelve month period of the Company (exclusive of sale proceeds in respect of obsolete, outmoded or worn-out machinery, equipment, furniture or fixtures) and each such asset sale subject to this clause (d) is for at least 85% cash and at fair market value (as determined in good faith by the Company);

            (e) the Company and its Subsidiaries may sell or discount (x) without recourse, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof or (y) accounts receivable pursuant to the Receivables Financing Agreement;

            (f) without limitation to clause (d), the Company and its Subsidiaries may sell or exchange specific items of machinery or equipment, so long as the proceeds of each such sale or exchange is used (or contractually committed to be used) to acquire (and results within 180 days of such sale or exchange in the acquisition of) replacement items of machinery or equipment;

            (g) the Company and its Subsidiaries may, in the ordinary course of business, license, as licensor or licensee, patents, trademarks, copyrights and know-how to third Persons and to one another, so long as any such license by the Company or its Subsidiaries in its capacity as licensor is permitted to be assigned pursuant to the Security Agreement (to the extent that a security interest in such patents, trademarks, copyrights and know-how is granted thereunder) and does not otherwise prohibit the granting of a Lien by the Company or any of its Subsidiaries pursuant to the Security Agreement in the intellectual property covered by such license;

            (h) the assets of any Non-U.S. Subsidiary of the Company may be transferred to the Company or any of its Subsidiaries, and any Non-U.S. Subsidiary of the Company may be merged with and into, or be dissolved or liquidated into, the Company or any of its Subsidiaries so long as the Company or such Subsidiary is the surviving corporation of any such merger, dissolution or liquidation and, except in the case of a transfer by the Israeli Subsidiaries, the security interests, if any, granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

            (i) any Domestic Subsidiary of the Company may transfer assets to the Company or to any other Domestic Subsidiary of the Company (other than a Receivables Subsidiary), so long as (i) if the transferee is a Subsidiary, such Subsidiary is a Guarantor and (ii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

            (j) any Domestic Subsidiary of the Company may merge with and into, or be dissolved or liquidated into, the Company so long as (i) the Company is the surviving corporation of any such merger, dissolution or liquidation and (ii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Domestic Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

            (k) any Domestic Subsidiary of the Company may merge with and into, or be dissolved or liquidated into, any Domestic Subsidiary of the Company so long as (i) such Domestic Subsidiary is a Guarantor and is the surviving corporation of any such merger, dissolution or liquidation and
      (ii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Domestic Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

            (l) so long as no Default or Event of Default then exists or would result therefrom (including giving pro forma effect to such acquisition and any additional Indebtedness resulting therefrom or incurred or assumed in connection therewith as if such acquisition had occurred and such Indebtedness had been incurred as of the first day of the most recently completed Test Period (including any other Permitted Acquisition that occurred, and related Indebtedness that was incurred, during such Test Period)), the Company and its Wholly-Owned Subsidiaries may acquire assets or the capital stock of any Person (any such acquisition permitted by this clause (l), a "Permitted Acquisition"); provided that (i) such Person (or the assets so acquired) was, immediately prior to such acquisition, engaged (or used) primarily in the business permitted pursuant to Section 8.01, (ii) if such acquisition is structured as a stock or other equity acquisition, then either (A) the Person so acquired becomes a Wholly-Owned Subsidiary of the Company and, subject to Section 8.14, a Guarantor or (B) such Person is merged with and into the Company or a Wholly-Owned Subsidiary of the Company that is a Guarantor (with the Company or such Wholly-Owned Subsidi-ary being the surviving corporation of such merger), and in any case, all of the provisions of Section 8.14 have been complied with in respect of such Person, (iii) any Liens or Indebtedness assumed or issued in connection with such acquisition is otherwise permitted under Section 8.03 or 8.04, as the case may be, and (iv) after giving effect thereto, the Unutilized Revolving Loan Commitment would be at least $55,000,000; provided, further, that any such Permitted Acquisition (or series of related Permitted Acquisitions) involving total consideration (including, without limitation, any earn-out, non-compete or deferred compensation arrangements and the value of any Company securities, but not including any Indebtedness assumed that complies with Section 8.04(m)) by the Company and its Wholly-Owned Subsidiaries in excess of the Total Consideration Amount shall not be consummated without the prior written consent of the Required Lenders; and provided, further, that the Company shall have delivered to the Administrative Agent a certificate of the Chief Financial Officer of the Company showing compliance (in reasonable detail as to pro forma calculations) with all of the provisions of this paragraph (l);

            (m) leases or subleases granted by the Company or any of its Subsidiaries to third Persons not interfering in any material respect with the business of the Company or any of its Subsidiaries;

            (n) the Company and its Subsidiaries may, in the ordinary course of business, sell, transfer or otherwise dispose of patents, trademarks, copyrights and know-how which, in the reasonable judgment of the Company or such Subsidiary, are determined to be uneconomical, negligible or obsolete in the conduct of business;

            (o) "inactive" or "shell" Subsidiaries may be dissolved or otherwise liquidated;

            (p) the Transaction and the merger of Essex with and into Superior Telecommunications may be consummated;

            (q) the purchase of the outstanding equity interests in Cables of Zion that are not currently held by the Company and its Subsidiaries, provided that the aggregate consideration does not exceed $25,000,000;

            (r) (I) the purchase of the Cvalim Assets by the Israeli Subsidiaries for an aggregate consideration plus re-lated working capital, in an aggregate amount not to exceed $90,000,000, provided such consideration is funded either (w) through Investments, including by way of guarantee, in an amount not to exceed $15,000,000, provided that such Investment is otherwise permitted by Section 8.05(q) or
      (x) through Indebtedness incurred by the Israeli Subsidiaries or (y) through an intercompany loan made to the Israeli Subsidiaries by the Company and/or any of its Subsidiaries that is a Guarantor, provided that
      (i) such intercompany loan is secured, on terms reasonably acceptable to the Administrative Agent, with substantially all of the assets of the Israeli Subsidiaries (subject, in certain cases, to Liens on assets pledged or otherwise provided as collateral to secure governmental grants and other local obligations), including the Cvalim Assets and (ii) such secured intercompany loan is pledged to the Administrative Agent, on behalf of the Lenders, on terms acceptable to the Administrative Agent or
      (z) through a combination of (w), (x) and (y) and (II) vendor financing provided to support the local operations of the Israeli Subsidiaries in an amount not to exceed $60,000,000;

            (s) Investments in the Mexican Subsidiaries to fund their development of certain manufacturing facilities in Mexico in an aggregate amount not to exceed $80,000,000; provided that until January 31, 2001, the amount of such Investments shall not exceed $40,000,000 in the aggregate; and provided, further, that such amount may either be funded
      (A) through Indebtedness incurred by the Mexican Subsidiaries or (B) through intercompany loans, on terms reasonably acceptable to the Administrative Agent, provided that (i) such intercompany loans shall be secured, on terms reasonably acceptable to the Administrative Agent, with all of the assets of the Mexican Subsidiaries, including those contemplated to be built or constructed; (ii) the Mexican Subsidiaries shall become Guarantors (it being understood that such Guaranty is subject to the last sentence of Section 8.14) and (iii) such secured intercompany loans are pledged to the Administrative Agent, on behalf of the Lenders, on terms acceptable to the Administrative Agent or (C) through the investment of up to $16,000,000 of equity or other similar contributions, or (D) through a combination of (A), (B) and (C); and

            (t) the acquisition of assets by the Israeli Subsidiaries to the extent they are used or useful in the business of the Israeli Subsidiaries, provided that no credit or other financial support is provided, directly or indirectly, thereby by the Parent, the Company or the other Subsidiaries of the Company except to the extent such support would be permitted by
      Section 8.05(p) as an Investment.

To the extent the Required Lenders waive the provisions of this Section 8.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 8.02, such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

            8.03. Liens. The Company will not, and will not permit any Guarantor to, create, incur, assume or suffer to exist any Lien upon or with respect to any item constituting Collateral except for the Lien of the Security Documents relating thereto, the Prior Liens applicable thereto and other Liens expressly permitted by such Security Documents. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of the Company or such Subsidiary which does not constitute Collateral, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except the following (collectively referred to as "Permitted Liens"):

            (a) inchoate Liens for taxes, assessments or governmental charges of levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

            (b) Liens in respect of property or assets of the Company or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business or in connection with any Capital Expenditure permitted by the terms of this Agreement and which have not arisen to secure Indebtedness for borrowed money, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

            (c) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Annex III, and extensions, renewals or related refinancings thereof, provided that such extensions, renewals or related refinancings pursuant to Section 8.04(g)
      (x) do not increase the obligations so secured and (y) apply to additional assets not subject to the lien being extended or renewed;

            (d) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.09;

            (e) Liens incurred or deposits made (x) in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); and (y) to secure the performance of leases of Real Property, to the extent incurred or made in the ordinary course of business;

            (f) licenses, leases or subleases granted to third Persons not interfering in any material respect with the business of the Company or any of its Subsidiaries;

            (g) easements, zoning restrictions, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

            (h) Liens arising from precautionary UCC financing statements regarding operating leases permitted by this Agreement;

            (i) any interest or title of a licensor, lessor or sublessor under any license or lease permitted by this Agreement;

            (j) Liens created pursuant to Capital Leases permitted pursuant to
      Section 8.04(i);

            (k) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Initial Borrowing Date; provided that (i) any such Liens attach only to the assets so purchased, (ii) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 8.04(i);

            (l) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Company in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 8.04(m), and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Company or any of its Subsidiaries;

            (m) Liens on the receivables subject to the Receivables Financing Agreement and Receivables Related Assets, in each case securing the Receivables Financing Agreement;

            (n) Liens set forth on Schedule 8.03(n) securing Indebtedness of Essex or any of its Subsidiaries pursuant to the Essex Capital Lease Facility;

            (o) Liens on assets of the Israeli Subsidiaries to secure Indebtedness permitted under Section 8.04(n);

            (p) Liens on assets of Essex Canada securing the Essex Canadian Facility and any permitted refinancing thereof;

            (q) Liens on the assets of the Mexican Subsidiaries to secure Indebtedness permitted under Section 8.04(o); and

            (r) additional Liens (on assets other than the Collateral) incurred by the Company and its Subsidiaries so long as the aggregate value of the property subject to such Liens, and the Indebtedness and other obligations secured thereby, do not exceed $15,000,000.

            8.04. Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

            (b) the Floating Rate Facility and any extensions, refinancings, replacements or restructurings (collectively, "refinancings") thereof; provided that the then outstanding principal amount thereof is not increased and the terms and conditions of such refinancings thereof are no more adverse in any material respect to the Company or the Lenders than with respect to the Indebtedness being so refinanced, it being understood that a refinancing at a fixed interest rate per annum of no greater than 13% shall not be deemed more adverse;

            (c) Indebtedness (together with other obligations) of Essex Funding or any other Receivables Subsidiary incurred pursuant to the Receivables Financing Agreement, provided that the funded amount, together with any other Indebtedness thereunder, does not at any time exceed $225,000,000;

            (d) Indebtedness of Essex Canada under the Essex Canadian Facility, and any refinancings thereof; provided that the then outstanding principal amount thereof is not increased and the terms and conditions of such refinancings thereof are no more adverse in any material respect to the Company or the Lenders than with respect to the Indebtedness being so refinanced;

            (e) the Essex Capital Lease Facility, provided the principal amount thereof at any time does not exceed $18,000,000, and any refinancings thereof; provided that the then outstanding principal amount thereof is not increased and the terms and conditions of such refinancings thereof are no more adverse in any material respect to the Company or the Lenders than with respect to the Indebtedness being so refinanced;

            (f) letters of credit existing as of the date hereof as set forth on Annex VII, and any extensions or refinancings thereof; provided that the then outstanding face amounts thereof are not increased and the terms and conditions of such refinancings thereof are no more adverse in any material respect to the Company or the Lenders than with respect to the Indebtedness being so refinanced;

            (g) Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Annex VII, and any refinancings thereof; provided that the then outstanding principal amount thereof is not increased and the terms and conditions of such refinancings thereof are no more adverse in any material respect to the Company or the Lenders than with respect to the Indebtedness being so refinanced;

            (h) Indebtedness under Interest Rate Protection Agreements and Other Hedging Agreements permitted by Section 8.05(d);

            (i) (A) Capitalized Lease Obligations and Indebtedness of the Company and its Subsidiaries incurred after the Initial Borrowing Date to secure purchase money Liens permitted under Section 8.03(k); provided that
      (i) all such Capitalized Lease Obligations are permitted under Section
      8.08 and (ii) the sum of (x) the aggregate Capitalized Lease Obligations outstanding at any time plus (y) the aggregate principal amount of such purchase money Indebtedness outstanding at such time, together, shall not exceed $20,000,000 and (B) Capital Lease Obligations existing on the Initial Borrowing Date, as set forth on Annex VII;

            (j) Indebtedness constituting Intercompany Loans to the extent permitted by Section 8.05(g);

            (k) Indebtedness of Non-U.S. Subsidiaries to the Company or any of its Domestic Subsidiaries as a result of any investment made pursuant to
      Section 8.05;

            (l) Indebtedness consisting of guaranties (x) by the Company of Indebtedness, leases and other contractual obligations permitted to be incurred by Subsidiaries of the Company that are Guarantors and (y) by Non-U.S. Subsidiar-ies of the Company of Indebtedness, leases and other contractual obligations permitted to be incurred by the Company and its Subsidiaries;

            (m) Indebtedness of a Subsidiary acquired as a result of a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness); provided that (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (ii) at the time of such Permitted Acquisition such Indebtedness does not exceed 25% of the total then fair market value of the assets of the Subsidiary so acquired, or of the asset so acquired, as the case may be, (iii) so long as, before and after giving effect to such Permitted Acquisition, no Default or Event of Default shall have occurred or would result therefrom and (iv) such Indebtedness is not recourse to any assets of the Company or its Subsidiaries other than the Subsidiary and assets so acquired;

            (n) (A) the Indebtedness described in Section 8.02(r)(I) and (B) other Indebtedness incurred by the Israeli Subsidiaries, provided, directly or indirectly, that no credit or other financial support is provided thereby by the Parent, the Company or the other Subsidiaries of the Company;

            (o) additional Indebtedness of the Mexican Subsidiaries and intercompany loans made to the Mexican Subsidiaries as contemplated by and in accordance with the terms of Section 8.02(s) to fund the development of certain manufacturing facilities in Mexico;

            (p) additional Indebtedness of the Company and its Subsidiaries not otherwise permitted hereunder not exceeding $30,000,000 in aggregate principal amount at any time outstanding; provided, however, that no more than $10,000,000 of such amount may be secured Indebtedness.

            8.05. Advances, Investments and Loans. The Company will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (collectively, "Investments"), except:

            (a) the Company and its Subsidiaries may invest in or hold cash and Cash Equivalents, provided that any such Investments, including in cash, other than Investments denominated in U.S. Dollars shall only be made to the extent necessary to fund the local operations of the Non-U.S. Subsidiaries;

            (b) the Company and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables) of the Company or such Subsidiary;

            (c) the Company and its Subsidiaries may acquire and own Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (d) (x) Interest Rate Protection Agreements entered into to protect the Company against fluctuations in interest rates in respect of the Obligations and not for speculative purposes, (y) Other Hedging Agreements with respect to copper and other raw materials to be used in the business of the Company and its Subsidiaries; provided that such purchases are entered into in the ordinary course of business and for bona fide business (and not speculative) purposes and (z) Other Hedging Agreements with respect to currencies in which the Company and its Subsidiaries transact business; provided that such agreement are designed to protect against fluctuations in currency values and are entered into the ordinary course of business and for bona fide business (and not speculative) purposes;

            (e) advances, loans and Investments in existence on the Initial Borrowing Date and listed on Annex V shall be permitted, without giving effect to any additions thereto or replacements thereof (except those additions or replacements which are existing obligations as of the Initial Borrowing Date but only to the extent such further obligations are described on such Annex V);

            (f) deposits made in the ordinary course of business to secure the performance of leases or other contractual arrangements shall be permitted;

            (g) the Company may make intercompany loans and advances to any of its Subsidiaries that are Guarantors (so long as they remain Guarantors) and any Subsidiary of the Company may make intercompany loans and advances to the Company or any other Subsidiary of the Company that is a Guarantor (so long as it remains a Guarantor) (collectively, "Intercompany Loans");

            (h) loans and advances by the Company and its Subsidiaries to employees of the Company and its Subsidiaries for moving and travel expenses and other similar expenses or in connection with stock purchases in each case incurred in the ordinary course of business shall be permitted in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding;

            (i) Permitted Acquisitions shall be permitted;

            (j) the Company and its Subsidiaries may acquire and hold promissory notes and/or equity securities issued by the purchaser or purchasers in connection with the sale of assets to the extent permitted under Section 8.02(d);

            (k) Non-U.S. Subsidiaries may make Investments in other Non-U.S. Subsidiaries (other than the Israeli Subsidiaries);

            (l) the Company may contribute cash to one or more of its Subsidiaries that are or become Guarantors formed after the Initial Borrowing Date in accordance with Section 8.14 (including in connection with a Permitted Acquisition) so long as such Subsidiary remains a Guarantor;

            (m) Investments in Cables of Zion as permitted by Section 8.02(q);

            (n) the Company may make the intercompany loans to the Israeli Subsidiaries as permitted by Sections 8.02(r)(I)(y) and 8.02(r)(II);

            (o) Investments in the Mexican Subsidiaries as permitted by Section 8.02(s);

            (p) the performance by the Company and its Subsidiaries of their obligations under the Essex Funding Agreement or similar obligations under a Receivables Financing Agreement; and

            (q) the Company and its Subsidiaries that are Guarantors may make new or additional cash Investments in or to Persons (including, without limitation, the Investments contemplated by Section 8.02(r)(I)(w)) in an amount not to exceed $25,000,000 outstanding at any one time (giving effect to any repayments in cash, but without giving effect to any distributions or profits thereon, write-downs or non-cash payments); provided that, before and after giving effect to each such Investment, no Default or Event of Default shall have occurred or result therefrom.

            8.06. Dividends, etc. The Company will not, and will not permit any of its Subsidiaries (other than the Israeli Subsidiaries) to, declare or pay any dividends (other than dividends payable solely in common stock of the Company or any such Subsidiary, as the case may be) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for any consideration, any shares of any class of its capital stock, now or hereafter outstanding (or any warrants for or options or stock appreciation rights (other than such options or rights as are granted only to employees as compensation for their employment) in respect of any of such shares), or set aside any funds for any of the foregoing purposes, and the Company will not permit any of its Subsidiaries (other than the Israeli Subsidiaries) to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Company or any Subsidiary of the Company now or hereafter outstanding (or any options or warrants or such stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends", it being understood that the payments made in accordance with the clauses contained in the proviso of Section 8.07 shall not be deemed to be Dividends), except that:

            (i) any Subsidiary of the Company may pay Dividends to the Company or any Subsidiary of the Company, provided that in the case such Subsidiary is not a Wholly-Owned Subsidiary, the portion received by the Company and its Wholly-Owned Subsidiaries shall not be less than their pro rata portion thereof, based on equity ownership;

            (ii) shares of the Superior Preferred Stock and Trust Preferred Securities may be repurchased, provided that the only consideration to be paid in connection therewith shall be shares of (x) Parent Common Stock and/or (y) Parent preferred stock having terms identical, in all material respects, to the Superior Preferred Stock or the Trust Preferred Securities (including as to dividend rate and liquidation preferences), as the case may be, except that the issuer thereof shall be the Parent;

            (iii) as long as no Default or Event of Default shall then exist or result therefrom, regular quarterly cash dividends on the Superior Preferred Stock and the Trust Preferred Securities in accordance with the terms of their respective certificates of designation may be paid;

            (iv) as long as no Default or Event of Default shall then exist or result therefrom, with respect to each Dividend Period, the Company may pay a Dividend to the Parent so long as the proceeds thereof are used at the time of such dividend payment to declare and pay a dividend on or repurchase Parent Common Stock in an amount not to exceed $5,700,000 plus a pro rata incremental amount to the extent the Trust Preferred Securities have been converted into Common Stock, based on the number of shares of Common Stock outstanding as of the date hereof; provided that, with respect to any such payment on or after the first anniversary of the Initial Borrowing Date, the ratio of Consolidated EBITDA of the Company to Consolidated Fixed Charges of the Company for such Dividend Period (determined on a pro forma basis after giving effect to such dividend) exceeds 1.0 to 1.0, except that the amount of such dividend may exceed $5,700,000 (but may not exceed $8,200,000) (plus the applicable incremental pro rata amount as determined above) but only if such ratio for any Dividend Period exceeds 1.10 to 1;

            (v) so long as no Default or Event of Default shall have occurred or be continuing or would result therefrom, Dividends paid by the Company to the Parent not earlier than the second Business Day prior to the due date of any scheduled interest payment on the Debenture so long as the proceeds thereof are actually used at the time of such dividend payment by the Parent to pay, on the scheduled quarterly interest payment date, interest accrued on the Debenture;

            (vi) Dividends paid by the Company to the Parent (x) so long as the proceeds thereof are used at the time of such dividend payment by the Parent to pay expenses for administrative, legal and accounting services provided by third parties that are reasonable and customary and incurred in the ordinary course of business and other costs and expenses in connection with the Parent being a publicly traded company for such professional services or to pay franchise and similar costs (y) in an amount not to exceed the "additional amount" for any four consecutive fiscal quarters provided that such amount is used at the time of such dividend payment to pay actual expenses of the Parent (including employment expenses) and the "additional amount" is otherwise treated as an operating expense of the Company for purposes of determining compliance with the financial covenants contained herein; "Additional amount" for any such period shall mean an amount not to exceed the sum of (1) $2,500,000 and (ii) that portion of the fee permitted to be paid by clause (ii) of
      Section 8.07 in such period that is not actually paid; and

            (vii) Dividends paid by the Company to the Parent so long as the proceeds thereof are used at the time of such dividend payment by the Parent to make the payments permitted to be made by the Company pursuant to and in accordance with Sections 8.07(ii), (iii) and (v).

            8.07. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate other than in the ordinary course of business and on terms and conditions substantially as favorable to the Company or such Subsidiary as would be reasonably expected to be obtainable by the Company or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; provided that the following shall in any event be permitted: (i) the Transaction substantially in accordance with the terms of the Documents; (ii) the performance of the Services Agreement, provided that (x) such payments may not exceed $5,000,000 in any four fiscal quarter period and
(y) the portion of such payment for services described in Section 3(b) thereof shall be subject to the "arm's-length" standard described in this Section 8.07;
(iii) the (x) Parent Tax Allocation Agreement and the Company and its Domestic Subsidiaries may make payments thereunder and (y) the Alpine Tax Allocation Agreement and the Company and its Domestic Subsidiaries may make payments thereunder; (iv) transactions between or among the Company and its Subsidiaries to the extent that such transactions are otherwise specifically permitted under this Agreement and, in the case of transactions with Subsidiaries that are not Guarantors, such transactions are on arms-length terms, (v) on the date of consummation of the Tender Offer, the payment of a transaction fee to Alpine in the amount of $10,000,000 and (vi) the performance by the Company and its Subsidiaries of the obligations under the Essex Funding Agreement and similar obligations under a Receivables Financing Agreement.

            8.08. Capital Expenditures. (a) The Company will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures during the period set forth below in excess of the amount set forth below with respect to such period:

                                                  ($ in millions)
            Period Ending                              Amount:
            -------------                              ------
              01/31/2000                               $68.0
              01/31/2001                                50.1
              01/31/2002                                47.5
              01/31/2003                                50.0
              01/31/2004                                50.0
              01/31/2005                                50.0
              01/31/2006                                50.0

            (b) In the event that the amount of Capital Expenditures permitted to be made by the Company and its Subsidiaries pursuant to clause (a) above in any fiscal 12-month period (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (b)) is greater than the amount of such Capital Expenditures actually made by the Company and its Subsidiaries during such fiscal year, such excess (the "Rollover Amount") may be carried forward and utilized to make Capital Expenditures in succeeding fiscal years; provided that in no event shall the aggregate amount of Capital Expenditures made by the Company and its Subsidiaries during any fiscal year pursuant to Section 8.08(a) exceed 125% of the direct amount set forth for such fiscal year in such Section 8.08(a).

            (c) Notwithstanding the proviso in Section 8.08(b), the Company and its Subsidiaries may make additional Capital Expenditures with the Net Cash Proceeds of Asset Sales to the extent such proceeds are not required to be applied to prepay the Loans pursuant to Section 4.02(d) and such proceeds are reinvested as required by Section 4.02(d).

            (d) The Company and its Subsidiaries may make additional Capital Expenditures with the insurance proceeds received by the Company or any of its Subsidiaries from any Taking or Destruction so long as such Capital Expenditures are to replace or restore any properties or assets in respect of which such proceeds were paid within one year following the date of the receipt of such insurance proceeds to the extent such insurance proceeds are not required to be applied to prepay the Loans pursuant to Section 4.02(g).

            (e) The Company and its Wholly-Owned Subsidiaries may make Permitted Acquisitions.

            (f) The Company may make the Capital Expenditures (x) contemplated by Section 8.02(q) and (y) the Capital Expenditures as set forth in Schedule 8.08(f), and the amounts of such Capital Expenditures shall not reduce the amount set forth in Section 8.08(a).

            (g) The Israeli Subsidiaries may make additional Capital Expenditures to the extent necessary to fund their operations, provided that no credit or other financial support is provided, directly or indirectly, thereby by the Parent, the Company or the other Subsidiaries of the Company.

            8.09. Minimum Consolidated EBITDA. The Company will not permit Consolidated EBITDA during any Test Period set forth below to be less than the amount set forth below with respect to such Test Period:

                                          ($ in millions)
           Test Period Ending:                 Amount:
           ------------------                 -------
           01/30/1999                         $ 36.0
           04/30/1999                           60.0
           07/31/1999                          130.0
           10/31/1999                          180.0
           01/31/2000                          260.0
           04/30/2000                          270.0
           07/31/2000                          280.0
           10/31/2000                          290.0
           01/31/2001                          300.0
           04/30/2001                          300.0
           07/31/2001                          310.0
           10/31/2001                          320.0
           01/31/2002                          330.0
           04/30/2002                          340.0
           07/31/2002                          350.0
           10/31/2002                          355.0
           01/31/2003                          360.0
           04/30/2003                          365.0
           07/31/2003                          370.0
           10/31/2003                          375.0
           01/31/2004 and the                  380.0
           last day of each
           Fiscal Quarter thereafter

            8.10. Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio for any Test Period set forth below to be equal to or less than the ratio set forth below with respect to such Test Period:

           Test Period Ending:                   Ratio:
           ------------------                    -----
           04/30/1999                            1.75x
           07/31/1999                            1.75x
           10/31/1999                            1.80x
           01/31/2000                            1.85x
           04/30/2000                            1.90x
           07/31/2000                            1.95x
           10/31/2000                            2.00x
           01/31/2001                            2.05x
           04/30/2001                            2.10x
           07/31/2001                            2.15x
           10/31/2001                            2.25x
           01/31/2002                            2.35x
           04/30/2002                            2.50x
           07/31/2002                            2.75x
           10/31/2002                            3.00x
           01/31/2003                            3.00x
           04/30/2003                            3.25x
           07/31/2003                            3.25x
           10/31/2003                            3.50x
           01/31/2004 and the                    3.50x
           last day of each
           Fiscal Quarter thereafter

            8.11. Leverage Ratio. The Company will not permit the Pro Forma Leverage Ratio at any time during the Test Period set forth below to be equal to or more than the ratio set forth below with respect to such Test Period:

           Test Period Ending:                   Ratio:
           ------------------                    -----
           04/30/1999                            5.50x
           07/31/1999                            5.50x
           10/31/1999                            5.25x
           01/31/2000                            5.25x
           04/30/2000                            5.10x
           07/31/2000                            5.00x
           10/31/2000                            4.75x
           01/31/2001                            4.50x
           04/30/2001                            4.50x
           07/31/2001                            4.25x
           10/31/2001                            4.00x
           01/31/2002                            4.00x
           04/30/2002                            3.75x
           07/31/2002                            3.50x
           10/31/2002                            3.25x
           01/31/2003                            3.25x
           04/30/2003                            3.00x
           07/31/2003                            3.00x
           10/31/2003                            2.75x
           01/31/2004 and the                    2.75x
           last day of each
           Fiscal Quarter thereafter

            8.12. Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock, etc. The Company will not, and will not permit any of its Subsidiaries to:

            (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) any Superior Preferred Stock or Trust Preferred Securities except as permitted by clause (ii) of Section 8.06 or the Floating Rate Facility (and any refinancings thereof) except for prepayments or refinancings permitted by Sections 4.02(f) and 8.04(b);

            (ii) amend or modify in any manner adverse to the Company or the Lenders, or permit such an amendment or modification of, any provision of the Superior Preferred Stock, Trust Preferred Securities or Existing Indebtedness, including without limitation, the Essex Funding

      Agreement, the Essex Capital Lease Facility and the Essex Canadian Facility, except that the Company may repay Indebtedness pursuant to that certain lease agreement dated as of May 10, 1995 (the "Brownwood Lease") as amended, between Superior Telecommunications and ALP (TX) QRS-11-28, Inc.;

            (iii) amend, modify or change in any way adverse to the interests of the Lenders, any Tax Allocation Agreement, its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws; and

            (iv) issue any class of capital stock other than common stock, provided that this clause (iv) shall not be applicable to the Israeli Subsidiaries.

            8.13. Limitation on Certain Restrictions on Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company or any Subsidiary of the Company, or pay any Indebtedness owed to the Company or a Subsidiary of the Company, (b) make loans or advances to the Company or any of the Company's Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) the Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or a Subsidiary of the Company, (iv) customary provisions restricting assignment of any licensing agreement entered into by the Company or a Subsidiary of the Company in the ordinary course of business, (v) in the case of the Parent and Superior Telecommunications, the Brownwood Lease, (vi) the restrictions contained in the Essex Funding Agreement, the Essex Capital Lease Facility and the Essex Canadian Facility, each as in effect as of the date hereof and any refinancing thereof so long as the terms and conditions of any such refinancings are no more adverse in any material respect to the Company or the Lenders than with respect to the Indebtedness being so refinanced, (vii) customary provisions restricting the transfer of or by those assets pursuant to, and subject to other Liens permitted under Section 8.03(h), (i), (j), (k) or (l) and (viii) restrictions or encumbrances pursuant to Indebtedness of a Subsidiary acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition) or an asset securing such Indebtedness, provided that such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, provided, further, such restrictions or encumbrances apply solely to such Subsidiary or asset so acquired.

            8.14. Limitation on the Creation of Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, the Company will not, and will not permit any of its Subsidiaries to, establish, create or acquire any Subsidiary; provided that the Company and its Wholly-Owned Subsidiaries shall be permitted to establish or create Subsidiaries so long as, in each case, (i) at least 15 days' prior written notice thereof is given to the Administrative Agent (or such shorter period of time as is acceptable to the Administrative Agent),
(ii) unless otherwise consented to by the Administrative Agent because such Subsidiary is a Non-U.S. Subsidiary, the capital stock of such new Subsidiary is promptly pledged pursuant to, and to the extent required by, this Agreement and the Pledge Agreement and the certificates, if any, representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent, (iii) unless otherwise consented to by the Administrative Agent because such Subsidiary is (x) a Non-U.S. Subsidiary or (y) a Receivables Subsidiary, such new Subsidiary promptly executes a Guaranty, the Pledge Agreement and the Security Agreement, and (iv) to the extent requested by the Administrative Agent or the Required Lenders, all actions required pursuant to
Section 7.11 are taken; provided that no such action will be required by any new Subsidiary (that is not a Wholly-Owned Subsidiary) to the extent such new Subsidiary is a party to a preexisting agreement which prohibits such new Subsidiary from executing a Guaranty; provided, further, such preexisting agreement was not entered into for the purpose of avoiding the requirements of
Section 8.14 and the restrictions contained therein are no more adverse to the Company and its Subsidiaries than to the other equity owners in such new Subsidiary. In addition, each new Subsidiary that is required to execute any Credit Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Initial Borrowing Date. The Company may request the Administrative Agent, on behalf of the Lenders, to consent, effective after the completion of the Company's second full fiscal year after the Initial Borrowing Date, to the release of the Guaranty by the Mexican Subsidiaries and the reduction of any pledged securities not to exceed 65%, which consent may not be unreasonably withheld or delayed.

            8.15. Limitation on Acquisition Co. The Company shall not permit Acquisition Co, at any time prior to the consummation of the Merger, to engage in any activities other than to (a) hold Margin Stock (it being understood that Acquisition Co. may sell the outstanding common stock of Essex International for the fair market value thereof so long as the proceeds received from such sale are in the form of cash and/or Cash Equivalents) and (b) merge with and into Essex International pursuant to the terms of the Merger Agreement.

            8.16. Covenants of Essex. Prior to the consummation of the Merger, Essex shall not, and shall not permit any of its Subsidiaries to, take any action that would cause the Parent or the Company to be in violation of any of the covenants contained in Section 7 or 8 hereof.

            8.17. Limitation of Activities of Parent. The Parent shall not (i) hold or acquire any assets (other than the capital stock of the Borrower, Superior Trust I and DNE Systems and its Subsidiaries and insignificant assets,
(ii) incur any Indebtedness (other than the Trust Preferred Securities, its Guaranty and its guarantee under the Floating Rate Facility and obligations in connection with its day to day activities in the ordinary course), or (iii) conduct any business or have any operations, other than holding the capital stock and assets permitted by clause (i) above and activities reasonably related thereto and those consistent with its status as a publicly traded company.

            SECTION 9. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

            9.01. Payments. Either of the Borrowers shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for three or more days, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

            9.02. Representations, etc. Any representation, warranty or statement made by any Credit Party in any Credit Document or in any statement or certificate delivered pursuant thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            9.03. Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or the Required Lenders; provided that if any such default covered by this clause (b) (i) is not capable of being remedied within such 30-day period, (ii) is capable of being remedied within an additional 30-day period and (iii) the Credit Party is diligently pursuing such remedy during the periods contemplated by (i) and (ii) and has advised the Administrative Agent as to the remedy thereof, the first 30-day period referred to in this clause (b) shall be extended for an additional 30-day period but only so long as (x) the Credit Party continues to diligently pursue such remedy and
(y) such default remains capable of being remedied within such period; or

            9.04. Default Under Other Agreements. (a) The Parent, the Borrowers or any of their respective Subsidiaries shall (i) default in any payment on or with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the Obligations) of the Parent, the Borrowers or any of their respective Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; provided that it shall not constitute an Event of Default pursuant to clause (a) or (b) of this Section 9.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, exceeds $20,000,000 at any one time; or

            9.05. Bankruptcy, etc. The Parent, the Company or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Parent, the Company or any of its Subsidiaries and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of the Parent, the Company or any of its Subsidiaries; or the Parent, the Company or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Parent, the Company or any of its Subsidiaries; or there is commenced against the Parent, the Company or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Parent, the Company or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Parent, the Company or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Parent, the Company or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Parent, the Company or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

            9.06. ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan or a Non-U.S. Pension Plan has not been timely made, the Parent, the Company, Essex or any Subsidiary of the Company or Essex or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971, 4975 or 4980 of the Code, or the Parent, the Company, Essex or any Subsidiary of the Company or Essex has incurred or is likely to incur liabilities pursu-ant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees and other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA) or Non-U.S. Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of imposition of a lien, granting of a security interest or incurring a liability; and (c) which lien, security interest or liability which arises from such event or events is reasonably likely to have a Material Adverse Effect; or

            9.07. Security Documents. (a) Any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent with respect to any portion of the Collateral which is not de minimis, or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of any such Security Document; or

            9.08. Guarantees. The Guarantees or any provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under any Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty; or

            9.09. Judgments. One or more judgments or decrees shall be entered against the Parent, the Company, Essex or any of their respective Subsidiaries involving a liability (to the extent not paid or not fully covered by insurance) in excess of $10,000,000 for all such judgments and decrees and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

            9.10. Ownership. A Change of Control Event shall have occurred; or

            9.11. Merger. The Merger Agreement shall terminate pursuant to its terms or the Merger shall not be consummated by October 31, 1999;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may, (and shall, upon the written request of the Required Lenders), by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against any Guarantor or the Borrowers, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 9.05 shall occur with respect to the Parent, the Company or Essex, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon the Commitments of each Lender shall forthwith terminate immediately and any Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; and (v) direct the Borrowers to pay (and the Borrowers hereby agree upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05, to pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrowers' reimbursement obligations in respect of Letters of Credit then outstanding, equal to the aggregate Stated Amount of all Letters of Credit then outstanding.

            SECTION 10. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

            "Acquisition" shall have the meaning provided in the recitals to this Agreement.

            "Acquisition Co" shall have the meaning provided in the recitals to this Agreement.

            "Acquisition Documents" shall mean each of the Tender Offer Documents and the Merger Agreement.

            "Additional Collateral" shall have the meaning provided in Section 7.11.

            "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing
(x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Administrative Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Administrative Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Administrative Agent for determining the current annual assessment payable by BTCo to the Federal Deposit Insurance Corporation for insuring three month certificates of deposit.

            "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 11.10.

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

Without limiting the foregoing, Alpine and its Affiliates shall be deemed to be Affiliates of the Company and its Subsidiaries so long as the Service Agreement is in place.

            "Agent" shall mean the Administrative Agent, the Documentation Agent and the Syndication Agent, collectively.

            "Agreement" shall mean this Amended and Restated Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

            "Alpine" shall mean The Alpine Group, Inc., a Delaware corporation, which currently owns approximately 50.1% of the outstanding stock of the Parent.

            "Alpine Tax Allocation Agreement" shall mean the tax allocation agreement by and among Alpine, the Parent and their Affiliates dated as of October 2, 1996, effective as of May 1, 1996.

            "Alternate Currency" shall mean Pounds Sterling or Euros, provided that Euros shall not be available as an Alternate Currency until January 15, 1999 (assuming commencement of the third stage of European Monetary Union).

            "Alternate Currency Loan" shall mean each Revolving Loan denominated in an Alternate Currency and bearing interest at the rates provided in Section 1.08(b).

            "Alternate Currency Loan Lender" shall mean (i) BTCo or (ii) any Affiliate of BTCo designated by it and one or more banks acceptable to BTCo and reasonably acceptable to the Borrowers.

            "Alternate Currency Loan Sublimit" shall have the meaning provided in Section 1.01(c).

            "Alternate Currency Overdue Amounts" shall have the meaning provided in Section 1.01(f).

            "Applicable Base Rate Margin" shall mean (i) in the case of each of the Revolving Loans and Tranche A Term Loans, a percentage per annum equal to 2.00% and (ii) in the case of Tranche B Term Loans, a percentage per annum equal to 2.75%; provided that the percentage set forth in clause (i) above shall be adjusted by the applicable Interest Reduction Discount.

            "Applicable Euro Rate Margin" shall mean (i) in the case of each of the Revolving Loans and Tranche A Term Loans, a percentage per annum equal to 3.00% and (ii) in the case of Tranche B Term Loans, a percentage per annum equal to 3.75%; provided that the percentage set forth in clause (i) above shall be adjusted by the applicable Interest Reduction Discount.

            "Applicable Percentage" shall mean 75%, unless the Pro Forma Leverage Ratio computed, if applicable, after giving effect to the application of cash proceeds as a mandatory repayment, is less than 4.00:1.0, in which case the Applicable Percentage shall mean 50%.

            "Asset Sale" shall mean any sale, transfer or other disposition by either of the Borrowers or any of their respective Subsidiaries to any Person of any asset (including, without limitation, any capital stock or other securities of another Person, but excluding the sale by such Person of its own capital stock) of either of the Borrowers or such Subsidiaries other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business and (ii) sales of assets pursuant to Sections 8.02(d), (e), (f), (g),
(h), (i) and (n).

            "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit I (appropriately completed).

            "Authorized Officer" shall mean any senior officer of the Parent, the Company or Essex, as the case may be, designated as such in writing to the Administrative Agent by the Company or Essex to the extent reasonably acceptable to the Administrative Agent.

            "Bankruptcy Code" shall have the meaning provided in Section 9.05.

            "Base Rate" at any time shall mean the highest of (x) the rate which is 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate, (y) the Prime Lending Rate and (z) the rate which is 1/2 of 1% in excess of the Federal Funds Rate.

            "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

            "Borrowers" shall mean the Company and, until the consummation of the Merger, Essex.

            "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Lenders having Commitments of the respective Tranche on a given date (or resulting from a conversion or conversions on such date) having in the case of Euro Rate Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Euro Rate Loans.

            "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

            "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Euro Rate Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. Dollar deposits and deposits in the Alternate Currency in the London interbank market.

            "Cables of Zion" shall mean Cables of Zion United Works Ltd., a company organized under the laws of Israel.

            "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be added to the fixed assets account on the consolidated balance sheet of such Person in accordance with GAAP (which shall not include interest capitalized during construction but only to the extent included in Consolidated Interest Expense), including all such expenditures with respect to plant, property or equipment (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and the amount of all Capitalized Lease Obligations incurred by such Person.

            "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of that Person.

            "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Company or any of its Subsidiaries in each case taken at the amount thereof that should be accounted for as liabilities in accordance with GAAP.

            "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) or the government of any member of the European Union having maturities of not more than twelve months from the date of acquisition, (ii) U.S. dollar denominated and Eurocurrency time deposits, certificates of deposit and banker acceptances of (x) any Lender or
(y) any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, or its branches or agencies or the laws of any member of the European Union and having capital and surplus in an aggregate amount not less than $500,000,000 (any such bank or Lender, an "Approved Lender"), in each case with maturities of not more than twelve months from the date of acquisition, (iii) U.S. Dollar denominated commercial paper issued by any Approved Lender or by the parent company of any Approved Lender and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, as the case may be, or Eurocurrency commercial paper of British banks of similar credit quality approved for such purposes by the Administrative Agent in its sole discretion, and in each case maturing within twelve months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve months from the date of acquisition thereof and, at the time of acquisition having one of the two highest ratings obtainable from either S&P or Moody's, (v) any repurchase agreement entered into with any Approved Lender which is secured by any obligation of the type described in any of clauses (i) through (iii) and (vi) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

            "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Company and/or any of its Subsidiaries from such Asset Sale.

            "Change of Control Event" shall mean (a) the Company shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in the capital stock of Superior Telecommunications (other than the shares of Superior Preferred Stock) or, after consummation of the Merger, of Essex (other than as a result of the merger of Essex into Superior Telecommunications or another Subsidiary of the Company), or (b) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Effective Date), other than Alpine, shall (A) have acquired beneficial ownership of 20% or more on a fully diluted basis of the voting and/or economic interest in the Parent's capital stock (provided, however, such referenced percentage in this clause (A) shall be 25% if, and so long as, Alpine directly maintains ownership of more than 30% on a fully diluted basis of the economic and voting interests in the Parent's capital stock) or (B) obtained the power (whether or not exercised) to elect a majority of the Company's directors or (C) the Board of Directors of the Parent shall cease to consist of a majority of Continuing Directors or (D) the Parent shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of the Company.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

            "Collateral" shall mean all of the Pledge Agreement Collateral, Security Agreement Collateral and Mortgaged Property.

            "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors.

            "commencement of the third stage of European Monetary Union" shall mean the date of commencement of the third stage of European Monetary Union (at the date of this Agreement expected to be January 1, 1999) or the date on which circumstances arise which (in the reasonable judgment of the Administrative Agent) have substantially the same effect and result in substantially the same consequences as commencement of the third stage of European Monetary Union as contemplated by the Treaty on European Union.

            "Commitment" shall mean any of the commitments of any Lender; i.e., whether the Tranche A Term Loan Commitment, Tranche B Term Loan Commitment or the Revolving Loan Commitment or the commitment of BTCo to make Swingline Loans.

            "Commitment Fee" shall have the meaning provided in Section 3.01(a).

            "Company" shall mean Superior/Essex Corp., a Delaware corporation.

            "Condemnation" has the meaning assigned to that term in each Mortgage.

            "Consolidated Debt" shall mean, at any time, all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis; provided that for purposes of this definition, the amount of Indebtedness in respect of Interest Rate Protection Agreements and Other Hedging Agreements shall be at any time equal to the unrealized net loss position, if any, of the Company and/or its Subsidiaries thereunder on a marked to market basis determined no more than one month prior to such time.

            "Consolidated EBIT" shall mean, for any period, Consolidated Net Income, before total interest expense (inclusive of amortization of deferred financing fees, premiums on Interest Rate Protection Agreements and any original issue discount) of the Company and its Subsidiaries determined on a consolidated basis and provisions for taxes based on income, whether paid or deferred.

            "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all depreciation expense and amortization expense plus non-cash compensation expenses relating to restricted stock and stock-option grants, in each case, that were deducted in determining Consolidated EBIT for such period.

            "Consolidated Fixed Charges" shall mean, for any period, without duplication, the sum of Consolidated Interest Expense for such period plus (v) all dividends paid or accrued on capital stock of the Company and its Subsidiaries held by persons other than the Company and its Subsidiaries that are Guarantors plus (w) the amount of all Capital Expenditures of the

Company (other than Capital Expenditures made pursuant to clause (d) or (e) of Section 8.08) and its Subsidiaries paid or accrued with respect to such period plus (x) all cash taxes paid or accrued with respect to such period (other than with respect to net income taxes attributable to items that are excluded from the calculation of Consolidated Net Income in the period) plus (y) mandatory principal payments on Indebtedness (other than with respect to Loans) required to be made during such period pursuant to Sections 4.02(b) and (c).

            "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to (A) any rent paid in respect of Capital Leases which is or should be allocable to interest expense in accordance with GAAP and (B) interest capitalized during the construction of any Capital Expenditure) of the Company and its Subsidiaries determined on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, all Fronting Fees and net costs or benefits under Interest Rate Protection Agreements, but excluding, however, amortization of any payments made to obtain any Interest Rate Protection Agreement and Other Hedging Agreements and deferred financing costs and any interest expense on deferred compensation arrangements to the extent included in total interest expense and, in the case of the Company and its Subsidiaries, shall include interest accrued by the Parent on the Trust Preferred Securities as if they were issued by the Company as of the Initial Borrowing Date.

            "Consolidated Net Income" shall mean, for any period, the net income (or loss), after provisions for income taxes (other than with respect to net income taxes attributable to items that are excluded from the calculation of Consolidated Net Income in the period), of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period in conformity with GAAP but excluding in any event (a) any extraordinary gains (net of extraordinary losses) but with giving effect to gains or losses from sales of assets sold in the ordinary course of business; (b) net earnings (or loss for purposes of determining Consolidated EBIT) of any other Person (other than a Subsidiary) in which the Company or any consolidated Subsidiary has an ownership interest, except to the extent such net earnings shall have actually been received by the Company or such consolidated Subsidiary in the form of cash distributions; (c) any portion of the net earnings of any consolidated Subsidiary which is unavailable for payment of dividends to the Borrowers or any other consolidated Subsidiary by reason of the provisions of any agreement or applicable law or regulation (including, without limitation, those agreements referred to in the exceptions set forth in
Section 8.15); (d) earnings resulting from any reappraisal, revaluation or write-up of assets; (e) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries; (f) the aggregate net gain (or loss) during such period arising from the revaluation (but not sale) of readily marketable securities; (g) the income (or loss) from discontinued operations; and (h) non-cash charges and cash charges (but only to the extent such cash charges are reimbursed by a controlling Affiliate in cash at the time of incurrence thereof), in each case, relating to the Transaction and repayment of Indebtedness incurred under the Essex Credit Agreement and the Existing Superior Credit Agreement.

            "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligations of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Continuing Directors" shall mean the directors of the Parent on the Initial Borrowing Date and each other director if such director's nomination for the election to the Board of Directors of the Parent is recommended by a majority of the then Continuing Directors.

            "Credit Documents" shall mean this Agreement, each of the Notes and each Security Document.

            "Credit Event" shall mean the making of a Loan (other than a Revolving Loan made pursuant to a Mandatory Borrowing) or the issuance of a Letter of Credit.

            "Credit Party" shall mean the Company, Essex and each Guarantor, including the Parent.

            "Currency" means U.S. Dollars or any Foreign Currency.

            "Cvalim" shall mean The Israeli Cable and Wire Company Limited, a company organized under the laws of Israel.

            "Cvalim Assets" shall mean all assets used or held for use in the conduct of the cable business of Cvalim, including: fixed assets (save land and buildings), inventory, Cvalim's rights under contracts including certain leases for real property, licenses and purchase orders, records, trademarks and know how, Cvalim's prepaid items and expenses, rights deriving from approved enterprise status (save grants received by Cvalim and recorded in its books or rights to receive grants to the extent such amounts were due to Cvalim on or before the closing date of such sale), customer deposits (save deposits for products shipped by Cvalim prior to the closing date), software and hardware, goodwill and rights to the names: "Cvalim", "Cvalim - The Wire and Cable Company of Israel Ltd.", "D.A.S.H. Cable Industries (Israel) Ltd." and "D.A.S.H." and any derivatives of such names and casualty insurance proceeds payable as a result of loss or destruction of equipment; provided that Cvalim Assets shall not include cash, short term investments, customers' receivables and debit balances, deposits and long term receivables, investment and investee companies, other properties and deferred expenses.

            "Debenture" shall have the meaning provided in the definition of Trust Preferred Securities.

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

            "Demand Date" shall have the meaning provided in Section 1.01(f).

            "Destruction" has the meaning assigned to that term in each Mortgage.

            "Dividends" shall have the meaning provided in Section 8.06.

            "Dividend Period" shall mean each four consecutive fiscal quarters of the Company commencing with the fiscal quarter beginning after the Initial Borrowing Date and each four fiscal periods thereafter commencing on the date immediately following the last day of the immediately preceding Dividend Period.

            "DNE Systems" shall mean DNE Systems, Inc., a Delaware corporation.

            "Documentation Agent" shall mean Merrill Lynch & Co., and any successor corporation thereto by merger or otherwise.

            "Documents" shall mean the Credit Documents and the Acquisition Documents.

            "Dollar Equivalent" shall mean, with respect to any Borrowing denominated in any Foreign Currency, the amount of U.S. Dollars that would be required to purchase the amount of the Foreign Currency of such Borrowing on the date such Borrowing is requested based upon the spot selling rate at which BTCo offers to sell such Foreign Currency for U.S. Dollars in the London foreign exchange market at approximately 11:00 A.M. London time for delivery two Business Days later.

            "Domestic Subsidiary" shall mean each Subsidiary of the Company incorporated or organized in the United States or any State or territory thereof.

            "Effective Date" shall have the meaning provided in Section 12.10.

            "Eligible Transferee" shall mean a commercial bank, financial institution or other institutional "accredited investor" (as defined in Regulation D of the Securities Act).

            "End Date" shall have the meaning provided in the definition of Interest Reduction Discount.

            "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance, deficiency, liability or violation, investigations or proceedings relating in any way to any violation or liability (or alleged violation or liability) by the Parent, the Borrowers or any of their respective Subsidiaries under any Environmental Law (hereafter "Claims") or any permit, license or other authorization issued to the Parent, the Borrowers or any of their respective Subsidiaries under any such law, including, without limitation,
(a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, remedial, corrective, response or other actions or damages pursuant to any Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" shall mean any non-U.S., federal, state or local policy, statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, "Laws")), relating to the environment or Hazardous Materials, or health and safety to the extent such health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Parent, the Company or any Subsidiary thereof would be deemed to be a "single employer" within the meaning of Section 414(b) or (c) of the Code or (to the extent required by operation of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA) Section 414(m) or (o) of the Code.

            "Essex" shall mean Essex Group, Inc., a Michigan corporation.

            "Essex Canada" shall mean Essex Canada Inc., a Delaware corporation.

            "Essex Canadian Facility" shall mean the credit facility provided pursuant to the Credit Agreement dated as of May 30, 1996, as amended and restated as of March 27, 1998, between Essex Canada and Bank of Montreal.

            "Essex Capital Lease Facility" shall mean that facility available pursuant to the Agreement and Lease dated as of April 12, 1995, as amended as of June 1, 1997 and September 2, 1997, between Mellon Leasing Corporation and Essex.

            "Essex Credit Agreement" shall mean the credit facility provided pursuant to the Credit Agreement dated as of October 31, 1996, as amended and restated as of March 27, 1998, among Essex International Inc., Essex Group, Inc., the lenders named therein and The Chase Manhattan Bank, as Administrative Agent.

            "Essex Funding" shall mean Essex Funding Inc., a Delaware corporation.

            "Essex Funding Agreement" shall mean (i) the Loan and Security Agreement, dated as of April 29, 1998, between Essex Funding and Three Rivers Funding Corporation and (ii) the related Sales and Services Agreement dated as of April 29, 1998.

            "Essex International" shall mean Essex International Inc., a Delaware corporation.

            "Essex Sublimit" shall have the meaning provided in Section 1.01(c).

            "Euro" means the single currency of participating member states of the European Monetary Union.

            "Euro Rate" shall mean, with respect to each Interest Period for a Eurodollar Loan or an Alternate Currency Loan, (i) the arithmetic average (rounded to the nearest 1/16 of 1%) of the offered quotation to first-class banks in the interbank

Eurodollar or Alternate Currency market by BTCo for U.S. dollar deposits or deposits in the Alternate Currency (depending upon the Currency in which the Loan is being made or maintained) of amounts in same day funds generally comparable to the aggregate principal amount of the Euro Rate Loan for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Euro Rate Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

            "Euro Rate Loan" shall mean each Eurodollar Loan and each Alternate Currency Loan.

            "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

            "European Monetary Union" means the European Economic and Monetary Union as contemplated in the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and became effective on November 1, 1993), as amended from time to time (the "Treaty on European Union").

            "Event of Default" shall have the meaning provided in Section 9.

            "Excess Cash Flow" shall mean, for any fiscal year of the Company, Consolidated EBITDA for such period minus Consolidated Interest Expense for such period (to the extent paid in cash) minus the provision for income taxes for such period (to the extent paid in cash) minus the amount of Capital Expenditures made by the Company and its Subsidiaries during such period (to the extent paid in cash) minus (plus) additions (reductions) to Consolidated Working Capital for such period minus scheduled repayments of principal of outstanding Indebtedness to the extent actually paid (including any voluntary payments of principal of Indebtedness but excluding voluntary payments of Revolving Loans).

            "Excess Cash Flow Percentage" shall mean 75% unless and so long as the Pro Forma Leverage Ratio is (i) less than 3.75:1.0, in which case it shall mean 50%.

            "Excess Cash Payment Date" shall mean the date occurring 90 days after the last day of each fiscal year of the Company (beginning with its fiscal year ended April 30, 2000).

            "Excess Cash Payment Period" shall mean with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of the Company.

            "Existing Indebtedness" shall mean Indebtedness of the Borrowers and their respective Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Transaction and the incurrence of Loans on such date, but excluding the Loans, all as set forth on Annex VII, and other Indebtedness which in the aggregate does not exceed $100,000.

            "Existing Superior Credit Agreement" shall have the meaning provided in the recitals to this Agreement.

            "Facing Fee" shall have the meaning provided in Section 3.01(c).

            "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

            "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

            "Floating Rate Facility" shall mean the $200,000,000 Senior Subordinated Floating Rate Facility available to the Company pursuant to the terms of that Senior Subordinated Credit Agreement dated as of the date hereof among the Company, the guarantors named therein, the lending institutions listed therein and Bankers Trust Company, as Administrative Agent.

            "Foreign Currency" shall mean, at any time, any currency other than U.S. Dollars.

            "Foreign Currency Equivalent" shall mean, with respect to any amount in U.S. Dollars, the amount of any Foreign Currency that could be purchased with such amount of U.S. Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term "Dollar Equivalent", as determined by the Administrative Agent.

            "Fronting Fee" shall have the meaning provided in Section 3.01(e).

            "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8 and the definition of Interest Reduction Discount, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

            "Guaranteed Creditors" shall mean and include each of the Administrative Agent, the Collateral Agent, the Lenders and each Letter of Credit Issuer.

            "Guaranteed Obligations" shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by the Borrowers to each Lender, and Loans made under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrowers or any Guarantor to such Lender, the Administrative Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with any Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in each of the Credit Documents by the Borrowers.

            "Guarantor" shall mean (i) the Company, in respect of Obligations of Essex hereunder, (ii) the Parent and (iii) each of the Subsidiary Guarantors.

            "Guaranty" shall mean the Guaranty contained in Section 13 hereof.

            "Hazardous Materials" shall mean (a) any petrochemical or petroleum products or wastes (including crude oil or any fraction thereof), radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any Environmental Law.

            "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person but excluding deferred rent as determined in accordance with GAAP, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed; provided, however, that in the event that the liability of such first Person is non-recourse to such Person and is recourse only to specified assets of such Person, the amount of Indebtedness attributed thereto shall not exceed the greater of the market value of such assets or the book value of such assets, (v) all Capitalized Lease Obligations of such Person,
(vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all obligations under Interest Rate Protection Agreements and Other Hedging Agreements and (viii) all Contingent Obligations of such Person; provided that Indebtedness shall not include trade payables and accrued expenses, in each case arising and payable in the ordinary course of business (so long as so paid in the ordinary course of business and consistent with past practice) and, in the case of the Parent, shall include the Trust Preferred Securities and any other similar securities.

            "Information Systems and Equipment" shall mean all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by the Parent, the Borrowers or any of their respective Subsidiaries, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon, or integral to, the Parent's, the Borrowers' or any of their respective Subsidiaries' conduct of their business.

            "Initial Borrowing Date" shall mean the date upon which the initial Borrowing of Loans occurs.

            "Intercompany Loan" shall have the meaning provided in Section 8.05(g).

            "Intercompany Notes" shall mean promissory notes, in the form of Exhibit J, evidencing an Intercompany Loan.

            "Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

            "Interest Period," with respect to any Euro Rate Loan, shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

            "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

            "Interest Reduction Discount" shall mean zero; provided that from and after the first day of any Margin Reduction Period (the "Start Date") to and including the last day of such Margin Reduction Period (the "End Date"), the Interest Reduction Discount shall be the respective percentage per annum set forth in clause (A), (B), (C) or (D) below if, but only if, as of the last day of the immediately preceding fiscal quarter or fiscal year of the Company preceding such Start Date (the "Test Date"), the applicable conditions set forth in clause (A), (B), (C) or (D) below, as the case may be, are met:

            (A) .25% if, but only if, as of the Test Date immediately prior to such Start Date the Pro Forma Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.00:1.0 and none of the conditions set forth in clause (B), (C) or (D) below, as the case may be, are satisfied;

            (B) .50% if, but only if, as of the Test Date immediately prior to such Start Date the Pro Forma Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.50:1.0 and none of the conditions set forth in clause (C) or (D) below, as the case may be, are satisfied;

            (C) .75% if, but only if, as of the Test Date immediately prior to such Start Date the Pro Forma Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.00:1.0 and the condition set forth in clause (D) below is not satisfied; or

            (D) 1% if, but only if, as of the Test Date immediately prior to such Start Date the Pro Forma Leverage Ratio for the Test Period ended on such Test Date shall be less than 2.50:1.0.

            Notwithstanding anything to the contrary contained above in this definition, (x) the Interest Reduction Discount shall not be greater than zero prior to the first Test Date to occur after the second Test Period and (y) the Interest Reduction Discount shall be zero at any time when a Default or an Event of Default shall exist.

            "Investments" shall have the meaning provided in Section 8.05.

            "Israeli Subsidiaries" shall mean Superior Cable Israel Ltd., Cables of Zion and their respective Subsidiaries.

            "Judgment Currency" shall have the meaning provided in Section
12.18.

            "Judgment Currency Conversion Date" shall have the meaning provided in Section 12.18.

            "L/C Supportable Indebtedness" shall mean (i) obligations of the Borrowers or their respective Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrowers or any of their respective Subsidiaries as are reasonably acceptable to the Administrative Agent and the Letter of Credit Issuer and otherwise permitted to exist pursuant to the terms of this Agreement.

            "Lease" shall mean any lease, sublease, franchise agreement, license, occupancy or concession agreement.

            "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "Lender" shall have the meaning provided in the first paragraph of this Agreement.

            "Lender Default" shall mean (i) the failure or refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Lender having notified the Administrative Agent and/or the Borrowers that it does not intend to comply with its obligations under Section 1.01(a) through 1.01(d) or 2.04(c), in the case of either clause (i) or (ii) above as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

            "Letter of Credit" shall have the meaning provided in Section
2.01(a).

            "Letter of Credit Fees" shall have the meaning provided in Section 3.01(b).

            "Letter of Credit Issuer" shall mean BTCo.

            "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

            "Letter of Credit Request" shall have the meaning provided in
Section 2.02(a).

            "Letter of Credit Sublimit" shall mean $25,000,000.

            "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar record-ing or notice statute, and any lease having substantially the same effect as the foregoing).

            "Loan" shall mean each Tranche A Term Loan, each Tranche B Term Loan, each Revolving Loan and each Swingline Loan.

            "Mandatory Borrowing" shall have the meaning provided in Section 1.01(e).

            "Margin Reduction Period" shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to
Section 7.01(b) or (c), as the case may be, and which shall end on the earlier of (i) the date of actual delivery of the next financial statements pursuant to
Section 7.01(b) or (c), as the case may be, and (ii) the latest date on which the next financial statements are required to be delivered pursuant to Section 7.01(b) or (c), as the case may be; provided that the first Margin Reduction Period shall commence on the date that the financial statements are delivered for the Company's first fiscal quarter ending April 30, 1999.

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Material Adverse Effect" shall mean (x) a material adverse effect on the Transaction or (y) a material adverse effect on the business, properties, assets, nature of assets, liabilities, condition (financial or otherwise) (i) on the Initial Borrowing Date, of the Parent and its Subsidiaries, the Company and its Subsidiaries, or Essex and its Subsidiaries, in each case taken as a whole, and both before and after giving effect to the Transaction and (ii) thereafter, of the Company and its Subsidiaries (including Essex), or the Parent and its Subsidiaries, in each case taken as a whole or (z) a material adverse effect on the rights or remedies of the Lenders or the Administrative Agent, or on the ability of any Credit Party to perform its obligations to the Lenders or the Administrative Agent hereunder or under any other Credit Document.

            "Maturity Date" shall mean, with respect to any Tranche of Loans, the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.

            "Maximum Number" shall have the meaning provided in the recitals to this Agreement.

            "Maximum Swingline Amount" shall mean $35,000,000.

            "Merger" shall mean the merger of Acquisition Co with and into Essex International in which Essex International will be the surviving corporation and remaining common stockholders of Essex International (other than Acquisition Co) will receive Trust Preferred Securities and, to the extent less than the Maximum Number of shares of common stock of Essex are accepted in the Tender Offer, any of the Tender Offer Cash Consideration not paid.

            "Merger Agreement" shall have the meaning provided in the recitals to this Agreement.

            "Mexican Subsidiaries" shall mean any Wholly-Owned Subsidiary of the Company, Essex or any of their respective Subsidiaries organized under the laws of Mexico to make the acquisitions and Investments contemplated by Section 8.02(s).

            "Minimum Borrowing Amount" shall mean the amounts set forth in
Section 1.02.

            "Minimum Condition" shall have the meaning provided in the recitals to this Agreement.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Mortgage" shall mean a revolving credit mortgage, assignment of leases, security agreement and fixture filing, or a revolving credit deed of trust, assignment of leases, security agreement and fixture filing creating and evidencing a Lien on a Mortgaged Real Property, which shall be substantially in the form of Exhibit K or L (as appropriate) hereto, containing such schedules and including such additional provisions and other deviations from such Exhibits as shall be necessary to conform such document to applicable or local law or as shall be customary under local law and which shall be dated the date of delivery thereof and made by the owner of the Mortgaged Real Property described therein for the benefit of the Collateral Agent, as mortgagee (grantee or beneficiary), assignee and secured party, as the same may at any time be amended, modified or supplemented in accordance with the terms thereof and hereof.

            "Mortgaged Property" shall have the meaning assigned to such term in the Mortgages.

            "Mortgaged Real Property" shall mean and include the Real Properties owned or leased by the Borrowers and the Guarantors to the extent designated as such on Annex IV and any additional Real Property which shall be subject to a Mortgage delivered pursuant to Section 5.10.

            "Multiemployer Plan" shall mean a Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

            "Net Award" has the meaning assigned to such term in each Mortgage.

            "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (a) cash expenses of sale (including, without limitation, brokerage fees, if any, transfer taxes and payment of principal, premium and interest of Indebtedness other than the Loans required to be repaid as a result of such Asset Sale), (b) all federal, state, local and non-U.S. taxes to the extent payable as a direct consequence of any such Asset Sale and (c) deduction of reasonable amounts, determined in accordance with GAAP, required to be provided by either of the Borrowers or any of their respective Subsidiaries as a reserve against any liabilities retained by the Borrowers or any such Subsidiary associated with such assets after such Asset Sale, including, without limitation, any indemnification, pension and other post-employment benefit liabilities, workers compensation liabilities, liabilities associated with retiree benefits and liabilities relating to environmental matters, except and until such reserves are reversed, in which case the amount of such reversal shall constitute Net Cash Proceeds.

            "Net Proceeds" has the meaning assigned to that term in each Mortgage.

            "Non-Defaulting Lender" shall mean each Lender other than a Defaulting Lender.

            "Non-U.S. Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Parent, the Company, Essex or any one or more of their respective Subsidiaries primarily for the benefit of employees of the Parent, the Company, Essex or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment or any such plan as to which the Parent, the Company, Essex or any of their respective Subsidiaries may have any liability.

            "Non-U.S. Subsidiary" shall mean each Subsidiary of the Company other than a Domestic Subsidiary.

            "Note" shall mean each Tranche A Term Note, each Tranche B Term Note, each Revolving Note and the Swingline Note.

            "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

            "Notice of Conversion" shall have the meaning provided in Section 1.06.

            "Notice Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, New York, New York 10006 or such other office as the Administrative Agent may designate to the Borrowers and the Lenders from time to time.

            "Obligation Currency" shall have the meaning provided in Section 12.18.

            "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent, the Collateral Agent or any Lender pursuant to the terms of any Credit Document.

            "Other Hedging Agreements" shall mean (x) any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values and (y) agreements relating to the future purchase of commodities or designed to protect against fluctuations in the prices of specific commodities.

            "Parent" shall mean Superior TeleCom Inc., a Delaware corporation.

            "Parent Common Stock" shall mean shares of common stock, $.01 par value per share, of the Parent.

            "Parent Tax Allocation Agreement" shall mean the tax allocation agreement by and among the Parent and its Subsidiaries dated as of October 2, 1996, effective as of May 1, 1996.

            "Participant" shall have the meaning provided in Section 2.04(a)(i).

            "Payment Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, New York, New York 10006 or such other office as the Administrative Agent may designate to the Borrowers and the Lenders from time to time.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

            "Percentage" in the case of a Revolving Loan Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time; provided that if the Percentage of any Lender is to be determined after the applicable Total Revolving Loan Commitment has been terminated, then the Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

            "Permitted Acquisition" shall have the meaning provided in Section 8.02(l).

            "Permitted Liens" shall have the meaning provided in Section 8.03.

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company or partnership, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" shall mean any multiemployer plan or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Company or Essex, any of their respective Subsidiaries or any ERISA Affiliate and each such plan for the five calendar year period immediately following the latest date on which the Company or Essex, any of their respective Subsidiaries or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan or any such plan as to which the Company or Essex, any of their respective Subsidiaries or any ERISA Affiliate may have any liability; provided, however, the term "Plan" shall not include any Non-U.S. Pension Plan.

            "Pledge Agreement" shall have the meaning provided in Section 5.08(a) and shall include any additional pledge agreement executed by the Borrowers or any of their respective Subsidiaries pursuant to Section 7.11.

            "Pledge Agreement Collateral" shall mean all "Pledged Collateral" as defined in the Pledge Agreement.

            "Pledged Securities" shall mean all the Pledged Securities as defined in the Pledge Agreement.

            "Pounds Sterling" shall mean (i) freely transferable lawful money of the United Kingdom and (ii) in the event that the Pounds Sterling is replaced by the Euro, Euros having a corresponding value, calculated in accordance with the relevant provisions of the treaty on the European Union.

            "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

            "Prior Liens" shall mean Liens which, pursuant to the provisions of any Security Document, are or may be superior to the Lien of such Security Document.

            "Pro Forma Leverage Ratio" shall mean, at any time for the determination thereof, the ratio of (x) Consolidated Debt at such time to (y) Consolidated EBITDA for the Test Period then last ended, with such Pro Forma Leverage Ratio to be determined on a pro forma basis (i) in the case of a Permitted Acquisition, as if such Permitted Acquisition (and any other Permitted Acquisition) that occurred during such Test Period (and the incurrence, assumption and/or repayment of any Indebtedness in connection with any such Permitted Acquisition), as the case may be, had occurred on the first day of such Test Period (and such Indebtedness, if any, had remained outstanding (or had not been outstanding, as the case may be) throughout such Test Period) it being understood that in calculating the Pro Forma Leverage Ratio in connection with each and every Permitted Acquisition, Consolidated EBITDA shall include the results of operations of the Person or assets acquired pursuant to each such Permitted Acquisition on a pro forma basis as if such acquisition had occurred on the first day of the respec-tive Test Period and (ii) in the case of the Transaction, for the first three quarterly Test Periods for which the Pro Forma Leverage Ratio is being tested, Consolidated EBITDA for the purpose of determining the Pro Forma Leverage Ratio shall be calculated (x) for the first such Test Period as the product of Consolidated EBITDA for the fiscal quarter ending April 30, 1999 ("First Quarter EBITDA") times 4, (y) for the second such Test Period as the sum of (1) the product of First Quarter EBITDA and 2 plus (2) the product of the Consolidated EBITDA for the fiscal quarter ending July 31, 1999 ("Second Quarter EBITDA") and 2, and (z) for the third such Test Period as the product of (1) the sum of First Quarter EBIDTA plus Second Quarter EBITDA plus Consolidated EBITDA for the fiscal quarter ending October 31, 1999 and (2) 1 1/3. On any date pursuant to which the Pro Forma Leverage Ratio is to be calculated and on each date of calculation of Pro Forma Leverage Ratio, the Company shall deliver to the Administrative Agent a certificate of the Company's chief financial officer setting forth in reasonable detail the pro forma calculations required to establish the Pro Forma Leverage Ratio (with such pro forma calculations to be made on a basis reasonably satisfactory to the Administrative Agent and to assume that the interest expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the date of such Permitted Acquisition (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period). For purposes of the Pro Forma Leverage Ratio, Consolidated Debt shall not include the Trust Preferred Securities.

            "Projections" shall mean the financial projections dated November 10, 1998, which include the projected consolidated and consolidating results of the Company and its Subsidiaries (including Essex) for at least the five fiscal years ended after the Initial Borrowing Date.

            "Quarterly Payment Date" shall mean the last Business Day of each fiscal quarter (including the fourth fiscal quarter) of the Company.

            "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "Receivables Financing Agreement" shall mean (i) the Essex Funding Agreement and any amendments or refinancings thereof; and (ii) a replacement accounts receivable facility (it being understood that such replacement facility may be in the form of a sale of receivables and Receivables Related Assets or fractional undivided interests therein); provided that, in each case, (x) the advance rates, discounts and other pricing terms shall be no more adverse to the Company and its Subsidiaries than those governing similar facilities for similar credits, but in no case shall such in the aggregate result in proceeds therefrom being less than 75% of the book value (or, if greater, the fair market value) of such receivables and Receivables Related Assets (y) neither the Company nor any of its Subsidiaries (other than a Receivables Subsidiary) provides, directly or indirectly, any credit support with respect to such facility, other than as described in clause
(c)(ii) of the definition of Receivables Subsidiary and (z) in the case of amendments and refinancings of the Essex Funding Agreement, the terms thereof are no more adverse to the Company and its Subsidiaries than the terms of such Agreement, as in effect on the Initial Borrowing Date, except as specifically permitted by clause (x) of this proviso.

            "Receivables Related Assets" shall mean accounts receivable and instruments, chattel papers, obligations, general intangibles and other similar assets, in each case, relating to receivables subject to a Receivables Financing Agreement, including interests in merchandise or goods, the sale or lease of which gave rise to such receivables, related contractual rights, guarantees, insurance proceeds, collections, other related assets and proceeds of all of the foregoing.

            "Receivables Subsidiary" shall mean (i) Essex Funding, in the case of a Receivables Financing Agreement that meets the condition of clause (i) of the definition thereof, or (ii) a wholly-owned Subsidiary of the Company (a) that is designated (as set forth below) as a "Receivables Subsidiary" by the Board of Directors of the Company, (b) that does not engage in, and whose charter prohibits it from engaging in, any activities other than in connection with the Receivables Financing Agreement on the terms otherwise permitted hereby, (c) no portion of the Indebtedness or any other obligation (contingent or otherwise) thereof under such Receivables Financing Agreement (i) is guaranteed by the Company or any other Subsidiary of the Company, (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with such Receivables Financing Agreement or (iii) subjects any property or asset of the Company or any other Subsidiary of the

Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection such a Receivables Financing Agreement, (d) with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding and (e) with respect to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced by filing with the Administrative Agent a certified copy of the resolutions of the Board of Directors of the Company giving effect to such designation and a certificate of the chief financial officer of the Company or other Authorized Officer of the Company certifying that such designation complied with the foregoing conditions.

            "Recovery Event" shall mean the receipt by either of the Borrowers or any of their respective Subsidiaries of any cash insurance proceeds or condemnation award payable (i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or assets of either of the Borrowers or any of their respective Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 7.03.

            "Refinancings" shall have the meaning provided in the recitals to this Agreement.

            "Register" shall have the meaning provided in Section 7.12.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

            "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

            "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

            "Replaced Lender" shall have the meaning provided in Section 1.13.

            "Replacement Lender" shall have the meaning provided in Section
1.13.

            "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PGBC by regulation.

            "Required Lenders" means Non-Defaulting Lenders holding at least a majority of the outstanding Loans (after giving effect to the Percentage of Swingline Loans and Alternate Currency Loans of each Non-Defaulting Revolving Loan Lender), Letter of Credit Outstandings and Total Unutilized Revolving Loan Commitments held by Non-Defaulting Lenders.

            "Returns" shall have the meaning provided in Section 6.18.

            "Revolving Loan" shall have the meaning provided in Section 1.01(c) and shall include a Revolving Loan denominated in U.S. Dollars as well as an Alternate Currency Loan.

            "Revolving Loan Lender" shall have the meaning provided in Section 1.01(c).

            "Revolving Loan Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I directly below the column entitled "Revolving Loan Commitment," as the same may be reduced from time to time pursuant to Section 3.02, Section 3.03, Section 9 and/or the definition of "Total Revolving Loan Commitment."

            "Revolving Loan Maturity Date" shall mean November 27, 2004.

            "Revolving Note" shall have the meaning provided in Section 1.05(a).

            "Rollover Amount" shall have the meaning provided in Section
8.08(b).

            "Scheduled Repayments" shall mean Tranche A Term Loan Scheduled Repayments and Tranche B Term Loan Scheduled Repayments.

            "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

            "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

            "Secured Creditors" shall mean the Administrative Agent, the Collateral Agent, the Lenders and each Letter of Credit Issuer.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Security Agreement" shall have the meaning provided in Section 5.08(b) and shall include any additional security agreement executed by the Borrowers or any of their respective Subsidiaries pursuant to Section 7.11.

            "Security Agreement Collateral" shall mean all the "Pledged Collateral" as defined in the Security Agreement.

            "Security Documents" shall mean and include the Security Agreement, the Pledge Agreement and each Mortgage.

            "Services Agreement" shall mean the services agreement between Alpine and the Parent, dated as of October 2, 1996, as amended May 1, 1997 and May 1, 1998.

            "S&P" shall mean Standard & Poor's Ratings Service.

            "Start Date" shall have the meaning provided in the definition of Interest Reduction Discount.

            "Stated Amount" of each Letter of Credit shall mean the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

            "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity (other than a corporation) in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time; in the case of the Company, a Subsidiary of the Company shall include at any time after the consummation of the Tender Offer, Essex and its Subsidiaries.

            "Subsidiary Borrower" shall mean, at any time, any Subsidiary of the Company designated as a Subsidiary Borrower by the Company in accordance with
Section 1.15 that has not ceased to be a Subsidiary Borrower pursuant to such Section.

            "Subsidiary Guarantor" shall mean (i) Essex, in respect of the Obligations of the Company hereunder, (ii) each Subsidiary of each of the Company and Essex (other than a Non-U.S. Subsidiary except to the extent otherwise provided in Section 8.14) except for Essex Funding, any Receivables Subsidiary and Essex Canada and (iii) DNE Systems and each of its Subsidiaries.

            "Superior Preferred Stock" shall mean the 6% Cumulative Preferred Stock, par value $1.00 per share, of Superior Telecommunications having an aggregate liquidation preference of $20,000,000 (but shall include any Parent preferred stock issued in exchange therefor pursuant to clause (ii)(y) of
Section 8.06).

            "Superior Telecommunications" shall mean Superior Telecommunications Inc., a Georgia corporation and Wholly-Owned Subsidiary of the Company.

            "Superior Trust I" shall mean Superior Trust I, a statutory business trust formed under the laws of the State of Delaware, the common securities of which shall be directly or indirectly wholly owned by the Parent.

            "Survey" means a survey of any Mortgaged Real Property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state, province or country where such Mortgaged Real Property is lo-cated, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within the six months prior to such date of delivery any exterior construction on the site of such Mortgaged Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (iii) certified by the surveyor (in a manner reasonably acceptable to the Collateral Agent) to the Collateral Agent and the Title Company and (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey.

            "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Revolving Loan Maturity Date.

            "Swingline Loan" shall have the meaning provided in Section 1.01(d).

            "Swingline Note" shall have the meaning provided in Section 1.05(a).

            "Syndication Agent" shall mean Fleet National Bank, and any successor corporation thereto by merger or otherwise.

            "Syndication Date" shall mean that date upon which the Administrative Agent determines (and notifies the Borrowers and the Lenders) that the primary syndication (and resultant addition of Persons as Lenders pursuant to Section 12.04(b)) has been completed.

            "Taking" has the meaning assigned to such term in each Mortgage.

            "Tax Allocation Agreements" shall mean any tax sharing or tax allocation agreements entered into, or to be entered into, by the Borrowers or any of their respective Subsidiaries.

            "Taxes" shall have the meaning provided in Section 4.04.

            "Tender Offer" shall have the meaning provided in the recitals to this Agreement.

            "Tender Offer Cash Consideration" shall have the meaning provided in the recitals to this Agreement.

            "Tender Offer Documents" shall mean the Offer to Purchase, the
Schedule 14D-1 filed by the Parent and Acquisition Co, the Schedule 14D-9 filed by Essex and all amendments and exhibits thereto and related documents filed with the SEC or distributed to the stockholders of Essex.

            "Term Loan" shall mean the Tranche A Term Loan or the Tranche B Term Loan.

            "Term Loan Commitment" shall mean each Tranche A Term Loan Commitment and each Tranche B Term Loan Commitment, with the Term Loan Commitment of any Lender at any time to equal the sum of its Tranche A Term Loan Commitment and Tranche B Term Loan Commitment as then in effect.

            "Test Date" shall have the meaning provided in the definition of Interest Reduction Discount.

            "Test Period" shall mean four consecutive fiscal quarters of the Company (taken as one accounting period) ended, in the case of any determination of Interest Reduction Discount, on the last day of each fiscal quarter or fiscal year of the Company and, in all other cases, ended on the date indicated in the applicable Section hereof; provided, with respect to the Test Periods ending prior to April 29, 2000, Consolidated EBITDA and the Interest Coverage Ratio shall be measured in accordance with the actual results for the period from November 1, 1998 through such last day of such Test Period.

            "Title Company" shall mean First American Title Insurance Company or such other title insurance or abstract company as shall be designated by the Administrative Agent.

            "Total Commitments" shall mean, at any time, the sum of the Commitments of each of the Lenders.

            "Total Consideration Amount" shall mean (with respect to any Permitted Acquisition, or series of related Permitted Acquisitions) $50,000,000; provided that if at least 90% of the total consideration with respect thereto (as determined in accordance with Section 8.02(l)) is paid in shares of Parent Common Stock, such amount shall be $250,000,000.

            "Total Revolving Loan Commitment" shall mean the sum of the then Revolving Loan Commitments of each of the Lenders, it being understood that the Total Revolving Loan Commitment as of the Initial Borrowing Date shall be $225,000,000.

            "Total Revolving Outstandings" shall mean, at any time, the sum of
(i) the aggregate principal amount of all Revolving Loans outstanding at such time, (ii) the aggregate principal amount of all Swingline Loans outstanding at such time and (iii) the aggregate amount of all Letter of Credit Outstandings at such time.

            "Total Term Loan Commitment" shall mean, at any time, the sum of the Total Tranche A Term Loan Commitment and Total Tranche B Term Loan Commitment.

            "Total Tranche A Term Loan Commitment" shall mean, at any time, the sum of the Tranche A Term Loan Commitments of each of the Lenders.

            "Total Tranche B Term Loan Commitment" shall mean, at any time, the sum of the Tranche B Term Loan Commitments of each of the Lenders.

            "Total Unutilized Revolving Loan Commitment" shall mean, at any time, (i) the Total Revolving Loan Commitment at such time less (ii) Total Revolving Outstandings at such time.

            "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being four separate Tranches; i.e., Tranche A Term Loans, Tranche B Term Loans, Revolving Loans and Swingline Loans.

            "Tranche A Term Loan" shall have the meaning provided in Section 1.01(a).

            "Tranche A Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Annex I hereto directly below the column entitled "Tranche A Term Loan Commitment", as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to
Section 1.13 or 12.04.

            "Tranche A Term Loan Lender" shall have the meaning provided in
Section 1.01(a).

            "Tranche A Term Loan Maturity Date" shall mean May 27, 2004.

            "Tranche A Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b).

            "Tranche A Term Loan Scheduled Repayment Date" shall have the meaning provided in Section 4.02(b).

            "Tranche A Term Note" shall have the meaning provided in Section 1.05(a).

            "Tranche B Term Loan" shall have the meaning provided in Section 1.01(b).

            "Tranche B Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Annex I hereto directly below the column entitled "Tranche B Term Loan Commitment", as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to
Section 1.13 or 12.04.

            "Tranche B Term Loan Lender" shall have the meaning provided in
Section 1.01(b).

            "Tranche B Term Loan Maturity Date" shall mean November 27, 2005.

            "Tranche B Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(c).

            "Tranche B Term Loan Scheduled Repayment Date" shall have the meaning provided in Section 4.02(c).

            "Tranche B Term Note" shall have the meaning provided in Section 1.05(a).

            "Transaction" shall have the meaning provided in the recitals to this Agreement.

            "Trust Preferred Securities" shall mean collectively: (i) the shares of Series A Cumulative Convertible Exchangeable Trust Preferred Securities of Superior Trust I having an aggregate liquidation preference of approximately $167,000,000; (ii) the long-term, subordinated debenture issued by the Parent and purchased by Superior Trust I which, under certain circumstances, may be distributed to the holders of the Series A Cumulative Convertible Exchangeable Trust Preferred Securities (the "Debenture"); and (iii) shall include the guarantee (the "Guarantee") by the Parent of dividend, redemption and liquidation payments as in effect on the Initial Borrowing Date, all substantially in the form of Exhibit M hereto, with such modifications consistent with the substantive provisions thereof, as to which the Administrative Agent may agree, such agreement not to be unreasonably withheld or delayed.

            "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Euro Rate Loan.

            "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

            "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

            "Unpaid Drawing" shall have the meaning provided in Section 2.03(a).

            "Unutilized Revolving Loan Commitment" with respect to any Revolving Loan Lender, at any time, shall mean such Lender's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Lender (plus, in the case of BTCo, the aggregate outstanding principal amount of Swingline Loans made by BTCo) and (ii) such Lender's Percentage of the Letter of Credit Outstandings in respect of Letters of Credit issued under this Agreement.

            "U.S. Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

            "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

            "Wholly-Owned Non-U.S. Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Non-U.S. Subsidiary.

            "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares and/or other nominal amounts of shares required to be held other than by such Person under applicable law) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

            "Written" (whether lower or upper case) or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, or telegraph or cable.

            "Year 2000 Compliant" shall mean that all Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise impair the accuracy or functionality of Information Systems and Equipment.

            SECTION 11. The Agents.

            11.01. Appointment. Each Lender hereby irrevocably designates and appoints BTCo as Administrative Agent of such Lender (such term to include for purposes of this Section 11, BTCo acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes BTCo as the Administrative Agent to take such action on its behalf under the provisions of the Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this Section 11. Notwithstanding any provision to the contrary elsewhere in any Credit Document, no Agents shall have any duties or responsibilities, except those expressly set forth in the Credit Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise (including by operation of law) to exist against any Agents. The provisions of this Section 11 are solely for the benefit of the Agents and the Lenders, and nei-ther the Parent, the Borrowers nor any of their respective Subsidiaries or Affiliates shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agents shall act solely as agents of the Lenders and the Agents do not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Parent, the Borrowers or any of their respective Subsidiaries or Affiliates.

            11.02. Delegation of Duties. The Agents may execute any of its duties under or any Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 11.03.

            11.03. Exculpatory Provisions. No Agent or any of its Affiliates or any of their officers, directors, employees, agents or attorneys-in-fact shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person in its capacity as an Agent under or in connection with any Credit Document (except to the extent found to have resulted from such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Parent, the Borrowers, any of their respective Subsidiaries or any of their respective officers contained in any Credit Document, any other Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, any Document or for any failure of the Parent, the Borrowers or any of their respective Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or condition of, any Document, or to inspect the properties, books or records of the Company or any of its Subsidiaries. No Agent shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of any Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by any Agent to the Lenders or by or on behalf of the Borrowers or any of their respective Sub-sidiaries to any Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

            11.04. Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Parent, the Borrowers or any of their respective Subsidiaries), independent accountants and other experts selected by the Agents. Each Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

            11.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has actually received notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            11.06. Nonreliance on Agents and Other Lenders. Each Lender expressly acknowledges that no Agents or any of their Affiliates or any of their respective officers, directors, employees, agents or attorneys-in-fact have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of the Parent, the Borrowers or any of their respective Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent or any such other Person to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any such other Person or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Parent, the Borrowers and their respective Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any such other Person or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrowers and their respective Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Borrowers or any of their respective Subsidiaries which may come into the possession of the Administrative Agent or any of its Affiliates or any of their officers, directors, employees, agents or attorneys-in-fact.

            11.07. Indemnification. The Lenders agree to indemnify the Agents in their capacity as such ratably according to their respective "percentages" as used in determining the Required Lenders at such time (with such "percentages" to be determined as if there are no Defaulting Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against such Agents in their capacity as such in any way relating to or arising out of any Credit Document, or any docu-ments contemplated by or referred to herein or therein, or the transactions contemplated hereby or thereby or any action taken or omitted to be taken by the Agents under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Parent, the Borrowers or any of their respective Subsidiaries; provided that no Lender shall be liable to the Agents for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent found to have resulted solely from the gross negligence or willful misconduct of the Agents. To the extent any Lender would be required to indemnify the Agents pursuant to the immediately preceding sentence but for the fact that it is a Defaulting Lender, such Defaulting Lender shall not be entitled to receive any portion of any payment or other distribution hereunder (including, without limitation as to principal of or interest on any Loans) until each other Lender shall have been reimbursed for the excess, if any, of the aggregate amount paid by such Lender under this Section 11.07 over the aggregate amount such Lender would have been obligated to pay had such first Lender not been a Defaulting Lender. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 11.07 shall survive the payment of all Obligations.

            11.08. Agents in Their Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Parent, the Borrowers and their respective Subsidiaries and Affiliates as though such Agent were not an Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, each Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not an Agent and the terms "Lender" and "Lenders" shall include such Agent in its individual capacity.

            11.09. Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            11.10. Resignation of the Administrative Agent; Successor Administrative Agent. The Administrative Agent may resign as the Administrative Agent upon 60 days' notice to the Lenders and the Borrowers. Upon the resignation of the Administrative Agent, the Required Lenders shall appoint from among the Lenders a successor Administrative Agent which is a bank or a trust company for the Lenders subject to prior approval by the Borrowers (such approval not to be unreasonably withheld; provided that such approval shall not be required if a Default or an Event of Default then exists), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the resignation of the Administrative Agent hereunder, the provisions of this
Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

            SECTION 12. Miscellaneous.

            12.01. Payment of Expenses, etc. The Parent and the Company, jointly and severally, agree to: (i) whether or not the transactions herein contemplated are consummated, pay all out-of-pocket costs and expenses of each Agent (including, without limitation, the reasonable fees and disbursements of Cahill Gordon & Reindel and local counsel) in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto and in connection with such Agent's syndication efforts with respect to this Agreement; (ii) pay all out-of-pocket costs and expenses of each Agent, each Letter of Credit Issuer and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein and, after a Default or an Event of Default shall have occurred and be continuing, the protection of the rights of the Administrative Agent, each Letter of Credit Issuer and each of the Lenders thereunder (including, without limitation, the fees and disbursements of counsel for such Agent, for each Letter of Credit Issuer and for each of the Lenders); (iii) pay and hold each of the Lenders harmless from and against any and all pres-ent and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iv) indemnify each Agent, the Collateral Agent, each Letter of Credit Issuer and each Lender and each of their Affiliates, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any such Person is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among any such Person, or any third Person or otherwise) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any other transactions contemplated in any Credit Document (but excluding any such losses, liabilities, claims, damages or expenses to the extent found to have been incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified), or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property or any Environmental Claim, in each case, including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such investigation, litigation or other proceeding.

            12.02. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Administrative Agent, each Letter of Credit Issuer and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or any other notice of any kind to the Borrowers or any of their respective Subsidiaries or any Guarantor or any other Person, any such notice, to the full extent permitted by applicable law, being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent, such Letter of Credit Issuer or such Lender (including, without limitation, by branches and agencies of the Administrative Agent, such Letter of Credit Issuer and such Lender wherever located) to or for the credit or the account of the Borrowers or any Guarantor against and on account of the Obligations of the Borrowers or any Guarantor to the Adminis-trative Agent, such Letter of Credit Issuer or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Borrowers or any Guarantor purchased by such Lender pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with any Credit Document, irrespective of whether or not the Administrative Agent, such Letter of Credit Issuer or such Lender shall have made any demand hereunder and although said Obligations shall be contingent or unmatured.

            12.03. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to any Credit Party, at the address specified in Annex IX or in the other relevant Credit Documents, as the case may be; if to any Lender, at its address specified for such Lender on Annex II; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

            12.04. Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, none of the Borrowers nor any Guarantor may assign or transfer any of its rights, obligations or interest under any Credit Document without the prior written consent of the Lenders; and provided, further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitment hereunder except as provided in Section 12.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder; and provided, further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of any Credit Document except to the extent such amendment or waiver would (i) extend the Maturity Date, or reduce the rate or extend the time of payment of interest or Fees on Loans or Letters of Credit in which such participant is participating (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the finan-cial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), or increase the amount of the participant's participation over the amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Company of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans in which such participant is participating. In the case of any such participation, the participant shall not have any rights under any of the Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Company hereunder shall be determined as if such Lender had not sold such participation.

            (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Tranche A Term Loan Commitment, Tranche B Term Loan Commitment, Revolving Loan Commitment and/or BTCo's commitment to make Swingline Loans (and related outstanding Obligations hereunder) to any Affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more Lenders or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitment (and related outstanding Obligations hereunder) to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement; provided that (i) at such time Annex I shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders, (ii) upon surrender of the old Notes, new Notes will be issued, at the Company's expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments, (iii) the consent of the Administrative Agent, which consent shall not be unreasonably withheld, shall be required in connection with any such assignment pursuant to clause (y) of this Section 12.04(b) and (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500; and provided, further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to
Section 7.12. To the extent of any assignment pursuant to this Section 12.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitment. At the time of each assignment pursuant to this
Section 12.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Company and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b).

            (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

            12.05. No Waiver; Remedies Cumulative. No failure or delay on the part of any party in exercising any right, power or privilege under any Credit Document and no course of dealing between any Credit Party and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

            12.06. Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, determined in accordance with the terms of this Agreement, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            12.07. Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrowers to the Lenders); provided that except as otherwise specifically provided herein, all computations of Excess Cash Flow and all computations determining compliance with Sections 3.03 and 8, including definitions used therein, and in determining the Interest Reduction Discount shall, in each case, utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the financial statements delivered to the Lenders pursuant to Section 6.08(b). For the purpose of calculating the Interest Coverage Ratio, the Pro Forma Leverage Ratio and the Fixed Charge Coverage Ratio, for all purposes of this Agreement, the Israeli Subsidiaries shall not be treated as Subsidiaries of the Company (and Consolidated Interest Expense shall not include interest on the intercompany loans between the Company and its Subsidiaries, on the one hand, and the Israeli Subsidiaries, on the other hand) and, as of the Initial Borrowing Date, Essex International shall be treated as a

Wholly-Owned Subsidiary of the Company, as long as the Merger Agreement remains in effect.

            (b) All computations of interest and Fees hereunder shall be based on the actual number of days elapsed over a year of 360 days (except for interest payable in respect of Base Rate Loans based on the Prime Lending Rate, which shall be computed on the bases of a 365/66 day year).

            (c) All interest, fees and other amounts accruing under the Existing Superior Credit Agreement on or prior to, or determined in respect of any day accruing on or prior to the Effective Date shall be computed and determined as provided in the Existing Superior Credit Agreement before giving effect to this Agreement.

            12.08. Governing Law; Submission to Jurisdiction; Venue. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND (EXCEPT AS OTHERWISE EXPRESSLY STATED THEREIN) THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Credit Party, and agrees not to plead or claim, in any legal action or proceeding with respect to any Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Party. Each Credit Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Party, at its address for notices pursuant to
Section 12.03, such service to become effective 30 days after such mailing. Each Credit Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced under any Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Administrative Agent, any Lender or the holder of any Note to serve process in any other manner permitted by applicable law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

            (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with any Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            12.09. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all of the parties hereto shall be lodged with the Company and the Administrative Agent.

            12.10. Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrowers, each Guarantor, the Administrative Agent, the Syndication Agent and the Documentation Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Company and each Lender prompt written notice of the occurrence of the Effective Date.

            12.11. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            12.12. Amendment or Waiver, etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders; provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected thereby in the case of the following clause
(i)), (i) extend any Maturity Date, or reduce the rate or extend the time of payment of interest or Fees on any Loan or Letter of Credit thereon, or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or Fees for purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) under all the Security Documents, or release any Guarantor (other than in connection with a sale otherwise permitted hereby, or by the Administrative Agent as contemplated by the last sentence of Section 8.14),
(iii) amend, modify or waive any provision of this Section 12.12, (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Total Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement; provided, further, that no such change, waiver, discharge or termination shall (u) increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Revolving Loan Commitment of any Lender, and that an increase in the available portion of any Revolving Loan Commitment of any Lender shall not constitute an increase in the Revolving Loan Commitment of such Lender), (v) without the consent of BTCo, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit or Swingline Loans, (w) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 11 as the same applies to the Administrative Agent or any other provision as the same relates to the rights or obligations of the Administrative Agent, (x) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (y) without the consent of the Required Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Required Lenders of each Tranche in the case of an amendment to the definition of Required Lenders), amend the definition of Required Lenders or alter the required application of any prepayments or repayments (or commitment reductions), as between the various Tranches, pursuant to Section
4.01 or 4.02 or (z) without the consent of the Required Lenders of the respective Tranche, amend, modify or waive any Tranche A Term Loan Scheduled Repay-ment or Tranche B Term Loan Scheduled Repayment. In connection with the initial syndication of the Loans, if the Administrative Agent advises the Borrowers that it is (in the Administrative Agent's reasonable judgment) necessary or advisable to facilitate the syndication to modify the Alternate Currency Lender's obligations to make Euro Loans in Alternate Currencies, the Borrowers and the Lenders will enter into appropriate modifications to this Agreement (in the Administrative Agent's customary form) to so provide, so long as the economic and other terms contained herein with respect to the availability of Alternate Currency Loans are not changed in a way materially adverse to the Borrowers.

            (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 12.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or
(B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Revolving Loan Commitment (if such Lender's consent is required as a result of its Revolving Loan Commitment) and/or repay outstanding Loans of such Lender which gave rise to the need to obtain such Lender's consent, in accordance with Sections 3.02(b) and/or 4.01(b); provided that, unless the Commitments are terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto; provided further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Revolving Loan Commitment or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to
Section 12.12(a).

            12.13. Survival. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 2.05, 4.04, 11.07 or 12.01, shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

            12.14. Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender; provided that the Company shall not be responsible for costs arising under Section 1.10, 1.11, 2.05 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent such costs would not otherwise be applicable to such Lender in the absence of such transfer.

            12.15. Confidentiality. Each of the Lenders agrees that it will use its reasonable efforts not to disclose without the prior consent of the Company (other than to Affiliates of such Lenders and their respective directors, employees, auditors, counsel or other professional advisors) any confidential information with respect to the Company or any of its Subsidiaries which is furnished pursuant to this Agreement; provided that any Lender may disclose any such information (a) that is or has become generally available to the public,
(b) as may be required or appropriate (x) in any report, statement or testimony submitted to any municipal, state or Federal or other governmental regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or
(y) in connection with any request or requirement of any such regulatory body,
(c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) to comply with any law, order, regulation or ruling applicable to such Lender, and (e) to any prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Lender; provided that such prospective transferee agrees to be bound by this Section 12.15 to the same extent as such Lender.

            12.16. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            12.17. Margin Stock. Notwithstanding any other provision of this Agreement or the other Credit Documents to the contrary, prior to the consummation of the Merger, no provision of this Agreement, including Section 8.03, or any other Credit Document, shall be deemed to create a direct or indirect security interest in the outstanding Common Stock of Essex while it is Margin Stock and Acquisition Co. may hold such Margin Stock and sell the outstanding Common Stock of Essex for the fair market value thereof in accordance with Section 8.12.

            12.18. Judgment Currency. (a) The Borrowers' obligations hereunder and under the other Credit Documents to make payments in U.S. Dollars or the Alternate Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against either Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the Foreign Currency Equivalent or the Dollar Equivalent thereof, as the case may be, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

            (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the applicable Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

            (c) For purposes of determining the Foreign Currency Equivalent or the Dollar Equivalent or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

            12.19 Determination of Dollar Equivalent. For purposes of this Agreement, the Dollar Equivalent of Alternate Currency Loans shall be calculated on the last Business Day of each month or, at the reasonable discretion of the Administrative Agent, on a more frequent basis. The Dollar Equivalent for Alternate Currency Loans shall remain in effect until the same is recalculated by the Administrative Agent as provided above and notice of such recalculation is received by the Company, it being understood that until such notice is received, the Dollar Equivalent shall be that Dollar Equivalent as last reported to the Company by the Administrative Agent. The Administrative Agent shall promptly notify the Company and the Lenders of each determination of the Dollar Equivalent for Alternate Currency Loans.

            12.20. DNE Systems. With respect to all provisions of this Agreement and other Credit Documents, all of the capital stock of DNE Systems owned by the Parent shall be treated as if it is all owned directly by the Company. As an example of the foregoing, to the extent that provisions of this Agreement and the other Credit Documents would allow DNE Systems, as a Subsidiary of the Company, to pay dividends to its shareholders or make loans, advances or distributions to its parent company or a subsidiary of its parent company, such dividends, loans or advances shall only be permitted hereunder or under the other Credit Documents to the extent that they are paid to the Company or a Subsidiary of the Company that is a Guarantor (except to the extent this Agreement or the Credit Documents specifically would otherwise allow a Subsidiary of the Company to make such dividends or other payments to the Parent). Without limiting the foregoing, all financial statements and all financial tests contained herein shall be determined as if all the capital stock of DNE Systems owned by the Parent is owned by the Company. Notwithstanding the other provisions of this Section 12.20, the Company and its Subsidiaries may make Investments in DNE Systems or its Subsidiaries only to the extent necessary to fund, in accordance with existing business practice, DNE Systems' existing operations as of the Initial Borrowing Date; provided, however, that, notwithstanding the foregoing, the Company and its Subsidiaries that are Guarantors may make Investments in DNE Systems and its Subsidiaries to the extent that such Investments are permitted by and are in accor-dance with the terms of Section 8.05(q) (such Investments decreasing the basket provided in such Section 8.05(q)).

            SECTION 13. Guaranty.

            13.01. The Guaranty. (a) In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct and indirect benefits to be received by each Guarantor from the proceeds of the Loans and the issuance of the Letters of Credit, each Guarantor hereby agrees with the Lenders as follows: Each Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Company to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Company to the Guaranteed Creditors becomes due and payable hereunder, each Guarantor, jointly and severally, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses (including reasonable legal fees and expenses) which may be incurred by the Guaranteed Creditors in collecting or enforcing any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Company), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation of this Guaranty or any other instrument evidencing any liability of the Company, and each Guarantor shall be and remain jointly and severally liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee. This is a guaranty of payment and not of collection.

            (b) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations and/or the grant of security interests in Collateral to secure its Obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor in respect of intercompany Indebtedness to the Company or other Affiliates of the Company to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder, and after giving effect (x) to the direct and indirect benefits received by such Subsidiary Guarantor as a result of the Credit Documents and the Loans and (y) as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Subsidiary Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under Section 13.01(c)).

            (c) Subsidiary Guarantors under this Guaranty together desire to allocate among themselves in a fair and equitable manner their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by any Subsidiary Guarantor under this Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Subsidiary Guarantors in the amount of such other Subsidiary Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Subsidiary Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Subsidiary Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Subsidiary Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Subsidiary Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Subsidiary Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Subsidiary Guarantor over the Aggregate Payments of such Subsidiary Guarantor. "Adjusted Maximum Amount" means, with respect to a Subsidiary Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Subsidiary Guaran-tor under this Guaranty, determined as of such date in accordance with this
Section 13.01; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Subsidiary Guarantor for purposes of this
Section 13.01(c), any assets or liabilities of such Subsidiary Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Subsidiary Guarantor. "Aggregate Payments" means, with respect to a Subsidiary Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Subsidiary Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 13.01(c)) minus (ii) the aggregate amount of all payments received on or before such date by such Subsidiary Guarantor from the other Subsidiary Guarantors as contributions under this Section 13.01(c). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Subsidiary Guarantors of their obligations as set forth in this Section 13.01(c) shall not be construed in any way to limit the liability of any Subsidiary Guarantor hereunder.

            13.02. Nature of Liability. The liability of each Guarantor hereunder is joint and several and exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Company whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder is not affected or impaired by (a) any direction as to application of payment by the Company or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Company, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Company, or (e) any payment made to the Guaranteed Creditors on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Company pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor, to the extent permitted by applicable law, waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

            13.03. Independent Obligation. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, any other party or the Company, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor, any other party or the Company and whether or not any other guarantor, any other party or the Company is joined in any such action or actions. Each Guarantor waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Company or other circumstance which operates to toll any statute of limitations as to the Company shall operate to toll the statute of limitations as to any Guarantor.

            13.04. Authorization. Each Guarantor authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

            (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

            (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

            (c) exercise or refrain from exercising any rights against the Company or others or otherwise act or refrain from acting;

            (d) release or substitute any one or more endorsers, guarantors, the Company or other obligors;

            (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Company to its creditors other than the Guaranteed Creditors;

            (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Company to the Guaranteed Creditors regardless of what liability or liabilities of the Company remain unpaid;

            (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

            (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of any Guarantor from its liabilities under this Guaranty.

            13.05. Reliance. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of the Company or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

            13.06. Subordination. Any of the indebtedness of the Company now or hereafter owing to any Guarantor is hereby subordinated to the Guaranteed Obligations of the Company owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Company to any Guarantor shall be collected, enforced and received by such Guarantor for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Company to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of any Guarantor under the other provisions of this Guaranty (other than the reduction of any such liability attributable to such payment). Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any of the indebtedness of the Company to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

            13.07. Waiver. (a) Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Company, any other Guarantor, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Company, any other Guarantor, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Company, any other Guarantor, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Company, any other Guarantor, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Company or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid. Each Guarantor waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Company or any other party or any security.

            (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Com-pany's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which each Guarantor assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


                                       SUPERIOR/ESSEX CORP., as
                                         Borrower

                                       By:  /s/ Stewart H. Wahrsager
                                            ----------------------------------
                                            Name:
                                            Title:


                                       SUPERIOR TELECOM INC., as
                                          Guarantor

                                       By:  /s/ Stewart H. Wahrsager
                                            ----------------------------------
                                            Name:  Stewart H. Wahrsager
                                            Title: Secretary


                                       SUPERIOR TELECOMMUNICATIONS,
                                          INC., as Guarantor

                                       By:  /s/ Stewart H. Wahrsager
                                            ----------------------------------
                                            Name:  Stewart H. Wahrsager
                                            Title: Assistant Secretary


                                       DNE SYSTEMS, INC.,
                                         as Guarantor

                                       By:  /s/ Stewart H. Wahrsager
                                            ----------------------------------
                                            Name:  Stewart H. Wahrsager
                                            Title: First Assistant Secretary


                                       DNE MANUFACTURING & SERVICE COMPANY,
                                         as Guarantor

                                       By:  /s/ Stewart H. Wahrsager
                                            ----------------------------------
                                            Name:  Stewart H. Wahrsager
                                            Title: First Assistant Secretary

                                       DNE TECHNOLOGIES, INC.,
                                         as Guarantor

                                       By:  /s/ Stewart H. Wahrsager
                                            ----------------------------------
                                            Name:  Stewart H. Wahrsager
                                            Title: First Assistant Secretary


                                       TEXAS SUT INC.,
                                         as Guarantor

                                       By:  /s/ Stewart H. Wahrsager
                                            ----------------------------------
                                            Name:
                                            Title:

                                       ESSEX GROUP, INC., as Borrower and as
                                         Guarantor

                                       By:  /s/ David A. Owen
                                            ----------------------------------
                                            Name:  David A. Owen
                                            Title: Executive Vice President
                                                    and Chief Financial Officer


                                       ESSEX INTERNATIONAL INC.,
                                         as Guarantor

                                       By:  /s/ David A. Owen
                                            ----------------------------------
                                            Name:  David A. Owen
                                            Title: Executive Vice President
                                                    and Chief Financial Officer


                                       ACTIVE INDUSTRIES, INC.,
                                         as Guarantor

                                       By:  /s/ David A. Owen
                                            ----------------------------------
                                            Name:  David A. Owen
                                            Title: Vice President and
                                                     Treasurer


                                       DIAMOND WIRE & CABLE CO.,
                                         as Guarantor

                                       By:  /s/ David A. Owen
                                            ----------------------------------
                                            Name:  David A. Owen
                                            Title: Vice President and Treasurer


                                       ESSEX GROUP, INC.,
                                         as Guarantor

                                       By:  /s/ David A. Owen
                                            ----------------------------------
                                            Name:  David A. Owen
                                            Title: Vice President and Treasurer


                                       ESSEX GROUP MEXICO INC.,
                                         as Guarantor

                                       By:  /s/ David A. Owen
                                            ----------------------------------
                                            Name:  David A. Owen
                                            Title: Vice President and Treasurer

                                       ESSEX MEXICO HOLDINGS, L.L.C.,
                                         as Guarantor

                                       By:  /s/ David A. Owen
                                            ----------------------------------
                                            Name:  David A. Owen
                                            Title: Vice President and Treasurer


                                       ESSEX SERVICES, INC.,
                                         as Guarantor

                                       By:  /s/ David A. Owen
                                            ----------------------------------
                                            Name:  David A. Owen
                                            Title: Vice President and Treasurer


                                       ESSEX TECHNOLOGY, INC.,
                                         as Guarantor

                                       By:  /s/ Douglas L. Pett
                                            ----------------------------------
                                            Name:  Douglas L. Pett
                                            Title: President


                                       ESSEX WIRE CORPORATION,
                                         as Guarantor

                                       By:  /s/ David A. Owen
                                            ----------------------------------
                                            Name:  David A. Owen
                                            Title: Vice President and Treasurer

                                       BANKERS TRUST COMPANY, as
                                       Administrative Agent

                                       By:  /s/ Anthony LoGrippo
                                            ----------------------------------
                                            Name:  ANTHONY LoGRIPPO
                                            Title: VICE PRESIDENT


                                       FLEET NATIONAL BANK, as Syndication
                                       Agent

                                       By:  /s/
                                            ----------------------------------
                                            Name:
                                            Title:


                                       MERRILL LYNCH & CO., as Documentation
                                       Agent

                                       By:  /s/
                                            ----------------------------------
                                            Name:
                                            Title:

                                       BANKERS TRUST COMPANY, as
                                       Administrative Agent

                                       By:  /s/
                                            ----------------------------------
                                            Name:
                                            Title:


                                       FLEET NATIONAL BANK, as Syndication
                                       Agent

                                       By:  /s/ Alex Sade
                                            ----------------------------------
                                            Name:  Alex Sade
                                            Title: Director


                                       MERRILL LYNCH & CO., as Documentation
                                       Agent

                                       By:  /s/
                                            ----------------------------------
                                            Name:
                                            Title:

                                       BANKERS TRUST COMPANY, as
                                       Administrative Agent

                                       By:  /s/
                                            ----------------------------------
                                            Name:
                                            Title:


                                       FLEET NATIONAL BANK, as Syndication
                                       Agent

                                       By:  /s/
                                            ----------------------------------
                                            Name:
                                            Title:


                                       MERRILL LYNCH & CO., as Documentation
                                       Agent

                                       By:  /s/ Christopher K. Stout
                                            ----------------------------------
                                            Name:  Christopher K. Stout
                                            Title: Director

                                       BANKERS TRUST COMPANY, as
                                         Lender

                                       By:  /s/ Anthony LoGrippo
                                            ----------------------------------
                                            Name:  ANTHONY LoGRIPPO
                                            Title: VICE PRESIDENT


                                       FLEET NATIONAL BANK, as Lender

                                       By:  /s/
                                            ----------------------------------
                                            Name:
                                            Title:


                                       MERRILL LYNCH CAPITAL
                                              CORPORATION, as Lender

                                       By:  /s/
                                            ----------------------------------
                                            Name:
                                            Title:

                                       BANKERS TRUST COMPANY, as
                                         Lender

                                       By:  /s/
                                            ----------------------------------
                                            Name:
                                            Title:


                                       FLEET NATIONAL BANK, as Lender

                                       By:  /s/ Alex Sade
                                            ----------------------------------
                                            Name:  Alex Sade
                                            Title: Director


                                       MERRILL LYNCH CAPITAL
                                              CORPORATION, as Lender

                                       By:  /s/
                                            ----------------------------------
                                            Name:
                                            Title:

                                       BANKERS TRUST COMPANY, as
                                         Lender

                                       By:  /s/
                                            ----------------------------------
                                            Name:
                                            Title:


                                       FLEET NATIONAL BANK, as Lender

                                       By:  /s/
                                            ----------------------------------
                                            Name:
                                            Title:


                                       MERRILL LYNCH CAPITAL
                                              CORPORATION, as Lender

                                       By:  /s/ Christopher K. Stout
                                            ----------------------------------
                                            Name:  Christopher K. Stout
                                            Title: VP

                                       CRESCENT/MACH I PARTNERS, L.P.

                                       By:  TCW Asset Management Company its
                                       Investment Manager, as Lender


                                       By:   /s/
                                             ---------------------------------
                                             Name:
                                             Title:

                                                                         ANNEX I

                          LIST OF BANKS AND COMMITMENTS

                            Revolving Loan    Tranche A Term     Tranche B Term
Lender                       Commitment       Loan Commitment    Loan Commitment
------                     ---------------   ---------------     ---------------
Bankers Trust Company      $168,260,869.56   $373,913,043.48     $349,076,086.96

Fleet National Bank          34,239,130.44     76,086,956.52       20,923,913.04

Merrill Lynch Capital        22,500,000.00     50,000,000.00       42,500,000.00
Corporation

Trust Company of the
West (Crescent/Mach I)                   0                 0       12,500,000.00
                           ---------------   ---------------     ---------------

                  Total:   $225,000,000.00   $500,000,000.00     $425,000,000.00

                                    ANNEX II

                                LENDER ADDRESSES

Lender                                 Address
------                                 -------
Bankers Trust Company                  One Bankers Trust Plaza
                                       130 Liberty Street
                                       New York, New York  10006
                                       Attention:  Anthony LoGrippo
                                       Telephone No.:  (212) 250-4886
                                       Facsimile No.:  (212) 250-7218

Fleet National Bank                    One Federal Street
                                       3rd Floor
                                       Boston, Massachusetts  02110
                                       Attention:  Howard Diamond
                                       Telephone No.:  (617) 346-0042
                                       Facsimile No.:  (617) 346-5093

Merrill Lynch Capital Corporation      World Financial Center
                                       North Tower
                                       New York, New York  10281
                                       Attention:  Christopher Stout
                                       Telephone No.:  (212) 449-0982
                                       Facsimile No.:  (212) 449-8635



Crescent/Mach I Partners, L.P.         Trust Company of the West
                                       TCW Asset Management Company
                                       200 Park Avenue, Suite 2200
                                       New York, NY  10166
                                       Attention: Mark Gold/Justin
                                                  Driscoll
                                       Telephone No.:  (212) 771-4000
                                       Facsimile No.:  (212) 771-4159

                                                                        ANNEX IX
                                                                        --------

                           CREDIT PARTY ADDRESSES

Credit Party                         Address
------------                         -------

Superior/Essex Corp.                 150 Interstate North Parkway
                                     Suite 300
                                     Atlanta, Georgia  30334
                                     Telephone No.:  (770) 953-8338
                                     Facsimile No.:  (770) 984-3218

Superior Telecommunications Inc.     150 Interstate North Parkway
                                     Suite 300
                                     Atlanta, Georgia  30334
                                     Telephone No.:  (770) 953-8338
                                     Facsimile No.:  (770) 984-3218

Superior Telecom Inc.                150 Interstate North Parkway
                                     Suite 300
                                     Atlanta, Georgia  30334
                                     Telephone No.:  (770) 953-8338
                                     Facsimile No.:  (770) 984-3218

DNE Systems, Inc.                    50 Barnes Park North
                                     Wallingford, Connecticut  06492
                                     Telephone No.:  (203)
                                     Facsimile No.:  (203) 984-3218

DNE Technologies, Inc.               50 Barnes Park North
                                     Wallingford, Connecticut  06492
                                     Telephone No.:  (203)
                                     Facsimile No.:  (203) 265-7801

Texas SUT Inc.                       150 Interstate North Parkway
                                     Suite 300
                                     Atlanta, Georgia  30334
                                     Telephone No.:  (770) 953-8338
                                     Facsimile No.:  (770) 984-3218

Essex Group, Inc.                    1601 Wall Street
                                     Fort Wayne, Indiana  46802
                                     Telephone No.:  (219) 461-4000
                                     Facsimile No.:  (219) 461-4469

Essex International Inc.         1601 Wall Street
                                 Fort Wayne, Indiana  46802
                                 Telephone No.:  (219) 461-4000
                                 Facsimile No.:  (219) 461-4469

Active Industries, Inc.          1601 Wall Street
                                 Fort Wayne, Indiana  46802
                                 Telephone No.:  (219) 461-4000
                                 Facsimile No.:  (219) 461-4469

Diamong Wire & Cable Co.         1601 Wall Street
                                 Fort Wayne, Indiana  46802
                                 Telephone No.:  (219) 461-4000
                                 Facsimile No.:  (219) 461-4469

Essex Mexico Holdings, LLC       1601 Wall Street
                                 Fort Wayne, Indiana  46802
                                 Telephone No.:  (219) 461-4000
                                 Facsimile No.:  (219) 461-4469

Essex Group Mexico Inc.          1601 Wall Street
                                 Fort Wayne, Indiana  46802
                                 Telephone No.:  (219) 461-4000
                                 Facsimile No.:  (219) 461-4469

Essex Wire Corporation           1601 Wall Street
                                 Fort Wayne, Indiana  46802
                                 Telephone No.:  (219) 461-4000
                                 Facsimile No.:  (219) 461-4469

Essex Technology Inc.            1601 Wall Street
                                 Fort Wayne, Indiana  46802
                                 Telephone No.:  (219) 461-4000
                                 Facsimile No.:  (219) 461-4469

                                                                SCHEDULE 8.08(f)

                              Capital Expenditures

Capital Expenditures in an aggregate amount of $62,000,000 to be expended by May 27, 2004, provided that no more than $55,000,000 may be expended prior to January 31, 2001, for the following three projects:

      (i) Enterprise Resource Planning and related management information systems;

      (ii)  the expansion of Datacom capacity and capabilities; and

      (iii) (x) the expansion of continuous casting and PBC insulation capacity and capabilities, (y) the consolidation of manufacturing facilities and (z) the enhancement of operating efficiencies.